 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1998
                                            REGISTRATION STATEMENT NO. 333-57227
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                              AMENDMENT NO. 7
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

         CAYMAN ISLANDS                         6311                         NOT APPLICABLE
 (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD                 (I.R.S. EMPLOYER
     OF INCORPORATION OR             INDUSTRIAL CLASSIFICATION CODE       IDENTIFICATION NUMBER)
         ORGANIZATION)                           NUMBER)

    UGLAND HOUSE P.O. BOX 10657APO     CT CORPORATION SYSTEM 1633 BROADWAY NEW
       GEORGE TOWN, GRAND CAYMAN         YORK, NEW YORK 10019 (212) 664-1666
  CAYMAN ISLANDS, BRITISH WEST INDIES  (Name, address, including zip code, and
            (345) 949-2800              telephone number, including area code,
   (Address, including zip code, and            of agent for service)
telephone number, including area code,
  of Registrant's principal executive
               offices)

                                   COPIES TO:
  ROBERT L. ESTEP, ESQ.       HENRY SMITH, ESQ.        CRAIG B. BROD, ESQ.
   JONES, DAY, REAVIS &       MAPLES AND CALDER     CLEARY, GOTTLIEB, STEEN &
          POGUE              P.O. BOX 309, UGLAND            HAMILTON
2300 TRAMMELL CROW CENTER  HOUSE GEORGE TOWN, GRAND     ONE LIBERTY PLAZA
     2001 ROSS AVENUE               CAYMAN           NEW YORK, NEW YORK 10006
   DALLAS, TEXAS 75201       CAYMAN ISLANDS, BWI          (212) 225-2000
      (214) 220-3939            (345) 949-8066

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION--DATED NOVEMBER 19, 1998
PROSPECTUS
--------------------------------------------------------------------------------

                               16,750,000 Shares

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                Ordinary Shares

--------------------------------------------------------------------------------
All of the 16,750,000 ordinary shares, par value $0.01 per share (the "Ordinary Shares"), offered hereby (the "Offering") are being sold by Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (the "Company"). Prior to the Offering, the Company has not conducted any business and there has been no public market for the Ordinary Shares. The initial public offering price will be $15.00 per Ordinary Share.

In transactions directly with the Company, two shareholders of the Company (the "Shareholder Investors") and Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd. (collectively, the "Non-Shareholder Investors," and together with the Shareholder Investors, the "Direct Investors") have agreed to purchase for investment an aggregate of 1,418,440 Ordinary Shares and Class A Warrants exercisable for an aggregate of 400,000 Ordinary Shares. The aggregate purchase price of $20.0 million to be paid by the Direct Investors is based on a price of $14.10 (the initial public offering price per Ordinary Share less the underwriting discounts and commissions in the Offering) for (i) one Ordinary Share and (ii) the right to purchase 0.282 of an Ordinary Share under the Class A Warrants. Such purchases by the Direct Investors (the "Direct Sales") will be consummated simultaneously with the consummation of the Offering. The closing of the Offering made hereby is conditioned upon the closing of the Direct Sales.

The Ordinary Shares have been approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "SCTLF," subject to official notice of issuance.

The Ordinary Shares offered hereby are subject to limitations on ownership, transfers and voting rights which, among other things, generally prevent transfers that would result in any holder beneficially owning 10% or more of the Ordinary Shares of the Company (other than as described herein), require divestiture of Ordinary Shares to reduce the beneficial ownership of any holder to less than 10% of the Ordinary Shares of the Company and reduce the voting power of any holder beneficially owning 10% or more of the Ordinary Shares of the Company to less than 10% of the total voting power of the Company's issued shares. See "Description of Shares."

SEE "RISK FACTORS" ON PAGES 9 TO 20 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE ORDINARY SHARES OFFERED HEREBY.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THESECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        Underwriting
                                        Price to       Discounts and         Proceeds to
                                         Public        Commissions(1)      Company(2)(4)
--------------------------------------------------------------------------------
Per Ordinary Share....................... $                 $                 $
--------------------------------------------------------------------------------
Total(3)................................$                 $                 $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(2) Before deducting certain advisory fees and Offering expenses payable by the Company estimated to be $2.7 million. See "Underwriting."
(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to 2,512,500 additional Ordinary Shares on the same terms and conditions as set forth above. If all such additional Ordinary Shares are purchased by the Underwriters, the total Price to Public will be
    $      , the total Underwriting Discounts and Commissions will be $
    and the total Proceeds to Company will be $     . See "Underwriting."
(4) Assuming completion of all Direct Sales, the total proceeds to the Company
    will be $     . If the Underwriters' over-allotment option described above is exercised in full, the total proceeds to the Company including the
    Direct Sales will be $     . See "Direct Sales."

--------------------------------------------------------------------------------
The Ordinary Shares are offered by the several Underwriters subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the Ordinary Shares to the Underwriters is expected to be made through the facilities of The Depository Trust Company, New York, New York, on or about
       , 1998.

PRUDENTIAL SECURITIES INCORPORATED
                CIBC OPPENHEIMER
                       ING BARING FURMAN SELZ LLC
                                      WARBURG DILLON READ LLC

      , 1998

                      ENFORCEABILITY OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

  The Company is organized pursuant to the laws of the Cayman Islands. In addition, certain of the directors and officers of the Company, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of the Company are or may be located in jurisdictions outside the United States. In particular, Scottish Annuity & Life Insurance Company (Cayman) Ltd., the Company's only subsidiary, through which the Company expects to conduct all its operations, is also a Cayman Islands company. Therefore, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against the Company or such persons on judgments of courts in the United States, including judgments predicated upon the civil liability provisions of the United States federal securities laws. However, the Company may be served with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Ordinary Shares made hereby by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent irrevocably appointed for that purpose.

  The Company has been advised by Maples and Calder, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against the Company or its directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws, or
(ii) original actions brought in the Cayman Islands against the Company or such persons predicated solely upon United States federal securities laws. The Company has also been advised by Maples and Calder that there is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which the Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the United States federal securities laws, may not be allowed in the Cayman Islands courts as contrary to that nation's public policy.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER, INVITATION OR SOLICITATION TO ANY MEMBER OF THE PUBLIC IN THE CAYMAN ISLANDS TO SUBSCRIBE FOR ANY OF THE ORDINARY SHARES.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE ORDINARY SHARES, INCLUDING PURCHASES OF THE ORDINARY SHARES TO STABILIZE THEIR MARKET PRICE, PURCHASES OF THE ORDINARY SHARES TO COVER SOME OR ALL OF A SHORT POSITION IN THE ORDINARY SHARES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            ADDITIONAL INFORMATION

  The Company has filed a Registration Statement on Form S-1, of which this Prospectus is a part (the "Registration Statement"), with the United States Securities and Exchange Commission (the "Commission") under the Securities Act, with respect to the Ordinary Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Ordinary Shares offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement shall be deemed qualified in its entirety by such reference.

  Upon completion of the Offering, the Company will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. The Registration Statement, and the exhibits forming a part thereof, as well as such reports, proxy and information statements and other information may be inspected and copied at the public reference section maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549-1004 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the public reference section of the Commission at its Washington address at prescribed rates. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission.

  After giving effect to the Offering, the Company will be treated as a domestic corporation for purposes of certain requirements of the Exchange Act, including the proxy rules. Pursuant to Rule 3b-4 under the Exchange Act, a "foreign private issuer" is a non-United States issuer other than an issuer that meets the following conditions: (1) more than 50% of the outstanding voting securities of the issuer are held of record by residents of the United States and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents,
(ii) more than 50% of the assets of the issuer are located in the United States or (iii) the business of the issuer is administered principally in the United States. By virtue of (1) and (2) (i), the Company does not expect that it will be a "foreign private issuer," although there is no assurance of such. If the Company were to be treated as a "foreign private issuer," it would be exempted from the proxy and short-swing profit rules under Sections 14 and 16 of the Exchange Act and, for reporting purposes under the Exchange Act, would be subject to rules applicable to "foreign private issuers."

  The Company intends to furnish its shareholders with annual reports containing financial statements audited by an independent accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the balance sheet, including the notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" mean Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company ("Holdings"), together with its wholly-owned subsidiary, Scottish Annuity & Life Insurance Company (Cayman) Ltd., a Cayman Islands insurance company ("Scottish Insurance"), through which Holdings expects to conduct all of its operations. Holdings and Scottish Insurance were incorporated on May 12, 1998 and June 3, 1998, respectively, in the Cayman Islands and neither has any operating history. Scottish Insurance was licensed in the Cayman Islands on July 8, 1998 as an unrestricted Class B insurer, which license authorizes it to write variable life insurance and annuity and life reinsurance. See "Glossary of Selected Life Insurance and Annuity Terms" for definitions of certain terms used in this Prospectus. In this Prospectus, amounts are expressed in United States dollars and the balance sheet contained herein has been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Unless otherwise noted, this Prospectus assumes that the Underwriters' over-allotment option will not be exercised.

                                  THE COMPANY

  Holdings and Scottish Insurance were recently formed as offshore companies principally to provide customized variable life insurance products to high net worth individuals and families and reinsurance of in-force blocks of fixed annuities and similar contracts to insurers no longer actively offering such products or otherwise seeking to more efficiently manage capital allocated to existing businesses. In addition to its primary focus, the Company may reinsure in-force blocks of other types of annuity contracts and life insurance products. The Company believes that the favorable regulatory environment in which it will operate, its planned low cost operating strategy and the absence of a corporate level tax in the Cayman Islands will enable it to become a leading offshore provider of variable life insurance and fixed annuity reinsurance products in its target markets.

  The Company's variable life insurance business seeks to respond to what the Company believes are increasing demands of high net worth individuals and families (generally individuals and families with a liquid net worth in excess of $10.0 million) for customized life insurance products that can be utilized as part of sophisticated estate planning strategies. The Company's variable life insurance products offer both a specified death benefit as well as a cash value component which is placed in a separate account and invested on behalf of the policyholder by a money manager. Because of the Company's domicile and target customers, the Company can offer policies that permit private independent money managers to manage a policy's separate account utilizing investment strategies not typically available in policies issued to the general public. The Company will also seek to leverage its expertise with respect to variable life insurance products by offering structured life insurance products, such as corporate-owned life insurance ("COLI"), which target the deferred compensation market.

  The Company's reinsurance business seeks to focus on what the Company believes are meaningful opportunities to reinsure lines of business that are subject to significant reserve or risk capital requirements under rating agency requirements and applicable accounting standards. The Company believes that, in response to heightened regulatory and rating agency scrutiny, insurers are increasingly seeking reinsurance of in-force blocks of annuity and life insurance business as a means to improve earnings or risk-based capital or other financial ratios. The Company's reinsurance business will target insurance companies that have discontinued writing such business or that seek relief from the reserve and capital requirements associated with such business. The Company's reinsurance activities will focus principally on opportunities in the U.S., although the Company also expects to target opportunities in the United Kingdom, Western Europe, Canada and Australia.

  The principal focus of the Company's reinsurance activities will be on blocks of in-force fixed annuity contracts such as structured settlements, single premium deferred annuities, immediate annuities and similar contracts. The Company intends to focus on the reinsurance of these annuities because it believes that the reserve and capital requirements associated with fixed annuities has made reinsurance of such annuities an attractive option for issuers and reinsurers of those products and because the market for such reinsurance is not currently well-developed. In addition, the Company expects that it may also reinsure various forms of life insurance products, including universal, variable and whole life insurance, and variable annuity contracts if and when attractive opportunities become available. The Company believes that reinsurance of these products will enable it to more effectively capitalize on potential relationships with other insurers and reinsurers.

                               BUSINESS STRATEGY

  In order to achieve its objective to become a leading offshore provider of variable life insurance and fixed annuity reinsurance products in its target markets, the Company intends to utilize a business strategy with the following principal components:

LEVERAGE MANAGEMENT EXPERTISE

  The Company was organized by the management and shareholders of The Scottish Annuity Company (Cayman) Ltd. ("Scottish Annuity"). In 1994, the Company's Chief Executive Officer and President, Michael C. French founded Scottish Annuity, a privately held Cayman Islands insurance company, to provide to high net worth individuals and families variable annuity contracts that have the same cash value management features, and the same target market, as the Company's variable life insurance policies. In addition, Mr. French was a founder of Maverick Capital, Ltd. ("Maverick"), an investment management company organized in 1993 with approximately $2.5 billion of assets under management as of October 1, 1998. Since 1995, Michelle L. Boucher, the Company's Senior Vice President, Chief Financial Officer and Secretary, has been Manager of Finance and Administration for Scottish Annuity. The Company intends to draw on Mr. French's and Ms. Boucher's experience in developing Scottish Annuity's variable annuity products and business to develop the Company's variable life insurance products and business. Also, the Company intends to build on the relationships with potential clients as well as with financial advisors, investment managers, private bankers, attorneys and other intermediaries and referral sources that Mr. French and Ms. Boucher have developed with Scottish Annuity. Henryk Sulikowski, the Company's Senior Vice President and Chief Insurance Officer, has over 17 years experience in the insurance and reinsurance industry. Prior to joining the Company, Mr. Sulikowski was a Director of Swiss Re New Markets Corporation ("Swiss Re New Markets"), responsible for developing, structuring and marketing annuity and life reinsurance transactions. Prior to his tenure with Swiss Re New Markets, Mr. Sulikowski was Vice President in charge of annuity and life financial reinsurance activities at Cologne Life Reinsurance Company ("Cologne Re"). Mr. Sulikowski has been an associate of the Society of Actuaries since 1986 and a member of the American Academy of Actuaries since 1987. The Company intends to draw on Mr. Sulikowski's experience and relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives to implement its reinsurance business plan. See "Management--Executive Officers and Directors."

UTILIZE THIRD PARTY SERVICE PROVIDERS

  The Company believes that prospective purchasers of variable life insurance products are price-sensitive and that insurers seeking reinsurance focus principally on price in selecting a reinsurer. As a result, the Company is pursuing a low cost operating strategy. In order to minimize its initial investment in systems and personnel and to create and maintain a low cost operating structure, the Company has entered into or expects to enter into agreements with a number of third party service providers to provide key services to the Company. The Company has retained International Risk Management (Cayman) Ltd. ("IRM Cayman"), a member company of

International Risk Management Group, Inc. ("IRMG"), an affiliate of Swiss Reinsurance, to act as the Company's licensed insurance manager in the Cayman Islands and to provide to the Company certain additional administrative services. In management's opinion based on representations of IRM Cayman, IRMG is the largest independent captive insurance manager in the world today, operating out of 20 offices in North America, Europe, Australia, Africa and Asia. In addition, the Company has retained Milliman & Robertson, a leading actuarial consulting firm, to provide from time to time certain actuarial services, including pricing and reinsurance analysis. The Company has also retained Pacific Investment Management Company ("PIMCO"), General Re-New England Asset Management, Inc. ("General Re") and The Prudential Investment Corporation ("Prudential Investment") to manage the Company's investment portfolio consistent with the investment guidelines established by the Company (the "Investment Guidelines"). The Company has also retained Westport Worldwide Partners (Bermuda), Ltd. ("Westport"), a developer and administrator of insurance products for international insurance brokers, insurance companies and corporations and an affiliate of Westport Worldwide, to provide non-exclusive distribution services to its variable life insurance business, as well as certain related administrative services from time to time, including monitoring tax law compliance and preparing policy illustrations. See "Business-- Administration and Consulting Services," and "--Investment Portfolio-- Investment Managers."

BUILD ON SIGNIFICANT CAPITAL BASE

  Upon consummation of the Offering, the Company will have an equity capitalization of approximately $254.3 million. The Company believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to potential clients and the variable life insurance and reinsurance marketplace and is necessary in establishing it as a competitive insurance company. The Company does not anticipate that it will incur any material indebtedness in the ordinary course of its business other than possibly obtaining letters of credit in connection with its reinsurance contracts. The Company should also benefit from the fact that, as a recently formed entity, its capital is presently unencumbered by issues such as reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In part because of the Company's expected capitalization following the Offering, Duff & Phelps Credit Rating Co. ("Duff & Phelps") has assigned Scottish Insurance a preliminary claims-paying ability rating of "A" and A.M. Best Company ("A.M. Best") has assigned Scottish Insurance a preliminary Best Rating of "A-" (Excellent). Duff & Phelps assigns an "A" rating to companies that it characterizes as having, in its opinion, high claims-paying ability, average protection factors and an expectation of variability in risk over time due to economic or underwriting conditions. A.M. Best assigns an "A-" (Excellent) rating to companies that have, in its opinion, on balance, excellent financial strength, operating performance and market profile, as well as strong abilities to meet their ongoing obligations to policyholders. The ratings assigned to Scottish Insurance by Duff & Phelps and A.M. Best are contingent on the Company raising gross proceeds of $200.0 million in the Offering. Each rating represents the respective rating agency's opinion of the Company's ability to meet its obligations to its policyholders.

APPLY PRUDENT RISK MANAGEMENT POLICY

  The principal risk associated with the Company's variable life insurance policies is mortality risk. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and to provide substantial death benefits given expected initial premiums of at least $1.0 million for single premium policies and $500,000 for multiple premium policies. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than an insurer with a broader risk pool. As a result, the Company intends to allocate a significant portion of its capital, in addition to any policy reserves required under GAAP and any additional Cayman Islands regulatory requirements, to cover possible volatility in mortality experience. The Company's current Underwriting Guidelines limit the maximum aggregate net amount at risk the Company will initially assume on any one life to $500,000. In order to comply with this guideline, the Company intends to reinsure any liability for amounts in excess of $500,000 per insured.

  The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than is necessary to match anticipated liabilities, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals or to satisfy liabilities not otherwise properly matched. As part of its reinsurance activities, the Company may also reinsure in-force blocks of life insurance. The principal risk associated with the reinsurance of life insurance is mortality risk. The Company believes that one of the benefits to it resulting from the reinsurance of life insurance policies covering broad pools of insureds is that the Company's mortality risk on such reinsurance will be spread over a larger insured population than will be the case with respect to its variable life insurance policies. To the extent the Company reinsures variable annuity contracts, the principal risk reinsured will be surrender risk, a risk which is also associated with the reinsurance of fixed annuities and life insurance. An additional risk associated with the Company's reinsurance business is the risk that the ceding insurer will be unable to pay amounts due the Company because of its own financial difficulties. The Company believes this risk can be mitigated by conducting an appropriate financial due diligence review of each cedent.

  The Company will establish policy reserves and allocate risk capital in accordance with actuarial standards of practice, GAAP accounting requirements and any additional Cayman Islands regulatory requirements in an effort to reflect the level of investment, mortality, surrender and other risks associated with the annuities and life insurance it will reinsure.

EMPLOY PROFESSIONAL INVESTMENT STRATEGY

  The Company will seek to generate attractive levels of investment income through a professionally managed fixed income investment portfolio. The Company has entered into an investment advisory agreement with PIMCO, which is anticipated to manage initially approximately 50% of the Company's investment portfolio. The Company has also retained General Re and Prudential Investment (together with PIMCO, the "Investment Managers") to each manage a portion of the other 50% of the Company's investment portfolio. The Company may also retain other investment managers from time to time. Each Investment Manager will have discretionary authority over the portion of the Company's investment portfolio allocated to it, subject to the Investment Guidelines. The Company's investment portfolio (exclusive of assets transferred and invested as part of any coinsurance transaction) will principally consist of fixed income securities with a weighted average investment rating of "A." Consistent with the Investment Guidelines, no more than 15% of the Company's investment portfolio will be invested in below investment grade fixed income securities.

                                  DIRECT SALES

  In transactions directly with the Company, the Direct Investors have agreed to purchase for investment an aggregate of 1,418,440 Ordinary Shares and Class A Warrants exercisable for an aggregate of 400,000 Ordinary Shares. The aggregate purchase price of $20.0 million to be paid by the Direct Investors is based on a price of $14.10 (the initial public offering price per Ordinary Share less the underwriting discounts and commissions in the Offering) for (i) one Ordinary Share and (ii) the right to purchase 0.282 of an Ordinary Share under the Class A Warrants. The Direct Sales will be consummated simultaneously with the consummation of the Offering. The closing of the Offering made hereby is conditioned upon the closing of the Direct Sales. See "Direct Sales."

                                ----------------

  The Company's principal executive office is located at Ugland House (P.O. Box 10657APO), George Town, Grand Cayman, Cayman Islands, British West Indies, and its telephone number is (345) 949-2800.

                                  THE OFFERING

 Ordinary Shares Offered Hereby.................. 16,750,000 Ordinary Shares
 Ordinary Shares Offered in the Direct Sales(1)..  1,418,440 Ordinary Shares
 Ordinary Shares to be Outstanding after the
  Offering and the Direct Sales(2)............... 18,568,440 Ordinary Shares
 Use of Proceeds................................. Substantially all of the net
                                                  proceeds will be contributed
                                                  to Scottish Insurance to
                                                  support its insurance and
                                                  reinsurance activities. See
                                                  "Use of Proceeds."
 Nasdaq National Market Symbol................... SCTLF

--------
(1) Unless otherwise noted, this Prospectus assumes that upon consummation of the Offering the sale of 1,418,440 Ordinary Shares and Class A Warrants to purchase an aggregate of 400,000 Ordinary Shares to the Direct Investors in the Direct Sales has been completed.
(2) Ordinary Shares to be outstanding after the Offering and the Direct Sales
    (i) includes 400,000 Ordinary Shares outstanding as of the date hereof and
    (ii) excludes 2,850,000 Ordinary Shares issuable upon exercise of Class A Warrants, 200,000 Ordinary Shares issuable upon exercise of Class B Warrants, 1,070,000 Ordinary Shares issuable upon exercise of options granted to management and to be granted to non-employee Directors and a consultant of the Company upon consummation of the Offering and the Direct Sales and 530,000 Ordinary Shares reserved for issuance upon exercise of options that may be granted in the future pursuant to the Company's Second Amended and Restated 1998 Stock Option Plan (the "Stock Option Plan"). In addition, Ordinary Shares to be outstanding after the Offering and the Direct Sales excludes up to 750,000 Ordinary Shares issuable upon exercise of Class C Warrants, if and to the extent such warrants are issued pursuant to the Company's agreement with Westport. See "Business--Marketing" and "Description of Shares--Warrants--Class C Warrants." If the Underwriters' over-allotment option is exercised in full, upon consummation of the Offering and the Direct Sales, 21,080,940 Ordinary Shares will be outstanding, and the number of Ordinary Shares issuable upon exercise of options granted to management and to be granted to non-employee Directors and a consultant of the Company upon consummation of the Offering and the Direct Sales will increase to 1,220,000 Ordinary Shares. The number of Ordinary Shares issuable upon exercise of the Class A Warrants, the Class B Warrants and the Class C Warrants will not change if the Underwriters' over-allotment option is exercised in full. The Class A Warrants, Class B Warrants and options are not currently exercisable. See "Management--Stock Option Plan," "Description of Shares--Warrants" and "--Options," and "Direct Sales."

                                  RISK FACTORS

  Businesses such as the Company which are in their initial stages of development present substantial business and financial risks and may suffer significant losses for reasons not anticipated by management. In addition, the Company's business plan has not been tested and may not succeed. Investors should consider carefully the material risk factors involved in connection with an investment in the Ordinary Shares and the impact to investors from various circumstances which could adversely affect the Company's business, results of operations or financial condition. See "Risk Factors."

                                 RISK FACTORS

  An investment in the Ordinary Shares involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Ordinary Shares.

  When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "plan," "intend" and similar expressions are intended to identify forward-looking statements regarding among other things: (i) the Company's business and growth plans; (ii) the Company's relationship with third-party service providers and clients; (iii) the use of the net proceeds of the Offering; (iv) trends in the insurance and reinsurance industries; (v) government regulations; (vi) trends that may affect the Company's financial condition or results of operations; and (vii) the declaration and payment of dividends. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below and under the heading "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and elsewhere in this Prospectus.

  START UP OPERATIONS; RELIANCE ON THIRD PARTY SERVICE PROVIDERS. Holdings and Scottish Insurance were formed on May 12, 1998 and June 3, 1998, respectively, and neither has any operating history. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses. They must successfully develop business relationships, establish operating procedures, hire staff and complete other tasks appropriate for the conduct of their intended business activities. Furthermore, the Company initially intends to have only a limited staff and to outsource many functions, including certain administrative, regulatory, actuarial, reinsurance and underwriting functions. The Company has retained Westport, IRM Cayman, Milliman & Robertson, PIMCO, General Re and Prudential Investment to provide services to the Company. Scottish Insurance will be dependent upon the quality of the services provided by such firms. The inability of Scottish Insurance to retain qualified service providers or the failure of such outside service providers to perform adequately their functions could delay or prevent the Company from fully implementing its business plan or could otherwise adversely affect the Company. Scottish Insurance has retained Henryk Sulikowski as its Senior Vice President and Chief Insurance Officer and intends to hire additional personnel to provide administrative and underwriting support. Such individuals will be critical components of the Company's operations. There can be no assurance that the Company will be successful in attracting or employing the personnel that it is seeking, and if it is unable to do so, such failure could delay or prevent the Company from fully implementing its business plan. See "Business-- Administration and Consulting Services" and "Management--Executive Officers and Directors."

  ABILITY TO IMPLEMENT ITS BUSINESS PLAN.

  General. The Company's business plan is focused principally on entering the variable life insurance and fixed annuity reinsurance businesses. The Company's ability to successfully implement this plan is dependent on, among other things, the Company's ability to (i) in the case of its variable life insurance business, attract clients principally through referrals by financial advisors, investment managers, private bankers, attorneys and other intermediaries in the United States who will not be representing the Company and will not be compensated by the Company for any activities undertaken in the U.S., (ii) in the case of its fixed annuity and other reinsurance businesses, to generate business primarily through its Senior Vice President and Chief Insurance Officer's relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives, (iii) develop and effectively implement underwriting and investment policies appropriate for the risks associated with its insurance and reinsurance products, (iv) maintain a competitive claims-paying ability rating, (v) attract clients through referrals from Scottish Annuity and (vi) effectively manage growth in the Company's businesses.

  Variable Life Insurance Business. Because neither Holdings nor Scottish Insurance will be licensed or registered to do business in any jurisdiction in the U.S., no intermediary, whether U.S. or foreign, who provides referrals or otherwise directs business to the Company may represent the Company or receive commissions or other remuneration from the Company for activities undertaken in the U.S. As a result of such limitation, no assurance can be given that the Company will be able to effectively implement its insurance and reinsurance plans. The Company, however, may from time to time provide commissions or other remuneration to non-U.S. referral sources for activities undertaken outside the U.S. Other than in connection with certain agreements between the Company and each of Westport and Scottish Annuity, the Company has no current arrangements with respect to any such referral sources, although the Company expects that such referral sources will likely be compensated based on a percentage of the revenue derived from such referrals. Although the Company currently has no contractual or other arrangement with any referral source other than with Westport and Scottish Annuity, the Company, subject to any applicable regulatory limitations, may provide referrals to persons or entities that provide it with referrals.

  Fixed Annuity Reinsurance Business. The Company's business plan provides that Scottish Insurance will principally focus its reinsurance activities on reinsuring blocks of in-force fixed annuities such as structured settlements, single premium deferred annuities, immediate annuities and similar contracts which are issued by insurers who are no longer actively writing such annuities or similar contracts or who are seeking relief from the reserve and capital requirements associated with such contracts. The Company believes that this market is largely undeveloped and no assurance can be given that such market will develop or if it develops, whether such market will be substantial enough to support Scottish Insurance's reinsurance business, particularly to the extent such contracts have been issued by insurers no longer actively writing new fixed annuity contracts. Also, Scottish Insurance expects that a portion of any block of fixed annuities that it reinsures will be surrendered or otherwise terminated each year, a risk that Scottish Insurance will take into account when negotiating prices for its reinsurance products. No assurance can be given, however, that Scottish Insurance will be successful in negotiating prices that actually take into account such risk or that as such fixed annuities or similar contracts are surrendered, terminate or expire, Scottish Insurance will have sufficient reinsurance business to sustain its growth or that there will be sufficient reinsurance business in the Company's target market to replace such fixed annuities or similar contracts. In addition, the Company expects to seek to enter into retrocessional arrangements for certain risks associated with its reinsurance business; however, the Company currently does not have any such arrangements in place and no assurances can be given that such arrangements will be available when the Company will need them and if available, as to what terms the Company will be able to obtain under such arrangements.

  Other Reinsurance Businesses. In addition to its primary focus on the reinsurance of fixed annuities, the Company expects that Scottish Insurance may reinsure in-force blocks of life insurance and variable annuity contracts; however, no assurance can be given that the Company will become aware of attractive opportunities in these areas or if it becomes aware of such opportunities, will be in a position to take advantage of them.

  Underwriting and Investment Policies. Because of the risks associated with its variable life insurance and reinsurance businesses (e.g., mortality, investment and surrender risk), the Company's underwriting and investment policies must be tailored to adequately protect the Company against such risks. No assurance, however, can be given that the Company will be successful in developing or implementing such policies or that such policies will be effective.

  Third Party Service Providers. No assurance can be given that third party service providers retained by the Company will provide services in accordance with the Company's underwriting, investment and other policies or that such services will be performed adequately.

  Maintenance of Claims-Paying Ability Rating. Insurance ratings are used by prospective purchasers of insurance policies as well as insurers, reinsurers and insurance and reinsurance intermediaries as an important means of assessing the financial strength and quality of insurers and reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. The Company has received a preliminary claims-paying ability rating of "A" from Duff & Phelps and a preliminary Best Rating of "A-" (Excellent) from A.M. Best. The Duff & Phelps and A.M. Best ratings are contingent upon the Company raising gross proceeds of at least $200.0 million in the Offering. If the

Company fails to satisfy this condition and consequently does not receive a final rating from Duff & Phelps and/or A.M. Best, the Company's prospects would be adversely affected. See "Business--Competition--Ratings." In addition, if final ratings are received, no assurance can be given that the Company will be able to conduct its operations such that the Company will be able to maintain its "A" claims-paying ability rating from Duff & Phelps or its "A-" (Excellent) claims-paying ability rating from A.M. Best or, if the Company is unable to maintain such ratings, to obtain similar claims-paying ability ratings from other major rating agencies.

  Scottish Annuity Referrals. No assurance can be given that Scottish Annuity will provide the Company with any meaningful number of referrals or if Scottish Annuity provides such referrals, that such referrals will result in actual sales of the Company's variable life insurance policies.

  Ability to Manage Growth. Growth in the Company's variable life insurance and reinsurance businesses contemplated by its business plan may place significant demands on the Company's management and its administrative and financial resources. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition are likely to be materially adversely affected.

  EFFECT OF CHANGES IN U.S. TAX LAWS ON VARIABLE LIFE INSURANCE SALES. The market for variable life insurance products in the United States is based in large part on the favorable tax treatment these products receive relative to certain other investment alternatives. Any material change in such tax treatment, including the imposition of a "flat tax" or a national sales tax in lieu of the current federal income tax structure in the United States, would have an adverse effect on the market for variable life insurance products. The current budget proposal submitted to the United States Congress by the Clinton Administration includes certain provisions which, if not modified, could limit the ability of policyholders to change private independent money managers from time to time without triggering adverse tax consequences. If these proposed tax changes were enacted into law, they could adversely affect the Company's variable life insurance business. In addition, the Clinton budget proposal contains a provision that would prevent all transfers to trusts from qualifying for the annual present interest exclusion from the gift tax, even if a beneficiary held a so-called "Crummey power" (or right of withdrawal). If this proposal were enacted into law, the primary and most tax-efficient method of funding premium payments by insurance trusts would be eliminated. Because the Company expects that its variable life insurance will generally be purchased by insurance trusts (or for contribution to insurance trusts) so as to provide liquidity for estate taxes and to effect the tax-free transfer of the proceeds from one generation to another, adoption of such proposal would likely adversely affect sales of such policies and, as a consequence, would likely have a material adverse effect on the Company's business, results of operations and financial condition. In addition, COLI products have been affected by recent changes in their tax treatment and any additional changes in the tax laws that reduce or eliminate any remaining favorable tax treatment for such products would likely have a material adverse effect on the market for such products.

  REGULATION. Scottish Insurance, through which Holdings is expected to conduct all of its business, is a Cayman Islands company licensed as an unrestricted Class B insurer and is subject to regulation and supervision by the Cayman Islands Monetary Authority (the "Cayman Monetary Authority"). Neither Scottish Insurance nor Holdings will be registered or licensed to do business in any jurisdiction in the United States or any other country. The insurance laws of each state in the United States and in most other countries in which the Company would likely conduct business regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Scottish Insurance, that are not admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction where the insurer is not admitted to do business is prohibited. Scottish Insurance is expected to conduct its business through its executive offices in the Cayman Islands and will not maintain an office, and its personnel will not solicit, advertise, underwrite, settle claims or conduct other insurance activities, in the United States or, to the extent prohibited, in any other countries. Substantially all of the Company's variable life insurance clients are expected to be obtained through referrals by financial advisors, investment managers, private bankers, attorneys and other intermediaries in the United States, none of whom will be representing the Company or may receive any commissions or other remuneration from Scottish Insurance for activities undertaken in the U.S. Substantially all of the Company's reinsurance business is expected to be generated primarily through its Chief Insurance Officer's relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives, none of whom may receive any commissions or other remuneration from Scottish Insurance for any activities undertaken in the U.S. In addition, all insurance contracts of Scottish Insurance are expected to be negotiated, executed and delivered, and all premiums are expected to be received, outside the United States. Accordingly, the Company has received an opinion from its state insurance regulatory counsel, The Bernstein Law Firm, that Scottish Insurance will not be subject to the insurance laws of any state of the United States. To the extent that the Company is subject to similar restrictions in jurisdictions outside the U.S., the Company will develop operating guidelines designed to facilitate the Company's compliance with such restrictions. See "Business--Regulation." There can be no assurance, however, that inquiries or challenges to the insurance activities of Scottish Insurance will not be raised in the future. The Company has structured its business and expects to conduct its operations in the manner described above in order to allow the Company to provide its clients with variable life insurance products which have customized features that would not typically be available from a company subject to such laws. If the Company were to become subject to such laws, its business, results of operations and financial condition would likely be materially adversely affected.

  From time to time, there have been congressional and other initiatives in the United States regarding the supervision and regulation of the insurance industry, including proposals to supervise and regulate alien insurers to a greater extent than currently regulated. While none of these proposals has been adopted to date on either the federal or state level, there can be no assurance that federal or state legislation will not be enacted subjecting Holdings or Scottish Insurance to supervision and regulation in the United States.

  In addition, because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or provide other collateral through a funds withheld or trust arrangement. If the Company is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for such other collateral, the Company's ability to operate its reinsurance business will be severely limited.

 RISKS ASSOCIATED WITH THE COMPANY'S PRODUCTS.

  Variable Life Insurance--Mortality Risk. The principal risk associated with the Company's variable life insurance policies will be mortality risk. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and to provide substantial death benefits given expected initial premiums of at least $1.0 million for single premium policies and $500,000 for multiple premium policies. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of an insurer with a broader risk pool. As a result, no assurance can be given that the Company's policy reserves will be adequate, that assets will be properly matched to meet anticipated liabilities, that assets will not need to be liquidated at substantial losses to meet such liabilities or that, to the extent the Company seeks to reinsure such mortality risk, such reinsurance will be available on commercially acceptable terms or that such reinsurers will perform under their reinsurance agreements.

  Fixed Annuity Reinsurance--Investment Risk. The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than expected, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals. Although the Company expects to reflect such investment risk in product pricing and in establishing policy reserves, no assurance can be given that such reserves will be adequate, that assets will be properly matched to meet anticipated liabilities or that the Company's investments will provide sufficient returns to enable the Company to satisfy its guaranteed fixed benefit obligations.

  Other Reinsurance Businesses--Mortality, Investment and Surrender Risk. The Company expects that it will also potentially reinsure various forms of life insurance products, including universal life insurance, variable life insurance and traditional whole life insurance. The primary risk under life insurance policies is mortality risk. The Company's Underwriting Guidelines limit such risk to $500,000 per insured and the Company intends to reinsure, or retrocede, any liability for amounts in excess of $500,000 per insured in order to comply with such guidelines. Universal life insurance and similar interest rate-sensitive policies provide life insurance with adjustable rates of return based on applicable interest rates in effect from time to time. As a consequence, the risks reinsured by the Company may also include investment risks similar to those for fixed annuities. In addition, like annuities, life insurance policies are subject to surrender risk. The Company may also reinsure variable annuities. The principal risk reinsured by the Company with respect to these annuities is surrender risk.

  Reinsurance Business--Ceding Insurer Risk. An additional risk associated with the Company's reinsurance business is the risk that the ceding insurer will be unable to pay amounts due the Company because of its own financial difficulties. No assurance can be given that such ceding insurers will be able to pay amounts due to the Company or that such inability will not have a material adverse effect on the Company's business, results of operations or financial condition. In addition, no assurance can be given that ceding companies will maintain appropriate interest crediting rates with respect to fixed annuities or interest rate-sensitive life insurance policies.

  RISKS ASSOCIATED WITH INVESTMENT ACTIVITIES. The Company's fixed income investments will be subject to two primary sources of investment risk: credit risk, relating to uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest, and interest rate risk, relating to the market price and/or cash flow variability associated with changes in market interest rates. No assurance can be given that the Company will be able to effectively manage such risks. If the Company is unable to effectively manage such risks or otherwise effectively manage its investment portfolio, the Company's ability to support its variable life insurance and reinsurance businesses, and its results of operations and financial condition, would be adversely affected.

  In addition, the Investment Guidelines permit up to 15% of the Company's investment portfolio to be invested in below investment grade fixed income securities. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer's capacity or willingness to meet its financial commitment on such lower-rated securities. Consequently, the market price of these securities may be quite volatile, and the risk of loss is greater.

  In addition, to the extent that the Company enters into a coinsurance transaction, the Company will seek to manage the investment of the assets transferred to it as part of such transaction in an effort to match its anticipated reinsurance liabilities associated with such transaction. The Company expects to invest such assets principally in fixed income and, to a lesser extent, equity securities. The Company may invest in foreign denominated securities to manage currency risk if the coinsurance transaction has a foreign currency component. The Company may also enter into interest rate swaps and other hedging transactions in an effort to manage interest rate risks associated with such transactions. The Company's ability to structure its investments to match its anticipated reinsurance liabilities has not been tested. Therefore, no assurance can be given that the Company will successfully match the structure of its investments in relation to its anticipated reinsurance liabilities. If the Company's calculations with respect to its reinsurance liabilities are incorrect, or if it improperly structures its investments to match such liabilities, it could be forced to liquidate investments prior to maturity at a significant loss with the result that reserves therefor may not be adequate, which could have an adverse effect on the Company's business, results of operations and financial condition.

  The Company has entered into investment advisory agreements with PIMCO, General Re and Prudential Investment to manage the Company's investment portfolio. Each Investment Manager will have discretionary authority over the portion of the Company's investment portfolio allocated to it, subject to the Investment Guidelines adopted by the Company. The performance of the Company's investment portfolio, therefore, will depend to a great extent on the ability of the Investment Managers to select and manage appropriate investments. There can be no assurance that the Investment Managers will be successful in meeting the Company's investment objectives. See "Business--Investment Managers."

  The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which the Company directly or indirectly holds positions could adversely affect the Company.

  QUARTERLY FLUCTUATIONS; CERTAIN ECONOMIC AND MARKET RISKS. The Company's results of operations may also fluctuate significantly on a quarterly basis based on changes in, among other things, (i) the capital markets, (ii) the performance results of its investment managers or (iii) the Company's experience under its reinsurance contracts. Furthermore, a downturn in the economy or the capital markets could adversely affect the market for many life insurance and annuity products. If the market for life insurance or annuity contracts were adversely affected, it would likely depress the demand for the Company's variable life insurance and reinsurance products, which could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, such a downturn could adversely affect the value of policyholders' separate accounts related to the Company's variable life insurance policies and the variable annuity contracts issued by Scottish Annuity, which would reduce the amount of revenue the Company generates from fees charged to policyholders and Scottish Annuity based on the value of such accounts. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations--General" and "Business--Scottish Annuity Agreement."

  FOREIGN CURRENCY FLUCTUATIONS. The Company's functional currency is the United States dollar. However, because the Company expects that it may write a portion of its business and receive premiums in currencies other than United States dollars and may maintain a small portion of its investment portfolio in investments denominated in currencies other than United States dollars, the Company may experience exchange losses to the extent its foreign currency exposure is not properly managed or otherwise hedged, which in turn could adversely affect the Company's statement of operations and financial condition.

  IMPORTANCE OF MANAGEMENT AND KEY EMPLOYEES. The Company is highly dependent upon its executive officers and key employees. The unexpected loss of the services of one of these individuals, particularly Michael C. French, Chief Executive Officer and President, Michelle L. Boucher, Senior Vice President, Chief Financial Officer and Secretary, or Henryk Sulikowski, Senior Vice President and Chief Insurance Officer, could have a material adverse effect on the Company. Although the Company has employment agreements with Mr. French, Ms. Boucher and Mr. Sulikowski, no assurance can be given that the Company will be able to retain the services of these individuals. The Company does not carry any key person life insurance policies for any of its executive officers or employees. The Company's success will also be dependent on its ability to attract and maintain a staff of qualified administrative and management personnel and, to the extent qualified Cayman Islands citizens are not available, the willingness and ability of non-Cayman Islands citizens to be located in the Cayman Islands. The Company, which currently has five employees, intends to hire additional qualified administrative and underwriting personnel as the Company's business grows, but no assurance can be given that the Company will be successful in attracting and hiring such personnel.

  CAYMAN ISLANDS WORK PERMITS. Under Cayman Islands immigration law, those persons who are not Caymanians, Cayman status holders or residents with permission to work may not engage in any gainful occupation in the Cayman Islands without the specific permission of the appropriate Cayman Islands government authority. Ms. Boucher is currently working as an executive of Scottish Annuity under a validly issued work permit, which expires July 24, 1999. Ms. Boucher is seeking an amendment to such work permit to cover her employment by Holdings and Scottish Insurance. Mr. French and Mr. Sulikowski were issued work permits for an initial one year period commencing on October 2, 1998 and September 14, 1998, respectively. Messrs.

French's and Sulikowski's permits may be automatically renewed for an additional one year period upon payment of the applicable renewal fee. Although the Company believes that Ms. Boucher's work permit will be amended, no assurance can be given that such work permit will be amended or that any work permits received will be renewed when they expire. See "Business-- Employees" and "Management--Executive Officers and Directors." If such work permits are not amended or renewed, the Company may be required to make other arrangements to permit the person affected to perform services for the Company outside the Cayman Islands. This could involve such person or persons establishing residency in some other location outside the United States, which could increase the Company's administrative expenses.

  DUAL MANAGEMENT DUTIES. Ms. Boucher is currently an executive officer of Scottish Annuity and will continue to serve in such capacity following the Offering. Ms. Boucher will also be performing services for Scottish Annuity pursuant to the Scottish Annuity Agreement. No assurance can be given that acting in such capacities while serving as an executive of the Company will not adversely affect the ability of Ms. Boucher to perform her duties for the Company. See "Business--Scottish Annuity Agreement."

  COMPETITION. The life insurance and reinsurance industries are highly competitive and most of the companies in such industries are significantly larger and have operating histories and have access to significantly greater financial and other resources than does the Company. The Company has no experience competing with such companies and there can be no assurance that it will be successful. In addition, to the extent that the Company's variable life insurance policies provide for management of the underlying separate accounts by private independent money managers, the Company's variable life insurance policies compete with mutual funds and other investment and savings vehicles. The Company will compete for customers in its market niches primarily based on price, expertise and service, factors which may be affected by events or conditions (e.g., changes in applicable insurance regulations or tax laws) over which the Company has no control. In addition, competition in the reinsurance business that the Company intends to underwrite is based on many factors, including price, the general reputation and perceived financial strength of the reinsurers, existing relationships with other reinsurers, ratings assigned by independent rating agencies, reputation and experience in structuring transactions which meet client needs and regulatory requirements. In addition, because the Company expects to rely at least initially on a small number of clients for both its variable life insurance and reinsurance businesses, such businesses may be more susceptible to the adverse effects of competition.

  In addition, substantially all of the Company's variable life insurance clients are expected to be obtained through referrals in the United States by financial advisors, investment managers, private bankers, attorneys and other intermediaries in the United States, while its reinsurance clients are expected to be obtained through relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives with whom the Company's Senior Vice President and Chief Insurance Officer has a relationship. None of these intermediaries or other referral sources may receive any commission or other remuneration from the Company for activities undertaken in the U.S. or any other jurisdiction that imposes restrictions on the Company's activities similar to those which the Company is subject to in the U.S. Accordingly, no assurance can be given that the Company can successfully compete with the United States and foreign insurance and reinsurance companies that directly market their products in the United States and elsewhere.

  The Company's domestic competitors are generally registered or otherwise subject to state insurance laws in one or more jurisdictions in the U.S. Because the Company does not intend to solicit, advertise or conduct insurance activities in the U.S., the Company does not expect to be subject to such laws. See "Business--Regulation." Potential clients and/or their advisors will be able to compare the Company's products to the products of its competitors based on publicly available information regarding such competitors' products.

 INCOME TAX RISKS.

  Taxation of Holdings and Scottish Insurance. Holdings and Scottish Insurance are Cayman Islands companies and neither are expected to file United States income tax returns. Holdings and Scottish Insurance plan to operate in such a manner that they are not subject to United States tax (other than withholding tax on certain investment income from United States sources) because they do not engage in business in the United States. However, because definitive identification of activities which constitute being engaged in trade or business in the United States is not provided by the Internal Revenue Code of 1986, as amended (the "Code"), or regulations or court decisions, there can be no assurance that the Internal Revenue Service ("IRS") will not contend subsequent to the Offering that Holdings and/or Scottish Insurance is engaged in a trade or business in the United States. If Holdings were considered to be engaged in a trade or business in the United States it would be subject to United States tax at regular corporate rates on its taxable income that is effectively connected with its United States business plus an additional 30% "branch profits" tax on such income remaining after the regular tax, in which case there could be an adverse affect on the Company. See "Material Tax Consequences."

  The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers with respect to risks located in the United States. In addition, Holdings may be subject to withholding tax on certain investment income from United States sources. There can be no assurance that such taxes will not be increased or that other taxes will not be imposed on Holdings' business.

  Controlled Foreign Corporation Rules. United States persons who may, directly or through certain attribution rules, acquire 10% or more of the Ordinary Shares of Holdings, should consider the possible application of the "controlled foreign corporation" ("CFC") rules. Each "United States shareholder" of a CFC who owns shares in the CFC on the last day of the CFC's taxable year generally must include in his gross income for United States federal income tax purposes his pro-rata share of the CFC's "subpart F income," even if the subpart F income has not been distributed. For these purposes, any United States person who owns directly or indirectly 10% or more of the voting stock of a foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Scottish Insurance is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of Holdings' stock for an uninterrupted period of 30 days or more during any year. Holdings believes that, because of the anticipated dispersion of its share ownership among holders and because of the restrictions in its Articles of Association on transfer, issuance or repurchase of the voting shares of Holdings, shareholders who acquire Ordinary Shares in the Offering will not be subject to treatment as "United States shareholders" of a CFC. In addition, because under the Articles of Association no single shareholder will be permitted to exercise 10% or more of the total combined voting power of Holdings, shareholders of Holdings should not be viewed as "United States shareholders" of a CFC for purposes of these rules. There can be no assurance, however, that these rules will not apply to shareholders of Holdings. See "Material Tax Consequences."

  Related Person Insurance Income Risks. If Scottish Insurance's related person insurance income ("RPII") determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year and direct or indirect insureds and persons related to such insureds were directly or indirectly to own more than 20% of the voting power or value of Scottish Insurance's capital stock, a United States person who owns Ordinary Shares in Holdings directly or indirectly on the last day of the taxable year may be required to include in income for United States federal income tax purposes the shareholder's pro-rata share of Scottish Insurance's RPII for the taxable year, determined as if such RPII were distributed proportionately to such United States person at that date. RPII is generally underwriting premium and related investment income attributable to insurance or reinsurance policies where the direct or indirect insureds are United States shareholders or are related to United States shareholders of the insurance company issuing such policies. Scottish Insurance does not expect that it will knowingly enter into insurance agreements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Ordinary Shares. Furthermore, Scottish Insurance does not currently believe that the 20% gross insurance income threshold will be met in 1998 or any subsequent year. However, there can be no assurance that this will be the case. Consequently, there can be no assurance that a United States person will not be required to include amounts in its income in respect of RPII in any taxable year. See "Material Tax Consequences."

  If a shareholder who is a United States person disposes of shares in a foreign insurance corporation that has RPII (even if the amount of RPII is less than 20% of the corporation's gross insurance income) and in which United States persons own 25% or more of the voting power or value of the corporation's shares, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (potentially whether or not such earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of Ordinary Shares because Holdings is not itself directly engaged in the insurance business and because proposed United States Treasury regulations applicable to this situation appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of Ordinary Shares. See "Material Tax Consequences."

  Passive Foreign Investment Company Risks. To avoid significant potential adverse United States federal income tax consequences for any United States person who owns Ordinary Shares of the Company, it is important that Holdings not constitute a "passive foreign investment company" (a "PFIC") in any year in which such person is a shareholder. In general, a foreign corporation is a PFIC for a taxable year if 75% or more of its income constitutes "passive income" or 50% or more of its assets produces passive income. "Passive income" generally includes interest, dividends and other investment income. However, "passive income" does not include income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Because Holdings, through Scottish Insurance, intends to be predominately engaged in an insurance business and does not intend to have financial reserves in excess of the reasonable needs of its insurance business, Holdings does not expect to meet the requirements for a PFIC. There can be no assurance, however, that the IRS or a court will concur in this view. See "Material Tax Consequences."

  Cayman Islands Taxes. There are no income, corporation, capital gains or other taxes in effect in the Cayman Islands on the basis of present legislation. In addition, Holdings and Scottish Insurance have each received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1995 Revision), that until the year 2018 (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Holdings or Scottish Insurance and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Holdings or Scottish Insurance. There can be no assurance that after such date Holdings or Scottish Insurance would not be subject to any such tax.

  HOLDING COMPANY STRUCTURE AND DIVIDENDS. Holdings is a holding company which will be engaged in the variable life insurance and reinsurance business through its ownership of Scottish Insurance. Holdings' principal source of income will be dividends paid by Scottish Insurance. Holdings intends to begin paying dividends on its Ordinary Shares on a quarterly basis. No dividend, however, has been legally declared by Holdings' Board of Directors. The declaration and payment of dividends by Holdings will be at the discretion of its Board of Directors and will depend upon Holdings' results of operations and cash flows, the financial position and capital requirements of Scottish Insurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant. Holdings' ability to pay dividends depends on the ability of Scottish Insurance to pay dividends to Holdings. While Holdings is not itself subject to any significant legal prohibitions on the payment of dividends, Scottish Insurance is subject to Cayman Islands regulatory constraints which affect its ability to pay dividends to Holdings. Specifically, payment of dividends by Scottish Insurance is subject to its need to maintain a level of capital adequate to support its variable life insurance and reinsurance businesses and comply with restrictions under applicable insurance regulations and Cayman Islands corporate law. Scottish Insurance, as the holder of an unrestricted Class B insurance license, will be required by Cayman Islands law to maintain a minimum net worth of $240,000. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Dividend Policy."

  LIMITATIONS ON OWNERSHIP, TRANSFERS AND VOTING RIGHTS. Except as described below with respect to transfers of Ordinary Shares executed on the Nasdaq National Market, under the Company's Articles of Association, the Company's directors (or their designee) are required to decline to register any transfer of shares of the Company, including Ordinary Shares, if they have any reason to believe that such transfer would result in a person (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of any class of shares of the Company. Similar restrictions apply to issuances and repurchases of shares by the Company. The directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that such transfer may expose the Company, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by the Company to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act, under any state "blue sky" or other United States securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. A transferor of Ordinary Shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such Ordinary Shares has been registered on the Register of Members of the Company. The Company is authorized to request information from any holder or prospective acquiror of Ordinary Shares as necessary to effect registration of any such transaction, and may decline to register any such transaction if complete and accurate information is not received as requested.

  The Company's directors will not decline to register any transfer of Ordinary Shares executed on the Nasdaq National Market for the reasons described above. However, if any transfer results in the transferee (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of shares of the Company or causes the Company's directors (or their designee) to have reason to believe that such transfer may expose the Company, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by the Company to adverse tax or regulatory treatment in any jurisdiction, under the Company's Articles of Association, the directors (or their designee) are empowered to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for such shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving such shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions to the extent tradeable as market securities in an arm's-length transaction on the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for such shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.

  In addition, the Articles of Association generally provide that any person (or any group of which such person is a member) holding directly, or by attribution, or otherwise beneficially owning voting shares of the Company carrying 10% or more of the total voting rights attached to all of the Company's outstanding capital shares, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. Because of the attribution provisions of the Code and the rules of the Commission regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of the voting shares of the Company. Further, the directors (or their designee) have the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors (or their designee) discretion to disregard all votes attached to such shareholder's Ordinary Shares. See "Description of Shares--Ordinary Shares--Restrictions on Transfer," "--Limitations on Voting Rights" and "--Unilateral Repurchase Right."

  ANTI-TAKEOVER EFFECTS OF ARTICLES OF ASSOCIATION AND CAYMAN ISLANDS CONFIDENTIALITY LAWS. Holdings' Articles of Association contain certain provisions that make more difficult the acquisition of control of Holdings by means of a tender offer, open market purchase, a proxy fight or otherwise, including by reason of the limitation on transfers of Ordinary Shares and voting rights described above. While these provisions are designed to encourage persons seeking to acquire control of Holdings to negotiate with Holdings' Board of Directors, they could have the effect of discouraging a prospective purchaser from making a tender offer or otherwise attempting to obtain control of Holdings. See "Description of Shares--Antitakeover Effects of Articles of Association." Cayman Islands law restricts disclosure of, among other things, shareholder lists. Accordingly, such laws may make the acquisition of control by means of a tender offer or proxy fight more difficult.

  SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of the Offering and the Direct Sales, the Company will have outstanding 18,568,440 Ordinary Shares, Class A Warrants to purchase an aggregate of 2,850,000 Ordinary Shares, Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares, and options to purchase an aggregate of 1,070,000 Ordinary Shares. If the Underwriters' over-allotment option is exercised in full, 21,080,940 Ordinary Shares will be outstanding and the number of Ordinary Shares issuable upon exercise of outstanding options will increase to 1,220,000 Ordinary Shares. The number of Ordinary Shares issuable upon the exercise of Class A Warrants and Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and the options are not currently exercisable. In addition, Class C Warrants exercisable for up to 750,000 Ordinary Shares may be issued pursuant to the Company's agreement with Westport beginning January 1, 2000. See "Management--Stock Option Plan," "Description of Shares--Warrants" and "--Options," and "Direct Sales." Except as disclosed in "Description of Shares--Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Ordinary Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act, except for any of those Ordinary Shares owned at any time by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to the volume limitations and certain other restrictions of such rule). The 400,000 Ordinary Shares currently outstanding which were issued upon formation of the Company, the Ordinary Shares to be sold to the Direct Investors in the Direct Sales and the Ordinary Shares underlying the Class A Warrants, Class B Warrants, any Class C Warrants and the options are, or upon issuance will be, "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration, including such rule. The Company, its officers, directors and shareholders, the Shareholder Investors, the Non-Shareholder Investors and the holders of Class A and Class B Warrants have agreed that they will not, for a period of one year from the date of this Prospectus (or six months with respect to the Ordinary Shares and Class A Warrants to be purchased by the Non-Shareholder Investors in the Direct Sales), directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, transfer, assign, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, transfer, assignment, hypothecation, grant of any option to purchase or other sale or disposition) of any Ordinary Shares or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any Ordinary Shares or other capital stock of the Company without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, and (other than with respect to the Company and the holders of the Class B Warrants) the Company, provided that in the case of holders of the Class B Warrants, consent to waiver of such restrictions may be granted during such period only with respect to transactions with certain holders of interests in the limited partnerships holding such warrants. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options do not become exercisable until one year from the date of this Prospectus. The Company also has agreed not to file any registration statement on Form S-8 with respect to, or otherwise register the resale with the Commission of Ordinary Shares underlying stock options for a period of one year from the date of this Prospectus. Prudential Securities Incorporated and the Company may, in their sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements, except that in the case of holders of the Class B Warrants, such release may be granted only with respect to transactions with certain holders of interests in the limited partnerships holding such warrants.

  No prediction can be made as to the effect, if any, that future sales of Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the market price of the Ordinary Shares prevailing from time to time. Sales of substantial amounts of Ordinary Shares in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Ordinary Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate. If the persons holding the Class A Warrants, Class B Warrants, any Class C Warrants or options cause a large number of the Ordinary Shares underlying such securities to be sold in the market, such sales could have an adverse effect on the market price for the Ordinary Shares. See "Shares Eligible for Future Sale."

  SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS. The Company is a Cayman Islands company and certain of its officers and directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such officers and directors and the Company, at any one time, are or may be located in jurisdictions outside the United States. Although the Company has irrevocably agreed that it may be served with process in New York, New York with respect to actions arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Ordinary Shares made hereby, it could be difficult for investors to effect service of process within the United States on directors and officers of the Company who reside outside the United States or to recover against the Company or such directors and officers on judgments of United States courts predicated upon the civil liability provisions of the United States federal securities laws.

  NO PRIOR PUBLIC MARKET FOR ORDINARY SHARES. Prior to the Offering, there has been no public market for the Ordinary Shares and there can be no assurance that an active trading market will develop after the Offering or that the Ordinary Shares offered hereby will trade at or above the initial public offering price. The initial public offering price may not be indicative of the market price for the Ordinary Shares after the Offering. Application has been made to include the Ordinary Shares being offered hereby for quotation in the Nasdaq National Market.

  DILUTION. Purchasers of Ordinary Shares in the Offering will experience immediate and substantial dilution of approximately $1.31 per share (based upon the initial public offering price of $15.00 per Ordinary Share) in the net tangible book value of their Ordinary Shares from the initial public offering price. See "Dilution."

  YEAR 2000 RISK. Many existing computer programs use only two digits to identify a year in the date field. These programs, if not corrected, could fail or create erroneous results by or at the year 2000. This "Year 2000" issue is believed to affect virtually all companies and organizations, including the Company. The Company has acquired certain computer hardware and software equipment from Scottish Annuity. Because most of the computer hardware and software purchased from Scottish Annuity is less than two years old, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems is not significant. The Company has contracted to upgrade the principal accounting software acquired from Scottish Annuity from a DOS-based version which is not Year 2000 compliant to a Windows NT version which is certified Year 2000 compliant by the software vendor. The Company estimates that the total cost to upgrade this system will not exceed $50,000 and will be completed and tested by the end of 1998. In addition, the Company relies significantly on a number of third party service providers, such as Westport, IRM Cayman, Milliman & Robertson, PIMCO, General Re and Prudential Investment, each of whose respective systems the Company has confirmed, or is in the process of confirming, are Year 2000 compliant. The Company also intends to require that any new investment managers or other third party service providers be or become Year 2000 compliant in a timely manner. There can be no assurance, however, that the Company's operations will not experience disruptions due to the failure of third parties, including reinsurance counterparties, to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company's business, results of operations or financial condition. In the event the Company's plans with respect to its Year 2000 readiness fail to protect its operations from disruptions or its business, results of operations or financial condition from adverse effect, the Company has no contingency plan other than the replacement of existing third party service providers which are not Year 2000 compliant with comparable third party service providers who are Year 2000 compliant.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Ordinary Shares to be sold in the Offering are estimated to be approximately $233.5 million ($268.9 million if the Underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses related to the Offering. The net proceeds from the Direct Sales will be approximately $20.0 million. The purpose of the Offering and the Direct Sales is to enable the Company to implement its business plan to enter into the variable life insurance and fixed annuity and other reinsurance businesses. Substantially all of the net proceeds of the Offering and the Direct Sales will be contributed to Scottish Insurance to support its insurance and reinsurance activities and will be invested in accordance with the Company's Investment Guidelines. See "Business--Investment Portfolio-- Investment Guidelines." Until so invested, the net proceeds will be invested in short-term, investment grade, interest-bearing securities.

                                DIVIDEND POLICY

  The Board of Directors of Holdings intends to declare and pay out of earnings a quarterly dividend of $0.05 per Ordinary Share beginning at the end of the first full fiscal quarter following consummation of the Offering. The Board, however, has not declared such dividend or any other future dividend. The declaration and payment of dividends by Holdings will be at the discretion of its Board of Directors and will depend upon Holdings' results of operations and cash flows, the financial position and capital requirements of Scottish Insurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant. Holdings' ability to pay dividends depends on the ability of Scottish Insurance to pay dividends to Holdings. While Holdings is not itself subject to any significant legal prohibitions on the payment of dividends, Scottish Insurance is subject to Cayman Islands regulatory constraints which affect its ability to pay dividends to Holdings. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Risk Factors--Holding Company Structure and Dividends," "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Business--Regulation--Cayman Islands."

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of September 30, 1998 (i) on a historical basis, (ii) as adjusted to give effect to the Pre-Offering Equity Adjustment as defined under "Certain Relationships and Related Party Transactions--Pre-Offering Equity Adjustment" and (iii) as further adjusted for the Offering and the Direct Sales and the receipt of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                            AS FURTHER ADJUSTED
                                           AS ADJUSTED            FOR THE
                                               FOR               OFFERING
                                           PRE-OFFERING           AND THE
                            HISTORICAL EQUITY ADJUSTMENT(1)   DIRECT SALES(2)
                            ---------- -------------------- -------------------
   (DOLLARS IN THOUSANDS)                  (UNAUDITED)
   Preferred Shares, par
    value $0.01 per share
    (50,000,000 shares
    authorized; no shares
    outstanding historical,
    as adjusted and as
    further adjusted)......   $ --            $ --               $    --
   Ordinary Shares, par
    value $0.01 per share
    (100,000,000 shares
    authorized; 1,500,000
    shares outstanding
    historical; 400,000
    outstanding as
    adjusted; 18,568,440
    shares outstanding as
    further adjusted) (3)..      15               4                   186
   Additional paid-in
    capital................     887             898               254,191
   Accumulated deficit.....    (115)           (115)                 (115)
                              -----           -----              --------
     Total shareholders'
      equity...............     787             787               254,262
                              -----           -----              --------
   Total capitalization....   $ 787           $ 787              $254,262
                              =====           =====              ========

--------

(1) On October 22, 1998, the Company redeemed 1,100,000 Ordinary Shares of the 1,500,000 Ordinary Shares issued upon formation of the Company. Shareholders participating in the redemption exchanged such shares for either Class A Warrants (exercisable for an aggregate of 900,000 Ordinary Shares) or nominal consideration. See "Certain Relationships and Related Party Transactions--Pre-Offering Equity Adjustment."

(2) Reflects 18,168,440 Ordinary Shares sold in the Offering and the Direct Sales and the receipt of the estimated net proceeds therefrom.

(3) Ordinary Shares outstanding as further adjusted for the Offering and the Direct Sales excludes 2,850,000 Ordinary Shares issuable upon exercise of Class A Warrants, 200,000 Ordinary Shares issuable upon exercise of Class B Warrants and 1,070,000 Ordinary Shares issuable upon exercise of options granted to management and to be granted to non-employee Directors and a consultant of the Company upon consummation of the Offering and the Direct Sales and 530,000 Ordinary Shares reserved for issuance upon exercise of options that may be granted in the future pursuant to the Stock Option Plan. In addition, Ordinary Shares outstanding after the Offering and the Direct Sales excludes up to 750,000 Ordinary Shares issuable upon exercise of Class C Warrants, if and to the extent such warrants are issued pursuant to the Company's agreement with Westport. See "Business-- Marketing" and "Description of Shares--Warrants--Class C Warrants." If the Underwriters' over-allotment option is exercised in full, upon consummation of the Offering and the Direct Sales, 21,080,940 Ordinary Shares will be outstanding and the number of Ordinary Shares issuable upon exercise of options granted to management and to be granted to non-employee Directors and a consultant of the Company upon consummation of the Offering and the Direct Sales will increase to 1,220,000 Ordinary Shares. The number of Ordinary Shares issuable upon exercise of the Class A Warrants, the Class B Warrants and the Class C Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and options are not currently exercisable. See "Management--Stock Option Plan," "Description of Shares--Warrants" and "-- Options," and "Direct Sales."

                                   DILUTION

  Purchasers of the Ordinary Shares offered in the Offering will experience an immediate and substantial dilution in net tangible book value of their Ordinary Shares from the initial public offering price. After giving effect to the Offering and the Direct Sales, the pro forma net tangible book value of the Ordinary Shares (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses related to the Offering) will be approximately $254.3 million, or approximately $13.69 per outstanding Ordinary Share. This represents an immediate and substantial dilution in net tangible book value to investors purchasing Ordinary Shares in the Offering of approximately $1.31 per Ordinary Share, without taking into account any Ordinary Shares issuable upon exercise of the Class A Warrants, the Class B Warrants, any Class C Warrants and options. As of September 30, 1998, the net tangible book value of the Ordinary Shares before giving effect to the Offering, the Direct Sales and the Pre-Offering Equity Adjustment was $(.45) per share. After giving effect to the Pre-Offering Equity Adjustment, the net tangible book value of the Ordinary Shares decreased to $(1.69) per share.

  The following table illustrates the per outstanding Ordinary Share dilution to investors purchasing Ordinary Shares in the Offering:

   Initial public offering price................................          $15.00
    Net tangible book value as of September 30, 1998 before
      giving effect to the Offering, the Direct Sales and the
      Pre-Offering Equity Adjustment............................  $ (.45)
    Effect of Pre-Offering Equity Adjustment....................  $(1.24)
    Net tangible book value as of September 30, 1998 after
      giving effect to the Pre-Offering Equity Adjustment.......  $(1.69)
    Increase in net tangible book value attributable to the sale of the Ordinary Shares in the Offering and the Direct
      Sales(1)..................................................  $15.38
   Pro forma net tangible book value upon completion of the
    Offering, the Direct Sales and the Pre-Offering Equity
    Adjustment(1)...............................................           13.69
                                                                          ------
   Dilution to new investors in the Offering....................          $ 1.31
                                                                          ======

--------

(1) Pro forma "net tangible book value" per outstanding Ordinary Share represents shareholders' equity (less any intangible assets of the Company) as of September 30, 1998 divided by the number of outstanding Ordinary Shares, including the Ordinary Shares to be issued in the Offering and the Direct Sales after giving effect to the Pre-Offering Equity Adjustment. Ordinary Shares outstanding after the Offering and the Direct Sales excludes 2,850,000 Ordinary Shares issuable upon exercise of Class A Warrants, 200,000 Ordinary Shares issuable upon exercise of the Class B Warrants, 1,070,000 Ordinary Shares issuable upon exercise of options granted to management and to be granted to non-employee Directors and a consultant of the Company upon consummation of the Offering (1,220,000 Ordinary Shares if the Underwriters' over-allotment option is exercised in full) and 530,000 Ordinary Shares reserved for issuance upon exercise of options that may be granted in the future pursuant to the Stock Option Plan. In addition, Ordinary Shares outstanding after the Offering and the Direct Sales excludes 750,000 Ordinary Shares issuable upon exercise of Class C Warrants, if and to the extent such warrants are issued pursuant to the Company's agreement with Westport. See "Business-- Marketing" and "Description of Shares--Warrants--Class C Warrants." The number of Ordinary Shares issuable upon exercise of the Class A Warrants, the Class B Warrants and Class C Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants, and the options are not currently exercisable. The exercise of Class A Warrants, Class B Warrants and the options granted to management and to be granted to non-employee Directors and a consultant of the Company upon consummation of the Offering and the Direct Sales are not expected to be dilutive to purchasers of Ordinary Shares in the Offering because the exercise price per share of such warrants and options is equal to the initial public offering price. See "Management--Stock Option Plan," "Description of Shares--Warrants" and "--Options," and "Direct Sales."

  The following table summarizes the number of Ordinary Shares purchased from the Company, the total consideration paid and the average price per share paid in connection with Ordinary Shares issued prior to and in connection with the Offering and the Direct Sales:

                                                                      AVERAGE
                            SHARES PURCHASED  TOTAL CONSIDERATION      PRICE
                           ------------------ -----------------------   PER
                             AMOUNT   PERCENT    AMOUNT       PERCENT  SHARE
                           ---------- ------- ------------    ------- -------
Outstanding shares prior
 to the Offering and
 Direct Sales(1)..........    400,000    2.2% $    500,000(2)    0.2% $ 1.25
Direct Sales..............  1,418,440    7.6    20,000,000(3)    7.3   14.10(4)
Offering.................. 16,750,000   90.2   251,250,000      92.5   15.00
                           ----------  -----  ------------     -----  ------
Total..................... 18,568,440  100.0% $271,750,000     100.0% $14.64
                           ==========  =====  ============     =====  ======

--------
(1) The Company issued 1,500,000 Ordinary Shares to Scottish Holdings, Ltd., a Cayman Islands company ("SHL"), upon formation of the Company. Effective June 24, 1998, SHL distributed such shares to its shareholders. On October 22, 1998, the Company redeemed 1,100,000 Ordinary Shares with shareholders participating in the redemption exchanging such shares for either Class A Warrants (exercisable for an aggregate of 900,000 Ordinary Shares) or nominal consideration. See "Certain Relationships and Related Party Transactions--Pre-Offering Equity Adjustment."
(2) Represents amount paid by SHL for Ordinary Shares of the Company issued upon its formation but excludes $100,000 paid in the aggregate by Michael
    C. French, Michelle L. Boucher and certain companies wholly owned by certain shareholders of SHL for the 1,550,000 Class A Warrants issued in connection with the formation of the Company and $302,000 paid in the aggregate by The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. for the Class B Warrants.
(3) Represents amount paid in the aggregate for Ordinary Shares and Class A Warrants in the Direct Sales.
(4) The average price per share is based on the number of Ordinary Shares purchased in the Direct Sales and does not take into account the Ordinary Shares underlying the Class A Warrants acquired in the Direct Sales.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL

  Holdings is an insurance holding company, the principal asset of which is all of the shares in the capital of Scottish Insurance. Holdings and Scottish Insurance were formed on May 12, 1998 and June 3, 1998, respectively, under the laws of the Cayman Islands and neither has any operating history. The Company will commence operations as soon as practicable after the Offering. The Company intends principally to issue customized variable life insurance policies to high net worth qualified purchasers and reinsure in-force blocks of fixed annuity and similar contracts issued by other insurance companies. In addition to its primary focus, the Company may reinsure in-force blocks of other types of annuity contracts and life insurance products on an opportunistic basis. The Company's fiscal year will end on December 31. The Company's financial statements will be prepared in accordance with GAAP.

  The cash value of each of the Company's variable life insurance policies will be held in separate accounts managed by private independent money managers for the respective policyholders. The Company will not provide any investment management or advisory services. Policyholders may elect to remit premiums to their separate account from time to time, subject to underwriting limits and a minimum initial deposit of $1.0 million for single premium policies or $500,000 for multiple premium policies. The cash values and the death benefits with respect to each variable life insurance policy will fluctuate according to the investment experience of the assets in their respective separate account. In accordance with GAAP, variable life premiums received by Scottish Insurance will be recorded as an increase in liabilities for policyholders' separate accounts. The assets in the policyholders' separate accounts are not part of the Company's general funds and are not available to meet the general obligations of the Company. See "Business-- Regulation--Cayman Islands--Separate Accounts." The Company's reinsurance of various types of annuity contracts and life insurance products will typically be on a coinsurance or modified coinsurance basis, with the Company assuming all of the liability for such contracts. However, the Company may, in certain circumstances, require the ceding company to retain a portion of the risk related to such contracts. Such retention by the ceding company is not expected to exceed 10% of such risk.

  Substantially all of the Company's operating revenue related to its variable life insurance policies are expected to be derived from separate account fees attributable to its variable life insurance. These fees, typically called "Mortality and Expense" ("M&E") fees, are charged quarterly in advance based on a percentage of the cash values in the separate accounts. The Company may also charge relatively nominal set-up and supervisory fees with respect to its variable life insurance policies. In addition, a policyholder may be charged a fee upon a partial or total surrender of the policy. With respect to the Company's reinsurance business, the primary source of operating profit (loss) will be the net investment income from reserve accounts acquired from ceding companies after deducting the interest credited to the policyholder account values related to the underlying annuity or similar contracts and interest rate-sensitive life insurance products. To the extent the Company reinsures life insurance on a yearly renewable term basis, the primary source of operating profit (loss) will be the excess of the premium income associated with such life insurance over the claims paid with respect to such life insurance.

  In addition, the Company has entered into the Scottish Annuity Agreement with Scottish Annuity under which the Company has agreed to provide certain insurance administration, accounting and other services to Scottish Annuity in return for a fee based on the value of the separate account assets of Scottish Annuity and the referral of potential clients to Scottish Insurance. Based on the separate account assets of Scottish Annuity at June 30, 1998, the annual amount of such fee (assuming a twelve month period ending on such date) would have been $871,580. See "Business--Scottish Annuity Agreement."

  The Company's main operating costs will consist of employee related expenses, professional and third party fees and travel and promotional expenditures. Management will seek to limit personnel and other general and administrative expenses by retaining third party service providers, including IRM Cayman, Milliman & Robertson, PIMCO, General Re and Prudential Investment. The Company will not employ commissioned sales or marketing personnel, but will rely primarily on referrals from, in the case of its variable life insurance business, financial advisors, investment managers, private bankers, attorneys and other intermediaries in the United States and, in the case of its reinsurance business, international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives with whom the Company's Senior Vice President and Chief Insurance Officer has a relationship. None of these intermediaries or other referral sources may receive any commission or other remuneration from the Company for activities undertaken in the U.S. or any other jurisdiction that imposes restrictions on the Company's activities similar to those which the Company is subject to in the U.S.

  For the period from June 9, 1998 through September 30, 1998, the Company received interest income of $5,850, which consisted of interest earned on the Company's cash on deposit. During such period, the Company incurred expenses of $120,731, which consisted primarily of salaries and benefits, professional fees related to the organization of Scottish Insurance and expenses related to the Company's recruitment of Henryk Sulikowski. Through the end of September 30, 1998, the Company recorded a net loss of $114,881, which also represented the Company's accumulated deficit at the end of such period.


LIQUIDITY AND CAPITAL RESOURCES

  Holdings is an insurance holding company which conducts its principal operations through its subsidiary, Scottish Insurance. As a holding company, Holdings' assets consist primarily of the capital stock of Scottish Insurance. Accordingly, Holdings will rely primarily on cash dividends and other permissible payments from Scottish Insurance to pay its operating expenses and dividends. The Board of Directors of Holdings intends to declare and pay out of earnings a quarterly dividend of $0.05 per Ordinary Share beginning at the end of the first fiscal quarter following the consummation of the Offering. It will be Holdings' policy to retain all earnings in excess of such quarterly dividend to support the growth of its business. If Holdings' retained earnings do not support the payment of such quarterly dividend, the dividend may be reduced or eliminated. If Holdings makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Ordinary Shares. The declaration and payment of dividends by Holdings will be at the discretion of its Board of Directors and will depend upon Holdings' results of operations and cash flows, the financial condition and capital requirements of Scottish Insurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant. Although Holdings is not itself subject to any significant legal prohibitions on the payment of dividends, Scottish Insurance is subject to Cayman Islands regulatory constraints which affect its ability to pay dividends to Holdings, including a minimum net worth requirement. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Dividend Policy" and "Business--Regulation--Cayman Islands."

  The principal sources of funds for Scottish Insurance's operations are expected to be substantially all of the net proceeds of the Offering and the Direct Sales, M&E and certain other policy fees, premium income, net investment income and fees received from Scottish Annuity under the Scottish Annuity Agreement. These funds are expected to be used primarily to pay policy benefits and operating expenses, and, subject to Cayman Islands law, to make dividend payments to Holdings. The Company believes that the net proceeds of the Offering will be sufficient to fund its planned growth and operating activities for the next several years.


  Policy reserves with respect to variable life insurance policies will be calculated in an effort to meet the Company's estimated future life insurance death benefit obligations. Policy reserves with respect to the Company's reinsurance business will be primarily based on historical experience and information provided by ceding companies together with the Company's estimate of future experience with respect to the risks being reinsured.

  The principal risk associated with the Company's variable life insurance policies will be mortality risk. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and to provide substantial death benefits given expected initial premiums of $1.0 million for single premium policies and $500,000 for multiple premium policies. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of an insurer with a broader risk pool. As a result, the Company intends to allocate a significant portion of its capital, in addition to any policy reserves required under GAAP and any additional Cayman Islands regulatory requirements, to cover possible volatility in mortality experience. Furthermore, the Company intends to reinsure a significant portion of the mortality risk associated with its variable life insurance business with the objective of limiting the net amount at risk to $500,000 per insured. The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than expected, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals. The Company is also subject to mortality risk with respect to the life insurance and annuity contracts it reinsures, although the Company's exposure to such risk is expected to be more actuarially determinable in light of the broader risk pool underlying the blocks of business expected to be reinsured. The Company will also be subject to surrender risk with respect to all of its insurance and reinsurance products. The Company will determine whether to assume any particular reinsurance business by considering many factors, including the type of risks to be covered, actuarial evaluations, historical performance data for the cedent and the industry as a whole, the cedent's retention, the product to be reinsured, pricing assumptions, underwriting standards and reputation and financial strength of the cedent. Pricing of the Company's reinsurance products will be based on the Company's actuarial models which will incorporate a number of factors, including assumptions for mortality and surrender risks, expenses, demographics and investment returns. In addition, the Company will conduct a financial due diligence review in an effort to minimize the risk that the cedent will be unable to pay future amounts due to the Company because of financial difficulties.

  The development of policy reserves for the Company's variable life insurance and reinsurance products will require management to make estimates and assumptions regarding mortality, lapse, surrender, expense and investment experience. Actual results could differ materially from those estimates. Management will monitor actual experience and where circumstances warrant, will revise its assumptions and the related reserve estimates. When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future benefits and expenses for that product, a premium deficiency reserve will be established by a charge to income.

  The Company does not currently have any material commitments for any capital expenditures over the next twelve months.

  As of September 30, 1998, the Company had received an aggregate of $902,000 in connection with the issuance of 1,500,000 Ordinary Shares, Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares and Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares. As of September 30, 1998, the Company had recorded deferred offering costs of $1,461,553. These costs include $168,783 for amounts payable to Scottish Annuity for advances for travel and other general costs. Cash used for operating activities through September 30, 1998 amounted to $590,827, consisting principally of $1,461,553 in deferred offering costs and other assets of $158,593, offset in part by such amounts advanced by Scottish Annuity and accounts payable and accrued expenses of $975,417. Subsequent to September 30, 1998, the Company redeemed 1,100,000 Ordinary Shares of the 1,500,000 Ordinary Shares issued in connection with the formation of the Company. Shareholders participating in the redemption exchanged such shares for either Class A Warrants (exercisable for an aggregate of 900,000 Ordinary Shares) or nominal consideration. See "Certain Relationships and Related Party Transactions--Pre-Offering Equity Adjustment."

  The Company expects that the net proceeds of the Offering and the Direct Sales will permit it to begin implementation of its business plan and, together with M&E and certain other policy fees, premium income, net investment income and fees received from Scottish Annuity under the Scottish Annuity Agreement, will provide sufficient sources of liquidity and capital to meet the Company's anticipated needs in the short-term and for the next several years. The Company does not presently anticipate that it will incur any material indebtedness in the ordinary course of its business other than possibly obtaining letters of credit in connection with its reinsurance business. However, no assurance can be given that the Company will not be required to incur indebtedness in order to implement its business strategy.

IMPACT OF INFLATION

  The effects of inflation will be implicitly considered in pricing the Company's products and in estimating the Company's underwriting reserves.

CURRENCY

  The Company's functional currency is the United States dollar. However, because the Company expects that it may write a portion of its business and receive premiums in currencies other than United States dollars and may maintain a small portion of its investment portfolio in investments denominated in currencies other than United States dollars, the Company may experience exchange losses to the extent its foreign currency exposure is not properly managed or otherwise hedged, which in turn would adversely affect the Company's statement of operations and financial condition. The Company will attempt to manage its foreign currency risk by seeking to match its liabilities under reinsurance policies that are payable in foreign currencies with investments that are denominated in such currencies. Furthermore, the Company may use forward foreign currency exchange contracts in an effort to hedge against movements in the value of foreign currencies relative to the United States dollar. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts will not eliminate fluctuations in the value of the Company's assets and liabilities denominated in foreign currencies but rather allow the Company to establish a rate of exchange for a future point in time. The Company does not expect that it will enter into such contracts with respect to a material amount of its assets.

TAXATION

  Under current Cayman Islands law, neither Holdings nor Scottish Insurance is expected to be obligated to pay any taxes in the Cayman Islands on their income. Holdings and Scottish Insurance have received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1995 Revision), that until the year 2018 (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Holdings or Scottish Insurance, and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Holdings or Scottish Insurance. Under current law no tax will be payable on the transfer or other disposition of the shares of Holdings. The Cayman Islands currently impose stamp duties on certain categories of documents. However, the current operations of Holdings do not involve the payment of stamp duties in any material amount. The Cayman Islands currently impose an annual corporate fee upon all exempted companies. At current rates, Holdings expects to pay a government fee of approximately $700 per annum and Scottish Insurance expects to pay fees (including its government fee and insurance license fee) of approximately $6,500 per annum. Because Holdings and Scottish Insurance are not expected to conduct business in the United States or any other jurisdiction except the Cayman Islands, it is not expected that Holdings or Scottish Insurance will be subject to United States taxes or taxes in other jurisdictions outside the U.S. See "Risk Factors--Income Tax Risk."

  The United States imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to Scottish Insurance is currently 1% of its insurance and reinsurance premiums. This excise tax is payable by the contract owner, although the Company will often file the tax form. In addition, Holdings may be subject to withholding tax on certain investment income from United States sources, but Holdings does not expect to incur such withholding taxes in any material amount. See "Material Tax Consequences."

YEAR 2000 RISK

  The Company has acquired certain computer hardware and software equipment from Scottish Annuity. Because most of the Company's computer hardware and software purchased from Scottish Annuity is less than two years old, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems is not significant. The Company has contracted to upgrade its fund accounting software from a DOS-based version which is not Year 2000 compliant to a Windows NT version which is certified Year 2000 compliant by the software vendor. The Company estimates that the total cost to upgrade its system will not exceed $50,000 and will be completed and tested by the end of 1998. In addition, the Company relies significantly on a number of third party service providers, such as Westport, IRM Cayman, Milliman & Robertson, PIMCO, General Re and Prudential Investment, each of whose respective systems the Company has confirmed, or is in the process of confirming, are Year 2000 compliant. The Company also intends to require that any new investment managers or other third party service providers be or become Year 2000 compliant in a timely manner. There can be no assurance, however, that the Company's operations will not experience disruptions due to the failure of third parties, including reinsurance counterparties, to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company's business, results of operations or financial condition. In the event the Company's plans with respect to its Year 2000 readiness fail to protect its operations from disruptions or its business, results of operations or financial condition from adverse effect, the Company has no contingency plan other than the replacement of existing third party service providers which are not Year 2000 compliant with comparable third party service providers who are Year 2000 compliant.

CHANGES IN ACCOUNTING STANDARDS

  The Financial Accounting Standards Board's Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998 and requires adoption no later than fiscal quarters or fiscal years beginning after June 15, 1999. The new standard establishes accounting and reporting standards for derivative instruments. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The Company has not yet completed its evaluation of the effect this standard will have on the Company.

                                   BUSINESS

  Holdings and Scottish Insurance were recently formed as offshore companies principally to provide customized variable life insurance products to high net worth individuals and families who are or may become U.S. taxpayers and provide reinsurance of in-force blocks of fixed annuities and similar contracts to insurers no longer actively offering such products or otherwise seeking to more efficiently manage capital allocated to existing businesses. In addition to its primary focus, the Company may reinsure in-force blocks of other types of annuities and life insurance products. The Company believes that the favorable regulatory environment in which it will operate, its planned low cost operating strategy and the absence of a corporate level tax in the Cayman Islands will enable it to become a leading offshore provider of variable life insurance and fixed annuity reinsurance products in target markets.

  Through its variable life insurance business, the Company seeks to respond to what it believes are increasing demands of high net worth individuals and families for customized life insurance products that can be utilized as part of sophisticated estate planning strategies. For the Company, high net worth means, at a minimum, individuals or family trusts who qualify as "qualified purchasers" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). The Company's variable life insurance business will, however, generally focus on individuals and families with a liquid net worth in excess of $10.0 million. Variable life insurance offers both a specified death benefit as well as a cash value component which is placed in a separate account and invested on behalf of the policyholder by a money manager. As a Cayman Islands insurance company offering variable life insurance policies to high net worth qualified purchasers, the Company has the flexibility to offer policies that permit the use of private independent money managers to manage the policy's separate account utilizing investment strategies not typically available in variable life insurance policies issued to the general public. The Company will also seek to leverage its expertise with respect to variable life insurance products by offering structured life insurance products, such as corporate-owned life insurance ("COLI"), which target the deferred compensation market.

  The Company's reinsurance business seeks to focus on what the Company believes are meaningful opportunities to reinsure lines of business that are subject to significant reserve or risk capital requirements under rating agency requirements and applicable accounting standards. The Company believes that, in response to heightened regulatory and rating agency scrutiny, insurers are increasingly seeking reinsurance of in-force blocks of annuity and life business as a means to improve earnings or risk-based capital or other financial ratios. The Company's reinsurance business will target insurance companies that have discontinued writing such business or that seek relief from the reserve and capital requirements associated with such business. The Company's reinsurance activities will focus principally on opportunities in the U.S., although the Company also expects to target opportunities in the United Kingdom, Western Europe, Canada and Australia.

  The principal focus of the Company's reinsurance activities will be on blocks of existing fixed annuity contracts such as structured settlements, single premium deferred annuities, immediate annuities and similar contracts. The Company intends to focus on the reinsurance of these annuities because it believes that the reserve and capital requirements associated with fixed annuities has made reinsurance of such annuities an attractive option for issuers and reinsurers of these products and because the market for such reinsurance is not currently well-developed. In addition, the Company expects that it may also reinsure various forms of life insurance products, including universal, variable and whole life insurance, and variable annuity contracts if and when attractive opportunities become available. The Company believes that reinsurance of these products will enable it to more effectively capitalize on potential relationships with other insurers and reinsurers.

BUSINESS STRATEGY

  In order to achieve its objective to become a leading offshore provider of variable life insurance and fixed annuity reinsurance products in its target markets, the Company intends to utilize a business strategy with the following principal components:

 Leverage Management Expertise

  The Company was organized by the management and shareholders of Scottish Annuity. In 1994, the Company's Chief Executive Offer and President, Michael
C. French founded Scottish Annuity, a privately held Cayman Islands insurance company, to provide to high net worth individuals and families variable annuity contracts that have the same cash value management features, and same target market, as the Company's variable life insurance policies. In addition, Mr. French was a founder of Maverick, an investment management company organized in 1993 with approximately $2.5 billion of assets under management as of October 1, 1998. Since 1995, Michelle L. Boucher, the Company's Senior Vice President, Chief Financial Officer and Secretary, has been Manager of Finance and Administration for Scottish Annuity. The Company intends to draw on Mr. French's and Ms. Boucher's experience in developing Scottish Annuity's variable annuity products and business to develop the Company's variable life insurance products and business. Also, the Company intends to build on the relationships with potential clients as well as with financial advisors, investment managers, private bankers, attorneys and other intermediaries and referral sources that Mr. French and Ms. Boucher have developed with Scottish Annuity. Henryk Sulikowski, the Company's Senior Vice President and Chief Insurance Officer, has over 17 years experience in the insurance and reinsurance industry. Prior to joining the Company, Mr. Sulikowski was a Director of Swiss Re New Markets, responsible for developing, structuring and marketing annuity and life reinsurance transactions. Prior to his tenure with Swiss Re New Markets, Mr. Sulikowski was Vice President in charge of annuity and life financial reinsurance activities at Cologne Re. Mr. Sulikowski has been an associate of the Society of Actuaries since 1986 and a member of the American Academy of Actuaries since 1987. The Company intends to draw on Mr. Sulikowski's experience and relationships with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives to implement its reinsurance business plan. See "Business--Management--Executive Officers and Directors."

 Utilize Third Party Service Providers

  The Company believes that prospective purchasers of variable life insurance products are price-sensitive and that insurers seeking reinsurance focus principally on price in selecting a reinsurer. As a result, the Company is pursuing a low cost operating strategy. In order to minimize its initial investment in systems and personnel and to create and maintain a low cost operating structure, the Company has entered into or expects to enter into agreements with a number of third party service providers to provide key services to the Company. The Company has retained IRM Cayman, a member of IRMG, an affiliate of Swiss Reinsurance, to act as the Company's licensed insurance manager in the Cayman Islands and to provide to the Company certain additional administrative services. In management's opinion based on representations of IRM Cayman, IRMG is the largest independent captive insurance manager in the world today, operating out of 20 offices in North America, Europe, Australia, Africa and Asia. In addition, the Company has retained Milliman & Robertson, a leading actuarial consulting firm, to provide from time to time certain actuarial services including pricing and reinsurance analysis. The Company has also retained PIMCO, General Re and Prudential Investment to manage the Company's investment portfolio consistent with its Investment Guidelines. The Company has also retained Westport, a developer and administrator of insurance products for international insurance brokers, insurance companies and corporations and an affiliate of Westport Worldwide, to provide non-exclusive distribution services for its variable life insurance business, as well as certain related administrative services from time to time, including monitoring tax law compliance and preparing policy illustrations. See "Business--Administration and Consulting Services," and "-- Investment Portfolio--Investment Managers."

 Build on Significant Capital Base

  Upon consummation of the Offering, the Company will have an equity capitalization of approximately $254.3 million. The Company believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to potential clients and the variable life insurance and fixed annuity reinsurance marketplace and is necessary in establishing it as a competitive insurance company. The Company does not anticipate that it will incur any material indebtedness in the ordinary course of its business other than possibly obtaining letters of credit in connection with its reinsurance agreements. The Company should also benefit from the fact that, as a recently formed entity, its capital is presently unencumbered by issues such as reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In part because of the Company's expected capitalization following the Offering, Duff & Phelps has assigned Scottish Insurance a preliminary claims-paying ability rating of "A" and A.M. Best has assigned Scottish Insurance a preliminary Best Rating of "A-" (Excellent). Duff & Phelps assigns an "A" rating to companies that it characterizes as having, in its opinion, high claims-paying ability, average protection factors and an expectation of variability in risk over time due to economic or underwriting conditions. A.M. Best assigns an "A-" (Excellent) rating to companies that have, in its opinion, on balance, excellent financial strength, operating performance and market profile, as well as strong abilities to meet their ongoing obligations to policy holders. The ratings assigned to Scottish Insurance by Duff & Phelps and A.M. Best are contingent on the Company raising gross proceeds of at least $200.0 million in the Offering. Each rating represents the respective rating agency's opinion of the Company's ability to meet its obligations to its policyholders.

 Apply Prudent Risk Management Policy

  The principal risk associated with the Company's variable life insurance policies is mortality risk. The death benefit provided to a policyholder by a variable life insurance policy issued by the Company will vary based on the investment return achieved on the underlying separate account by the private independent money manager managing the account. The difference between the value of the assets underlying a variable life insurance policy and the policy's stated death benefit, known as the "net amount at risk," represents a general liability of the Company. In accordance with GAAP and any additional Cayman Islands regulatory requirements, once the Company begins to issue variable life insurance policies, the Company will be required to establish and record policy reserves designed to meet the Company's estimated future life insurance death benefit obligations. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and provide for substantial death benefits given expected initial premiums of at least $1.0 million for single premium policies and $500,000 for multiple premium policies. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of an insurer with a broader risk pool. As a result, the Company intends to allocate a significant portion of its capital, in addition to any policy reserves required under GAAP and any additional Cayman Islands regulatory requirements, to cover possible volatility in mortality experience. The Company has adopted Underwriting Guidelines with the objective of controlling, among other things, the Company's mortality risk under its variable life insurance policies. The Company's current Underwriting Guidelines limit the maximum aggregate net amount at risk the Company will initially assume on any one life to $500,000. In order to comply with this guideline, the Company intends to reinsure any liability for amounts in excess of $500,000 per insured.

  The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than is necessary to match anticipated liabilities, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals or to satisfy liabilities not otherwise properly matched. As part of its reinsurance activities, the Company may also reinsure in-force blocks of life insurance. The principal risk associated with the reinsurance of life insurance is mortality risk. The Company believes that one of the benefits to it resulting from the reinsurance of life insurance policies covering broad pools of insureds is that the Company's mortality risk will be spread over a larger insured population than will be the case with respect to its variable life insurance policies. To the extent the Company reinsures variable annuity contracts, the principal risk reinsured will be surrender risk, a risk which is also associated with the reinsurance of fixed annuities and life insurance. An additional risk associated with the Company's reinsurance business is the risk that the ceding insurer will be unable to pay amounts due the Company because of its own financial difficulties. The Company believes this risk can be mitigated by conducting an appropriate financial due diligence review of each cedent. In addition, most reinsurance agreements provide for the reinsurer to set off amounts it owes against amounts it is due, thus lessening the credit risk.

  The Company will establish policy reserves and allocate risk capital in accordance with actuarial standards of practice, GAAP accounting requirements and any additional Cayman Islands regulatory requirements in an effort to reflect the level of investment, mortality, surrender and other risks associated with the annuities and life insurance it will reinsure.

 Employ Professional Investment Strategy

  The Company will seek to generate attractive levels of investment income through a professionally managed fixed income investment portfolio. The Company has entered into an investment advisory agreement with PIMCO, which is anticipated to manage initially approximately 50% of the Company's investment portfolio. The Company has also retained General Re and Prudential Investment to each manage a portion of the other 50% of the Company's investment portfolio. The Company may also retain other investment managers from time to time. Each Investment Manager will have discretionary authority over the portion of the Company's investment portfolio allocated to it, subject to the Investment Guidelines. The Company's investment portfolio (exclusive of assets transferred and invested as part of any coinsurance transaction) will principally consist of fixed income securities with a weighted average investment rating of "A." Consistent with the Investment Guidelines, no more than 15% of the Company's investment portfolio will be invested in below investment grade fixed income securities.

INDUSTRY TRENDS

  The Company's business plan and product focus has been developed to respond to certain insurance and reinsurance industry trends affecting both policyholders and issuers of such policies.

 Variable Life Insurance Market

  The Company will target high net worth individuals and families for whom existing variable life insurance products do not meet their estate planning and investment objectives. The Company believes that such individuals and families prefer to have the cash values included in the separate accounts underlying their variable life insurance policies managed by private independent money managers in order to increase the returns on such cash values as well as to increase the death benefit provided by such policies, which is required under the Code to increase in proportion to any increase in such cash values. To date, the Company has received expressions of interest from potential customers with respect to its variable life insurance products, although no formal discussions or negotiations have occurred. See "Risk Factors--Ability to Implement its Business Plan."

  As a Cayman Islands company offering variable life insurance policies to high net worth qualified purchasers, the Company has the flexibility to offer policies that permit the use of private independent money managers to manage the policy's separate accounts utilizing investment strategies not typically available in variable life policies issued by domestic insurers to the general public. The Company believes that the demand for such products by its target market will increase as the "baby boomer" generation continues to age and places greater emphasis on minimizing the impact of the current 55% federal estate tax and/or utilizing sophisticated estate planning techniques designed to maximize wealth transfer from generation to generation. Through the use of the Company's variable life insurance policies and proper estate planning (e.g., use of insurance trusts), significant policy benefits can be transferred from one generation to the next on an estate tax-free basis. In addition, the death benefit provided by the Company's policies can be used to pay estate taxes and thereby avoid the necessity of liquidating other family assets.

  Under the Company's operating guidelines, its variable life insurance policies will be offered only to "qualified purchasers" within the meaning of the 1940 Act, that is individuals or family trusts that have over $5.0 million in investments (which is defined under the 1940 Act to include certain securities, real estate held for investment purposes, commodity interests and physical commodities held for investment purposes, financial contracts entered into for investment purposes, cash and cash equivalents). See "Glossary of Selected Life Insurance and Annuity Terms" for a reference to the complete definition of "qualified purchaser" under the 1940 Act. Based on an industry source, the number of U.S. households with a net worth of $5.0 million or more totaled approximately 277,000 in 1997. The Company will focus primarily on the very high end of this market (i.e., individuals and families with liquid net worth in excess of $10.0 million). The Internal Revenue Service Statistics of Income Bulletin, dated Winter 1997-1998, estimates that as of 1995 (the latest year available) approximately 27,000 individuals in the U.S. had a net worth of between $10.0 million and $20.0 million, and in excess of 12,000 had a net worth of $20.0 million or more. The combined net worth of these two groups was estimated at approximately $1.1 trillion.

  The Company intends to leverage its expertise with respect to variable life insurance products by offering structured life insurance products, such as COLI, which target the deferred compensation market. The Company believes that the principal purchasers of COLI products are Fortune 1000 companies. Recent tax legislation has phased out the interest deduction for certain COLI policy loans through 1998 and eliminates it thereafter. The Company does not expect to issue any COLI products that would be affected by such legislation.

 Fixed Annuity and Other Reinsurance Markets

  The Company's reinsurance business will initially focus on reinsuring lines of business that are subject to significant reserve or risk capital requirements under rating agency requirements and applicable accounting standards. The Company believes that insurers seeking reinsurance focus principally on price and, to a lesser extent, on ratings, perceived financial strength and quality of service in deciding on a reinsurer. The Company believes the favorable regulatory environment in which it will operate, its planned low cost operating structure and the absence of a corporate level tax in the Cayman Islands will enable the Company to offer competitive pricing for its reinsurance products.

  The Company expects to focus its reinsurance activities on in-force blocks of existing annuities, such as structured settlements, single premium deferred annuities, immediate annuities and similar contracts which have been issued by insurers that are no longer actively writing such contracts or that are seeking relief from the reserve and capital requirements associated with such contracts. Fixed annuity contracts often require greater commitments of capital than other product lines, since the investment risk associated with such contracts is borne by the insurer, not the contract holder. In developing its business plan with respect to this niche market, the Company has analyzed publicly available information relating to the existence and size of such blocks of fixed annuity and other contracts. The Company has also reviewed transactions involving blocks of fixed annuities and other contracts which have already been consummated in order to evaluate the existing market for such transactions, including their structure and terms. The Company has engaged in preliminary discussions with reinsurance intermediaries regarding potential transactions and opportunities that the Company's Senior Vice President and Chief Insurance Officer is aware of based on his knowledge of the industry and relationships with industry participants. Through these efforts the Company has identified a number of potentially attractive fixed annuity reinsurance opportunities, but no formal discussions or negotiations regarding such opportunities have occurred to date. See "Risk Factors--Ability to Implement its Business Plan." For a description of certain reinsurance opportunities the Company is currently pursuing, see "Products Offered by Scottish Insurance--Reinsurance of Fixed Annuities and Similar Contracts; Other Reinsurance Opportunities."

  The Company believes that, in the past, reinsurers have not focused on the fixed annuity segment of the market. The Company believes, however, that there are a number of trends affecting the insurance industry in the U.S. that are increasing the demand for reinsurance by insurers in this market segment. The Company believes the primary trend is heightened regulatory and rating agency scrutiny on risk-based capital and other financial ratios and increased interest by insurers seeking to, among other things, manage risk-based capital and other financial ratios through reinsurance. By shifting mortality, investment and other risks to reinsurers, direct writing insurers are able to eliminate the assets and liabilities related to their non-core product lines from their financial statements and release capital reserves supporting such non-core product lines in order to pursue new business opportunities. The Company believes that reinsurance is particularly attractive to publicly-traded insurers that are focusing on stockholder value, stock performance and quarterly operating results. The Company believes that one of the most effective tools for achieving these objectives is reinsurance, particularly where the reinsurer reinsures all of the risks associated with such non-core products. The other significant trend affecting the U.S. insurance industries is the demutualization of a significant number of insurance companies and consolidation of such insurance industries. The Company believes that the primary motivation to demutualize is to gain access to the capital markets. As a result, the Company believes that newly demutualized insurance companies will also focus on stock price and quarterly operating results and therefore will be likely to seek to reinsure as a means to enhance their stock price and quarterly operating results. Mutual insurance companies may also seek to utilize reinsurance in advance of announcing a conversion to a stock company structure in order to enhance their balance sheet in preparation for an initial public offering. The Company expects that these trends will also create opportunities to reinsure blocks of life insurance business or other forms of annuities, although it believes the reinsurance market for such other lines of business, particularly life insurance, is currently well developed and quite competitive. See "Business--Products Offered by Scottish Insurance-- Reinsurance of Fixed Annuities and Other Contracts; Other Reinsurance Opportunities." The Company's reinsurance activities will focus principally on opportunities in the U.S., although the Company expects to also target opportunities in the United Kingdom, Western Europe, Canada and Australia. The Company believes that the insurance industries in such countries have also been affected by certain of the trends noted above affecting U.S. insurers.

1998 PLAN OF OPERATION

  The Company's plan of operation for the remainder of fiscal 1998 is to begin full-scale implementation of its business plan, including establishing its variable life insurance business and pursuing transactions principally involving the reinsurance of fixed annuities. In addition to its primary focus, the Company may also pursue from time to time transactions involving the reinsurance of other types of annuity contracts and life insurance products.

  The Company believes that the net proceeds of the Offering and the Direct Sales will be sufficient to satisfy its cash requirements for the next several years and that, at a minimum, it will not be necessary during the six months immediately following the Offering to raise additional funds to meet the expenditures required to operate the Company's business. The Company's belief is based on, among other things, its anticipated low-cost operating structure, in which most costs are expected to be variable in nature based on the Company's revenues, and its use principally of referrals rather than a compensated distribution network to generate sales of its products.

  The Company's main operating costs will consist of employee related expenses, professional and third party fees and travel and promotional expenditures. Over the next six to nine months, the Company anticipates that it will hire a financial controller or other financial staff person and an actuary as well as one or two additional administrative staff persons.

PRODUCTS OFFERED BY SCOTTISH INSURANCE

 Variable Life Insurance

  Variable life insurance is a "separate account" product under which the net premiums paid, after deduction of expenses, including the costs of insurance, are placed for the policyholder in a separate account that is not subject to claims of the insurance company's general creditors. See "Business-- Regulation--Cayman Islands--Separate Accounts." The cash values of this separate account are then invested for such policyholder by, in the case of the Company's policies, a private independent money manager. The Company will not provide any investment management or advisory services to any policyholder. Revenues from these policies will consist of amounts assessed during the period against policyholders' separate account balances for M&E fees and policy administration and surrender charges. In order to qualify as life insurance under the Code, a number of complex tests must be met by the variable life policy. The effect of these tests is to require the death benefit under the policy to be substantially greater than the cash value. The difference between the cash value and the death benefit is generally referred to as the "net amount at risk".

  Under the Code, there are two types of variable life insurance contracts, referred to as modified endowment contracts and non-modified endowment contracts. Modified endowment contracts typically involve the payment of a single premium by the policy owner, while non-modified endowment contracts typically involve the payment of multiple premiums, generally five or more. While the death benefit for such contracts may be the same, the initial net amount at risk for a non-modified endowment contract will be larger than the initial net amount at risk for a modified endowment contract. For example, under a variable life insurance policy similar to the policies expected to be offered by the Company, a modified endowment contract with a single premium of $10.0 million written for a 60 year old male non-smoker would have an initial death benefit of approximately $25.3 million and a net amount at risk of approximately $15.3 million. In contrast, a non-modified endowment contract with the same initial death benefit would require five annual premiums, four of approximately $2.1 million each and a final premium of approximately $1.4 million, and would result in an initial net amount at risk of $23.1 million.

  The death benefits under both modified endowment contracts and non-modified endowment contracts are not subject to federal income tax upon receipt by the beneficiary of such death benefits. While the variable life insurance policy is in force, the policyholder may borrow against the cash values of a non-modified endowment contract without triggering adverse tax consequences, but cannot do so under a modified endowment contract without being deemed to have received a taxable distribution under the contract. Such a taxable distribution may also cause the contract to no longer qualify as life insurance.

  Variable life insurance contracts generally have no guaranteed rate of return on the cash values. The cash value varies based on the investment results of the separate account managed by the policy's private independent money manager. Because the Code requires the death benefit under a life insurance policy to bear a specified minimum ratio to the cash value, the death benefit under a variable policy may increase if the underlying cash value increases in order to comply with the Code and maintain the appropriate net amount at risk. Generally, if the cash value declines, either the policy owner must pay in additional premiums, or the death benefit must be reduced in order to maintain the appropriate net amount at risk.

  The net amount at risk under either type of policy to be issued by the Company will represent a general liability of the Company, and the Company will be required to establish and record policy reserves that will be designed to meet the Company's estimated future life insurance death benefit obligations. The Company intends to reinsure a significant portion of its exposure to each individual policyholder. See "--Underwriting--Variable Life Insurance."

  The Company's variable life insurance policies will be offered and sold only to qualified purchasers under the 1940 Act, that is individuals or family trusts that have over $5.0 million in investments (which is defined under the 1940 Act to include certain securities, real estate held for investment purposes, commodity interests and physical commodities held for investment purpose, financial contracts entered into for investment purposes, cash and cash equivalents). See "Glossary of Selected Life Insurance and Annuity Terms" for a reference to the complete definition of "qualified purchaser" under the 1940 Act.

  In addition to offering variable life insurance policies to high net worth individuals and families, the Company also expects to offer structured life insurance products which are targeted to the deferred compensation market. In connection with its arrangements with Westport, the Company expects to offer variable life insurance to corporate customers in the form of corporate-owned life insurance ("COLI"), bank-owned life insurance ("BOLI") and trust-owned life insurance ("TOLI"). These types of policies are primarily expected to be used in connection with certain deferred compensation and bonus plans for executive officers and as part of "split-dollar" arrangements in which the premiums on the life insurance policies are paid in part or in whole by the employer. The Company may also issue variable life insurance policies in which a large number of lives of employees are covered under a group policy that is owned by the employer and used to fund employee benefits. Although certain COLI products have been affected by recent changes in their tax treatment, the Company does not intend to offer the types of COLI products that have been the subject of such tax law changes. See "Risk Factors--Effect of Changes in U.S. Tax Laws on Variable Life Insurance Sales."

 Reinsurance of Fixed Annuities and Similar Contracts; Other Reinsurance Opportunities

  The Company's reinsurance activities will focus principally on the reinsurance of the obligations of insurers under fixed annuity contracts. The Company expects to enter into reinsurance agreements with respect to cedents' obligations under their individual and group fixed annuity products, including structured settlements, single premium deferred annuities, immediate annuities and similar contracts. In addition to its primary focus, the Company may reinsure other types of annuity and life insurance products, such as individual life insurance products, including universal, variable and whole life insurance, and variable annuity contracts if and when attractive opportunities become available. The Company expects to write reinsurance both on a direct and brokered basis and to assume risks from both primary insurers as well as reinsurers.

  Reinsurance is an arrangement under which an insurance company (the "reinsurer") agrees to indemnify another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company. It is standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance companies under indemnity reinsurance agreements. Such practice permits primary insurers to write policies in amounts larger than the risks they are willing to retain. Reinsurance is generally designed to (i) reduce the net liability of the ceding company on individual risks, thereby assisting the ceding company in increasing the volume of business it can underwrite, as well as increasing the maximum risk it can underwrite on a single life or risk; (ii) assist in stabilizing operating results by leveling fluctuations in the ceding company's loss experience; (iii) assist the ceding company in meeting applicable regulatory capital requirements; (iv) assist in reducing the short-term financial impact of sales and other acquisition costs; and (v) enhance the ceding company's financial strength and statutory capital. Ceding companies typically contract with more than one reinsurer to reinsure their business.

  Reinsurance may be written on an indemnity or an assumption basis. However, the Company presently expects to write only indemnity reinsurance. Indemnity reinsurance does not discharge a ceding company from liability to the policyholder; a ceding company is required to pay the full amount of its insurance obligations regardless of whether it is entitled or able to receive payments from its reinsurers. By contrast, reinsurance written on an assumption basis effectively transfers the ceding company's obligations to the reinsurer, and in some cases eliminates the cedent's further liability. Reinsurers also may themselves purchase reinsurance, known as retrocession reinsurance, to limit their own risk exposure. Reinsurance companies enter into retrocession agreements with other reinsurers ("retrocessionaires") for reasons similar to those that cause primary insurers to purchase reinsurance.

  The Company's business plan contemplates that its reinsurance activities will focus principally on the reinsurance of the obligations of insurers under existing fixed annuity contracts. Fixed annuities are a type of "general account" product because the assets backing fixed annuities are recorded as part of the insurer's general funds and are subject to the claims of its general creditors. Annuities are long-term savings vehicles that generally are marketed to customers over the age of 45 who are planning for retirement and seeking secure, tax-deferred savings products. United States annuity products generally enjoy an advantage over certain other retirement savings products because the payment of United States federal income taxes on the interest credited on annuity policies is deferred during the investment accumulation period. General account annuities, whether in the accumulation or the payout phase, generally have specified or minimum guaranteed performance levels and consequently involve a greater commitment of capital than separate account annuities. This is due to the fact that the investment risk associated with such policies is borne by the insurer, not the policyholder and therefore is more frequently reinsured.

  Insurance companies that issue annuities generally incorporate a number of features in their annuity products designed to reduce the early withdrawal or surrender of the policies and to partially compensate the insurer for lost investment opportunities and costs if policies are withdrawn early. Typically, the policyholder is permitted to withdraw all or part of the premium paid plus the amount credited to his or her account, less a penalty or surrender charge for withdrawals. Often, an insurer's deferred annuity contract provides for penalty-free partial withdrawals, typically up to 10% of the accumulation value annually. Annuity policies typically impose some surrender charge during the period ranging from the first five years to the term of the policy. The initial surrender charge on annuity policies generally ranges from 5% to 10% of the premium and decreases over the surrender charge period. Surrender charges are set at levels intended to protect the insurance company from loss on early terminations and to reduce the likelihood of policyholders terminating their policies during periods of increasing interest rates, thereby lengthening the effective duration of policy liabilities and improving the ability to maintain profitability on such policies.

  The Company expects that it will also potentially reinsure various forms of life insurance products, including universal, variable and whole life insurance. The primary risk under life insurance policies is mortality risk. The Company's Underwriting Guidelines limit such risk to $500,000 per insured and the Company intends to reinsure, or retrocede, any liability for amounts in excess of $500,000 per insured in order to comply with such guidelines. Universal life insurance and similar interest rate-sensitive policies provide life insurance with adjustable rates of return based on applicable interest rates in effect from time to time. As a consequence, the risks reinsured by the Company may also include investment risks similar to those for fixed annuities. As with annuities, all life insurance policies are subject to surrender risk.

  The Company intends to write its reinsurance principally as coinsurance or modified coinsurance, with the Company assuming all of the liability for the reinsured contracts. Under modified coinsurance arrangements, the ceding company retains ownership of the assets supporting the reserves, whereas in coinsurance ownership of the assets supporting the reserves is transferred to the reinsurer. The Company may, in certain circumstances, require the ceding company to retain a portion of the risks related to each such contract (often called "quota share" or "proportional reinsurance"). Such retention by the ceding company is not expected to exceed 10% of such risk. Under a coinsurance or modified coinsurance arrangement, the reinsurer will generally share in all material risks inherent in the underlying policies, including the risk of loss due to mortality, surrender and lapse, as well as investment performance. Current insurance regulations and accounting standards generally require that all of the risks associated with the ceding company's contracts (other than those reinsured on a yearly renewable term basis), or the portion thereof ceded, must be transferred under the terms of a reinsurance contract in order for the ceding company to take credit for reinsurance in its financial statements. While reinsured life insurance and annuity contracts are long-term policies, they may or may not involve long-term investment risk. Management believes that a significant amount of the fixed annuity contracts and interest-rate sensitive life insurance policies that the Company intends to reinsure will provide for an annual (or more frequent) reset of credited interest rates to market rates. Once a contract is reinsured, it typically cannot be unilaterally removed from the reinsurance agreement, except pursuant to a ceding company's recapture rights. Recapture rights permit the ceding company to reassume all or a portion of the risk formerly ceded to the reinsurer after an agreed-upon period of time (generally 10 years) and subject to certain other conditions, including that the ceding company kept its full retention.

  Life reinsurance may also be written on a yearly renewable term basis. Under a yearly renewable term structure, the reinsurer assumes only the mortality risk associated with the underlying policies. Under the yearly renewable term structure, premium rates are generally adjusted annually based on the age and underwriting class of the insured and the age of the policy.

  The Company executed a binder with a U.S. reinsurer on September 18, 1998 to provide reinsurance, on a retrocession basis, for approximately 35,000 in-force universal life insurance policies with an aggregate face value of approximately $5.0 billion. The reinsurance will be structured on a monthly renewable term basis with the Company reinsuring only the mortality risk under such policies, up to $1.5 million per life. The Company intends to retrocede risks in excess of $500,000 per life; however, the Company does not have any retrocessional arrangements currently in place. The Company's binder is conditioned on the consummation of the Offering.

MARKETING

  The Company's marketing plan with respect to its variable life insurance policies is to rely primarily on referrals by financial advisors, investment managers, private bankers, attorneys and other intermediaries in the

U.S. to generate clients. In order not to be subject to U.S. state insurance regulation, none of these intermediaries will represent the Company or receive any commissions or other remuneration from the Company for activities undertaken in the U.S. Such financial advisors, investment managers, private bankers, attorneys and other intermediaries are typically compensated by their respective clients. In addition, representatives of the Company will periodically attend conferences of financial advisors, investment managers and private bankers held outside the U.S., and provide exhibits and receptions and engage in other informational activities at the events to make potential intermediaries aware of the Company's variable life products. Company representatives are also expected to attend events of this type held in the U.S., but such representatives will not be permitted to engage in any promotional activities on behalf of the Company. The Company may also be subject to similar restrictions on its activities in jurisdictions outside the U.S. The Company will develop operating guidelines designed to facilitate the Company's compliance with such restrictions as and when the Company's operations involve any such jurisdictions.

  In addition, the Company has entered into the Scottish Annuity Agreement which provides, among other things, that Scottish Annuity will refer potential clients to the Company as partial consideration for the Company providing certain insurance administrative services to Scottish Annuity. The Company believes that this referral arrangement will be advantageous to the Company because Scottish Annuity sells customized variable annuities that have the same cash value management features, and the same target market, as the Company's variable life insurance policies. Scottish Annuity commenced operations in 1994. According to information supplied by Scottish Annuity, as of July 31, 1998, Scottish Annuity had issued 66 variable annuity contracts which had aggregate separate account assets of $181.0 million. See "Business-- Scottish Annuity Agreement."

  The Company's marketing plan with respect to its reinsurance business is to seek to capitalize on the relationships developed by its Senior Vice President and Chief Insurance Officer with international insurance brokers, insurance consultants, members of the actuarial profession and senior insurance company executives. To the extent that any such brokers, consultants or actuaries conduct such activities in the U.S., they will not conduct such activities on behalf of the Company or receive any commissions or other remuneration from the Company. Given the focus of the Company's proposed reinsurance business (i.e., blocks of in-force contracts), the Company expects to target a limited number of potential ceding insurers that the Company believes would benefit from its reinsurance products based on its analysis of publicly available information and other industry data. Management believes that in selecting a reinsurer such ceding insurers will focus principally on price and, to a lesser extent, on ratings, perceived financial strength and quality of service (i.e., the ability of the reinsurer to assess the insurer's products and financial situation and tailor a reinsurance product to help the insurer achieve its objectives). The Company believes that the favorable regulatory environment in which it will operate, its low cost structure and the absence of a corporate level tax in the Cayman Islands, will enable it to price its products competitively. Moreover, the Company believes that the experience of its Senior Vice President and Chief Insurance Officer, including his familiarity with U.S. state insurance regulations and accounting rules, will enable the Company to effectively and efficiently tailor reinsurance products that satisfy the objectives of ceding insurers.

  In an effort to facilitate its marketing efforts, the Company has retained Westport, a developer and administrator of insurance products for international insurance brokers, insurance companies and corporations and an affiliate of Westport Worldwide, pursuant to which Westport will provide non-exclusive distribution services with respect to the Company's variable life insurance products, particularly COLI, BOLI and TOLI products. In addition, Westport may provide administration services for COLI, BOLI and TOLI products that the Company issues. See "Administration and Consulting Services--Variable Life Insurance."

  All of Westport's distribution activities will be undertaken outside the United States and Westport will be required to comply with all of the Company's operating guidelines. For its distribution activities, the Company has agreed to issue to Westport Class C Warrants to purchase up to 750,000 Ordinary Shares at an exercise price equal to the price to the public in the Offering. The Class C Warrants are issuable over a four year period on January 1, 2000 and on each anniversary thereafter (to and including January 1, 2003) in an amount to be determined by a formula based on the Company's gross profits for the calendar year preceding the relevant anniversary date from variable life insurance policies issued by the Company to customers identified and referred by Westport. The Class C Warrants, if issued, will have a term expiring ten years from the date of the Offering. See "Description of Shares--Warrants--Class C Warrants."

UNDERWRITING

 Variable Life Insurance

  The principal risk associated with the Company's variable life insurance policies is mortality risk. The death benefit provided by the Company's variable life insurance policies will vary based on the investment return of the underlying separate account of assets invested by the policy's private independent money manager. The difference between the value of the assets in the underlying separate account and the policy's stated death benefit, known as the "net amount at risk," represents a general liability of the Company. In accordance with GAAP and any additional Cayman Islands regulatory requirements, once the Company begins to issue variable life insurance policies, the Company will be required to establish and record policy reserves designed to meet the Company's estimated future life insurance death benefit obligations. Mortality risk tends to be more stable when spread across large numbers of insureds. The Company's variable life insurance policies are expected to be placed with a relatively small number of high net worth policyholders and to provide substantial death benefits given expected initial premiums of at least $1.0 million for single premium policies and $500,000 for multiple premium policies. As a consequence, the Company's associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than an insurer with a broader risk pool. As a result the Company intends to allocate a significant portion of its capital, in addition to any policy reserves required by GAAP or any additional Cayman Islands regulatory requirements, to cover possible volatility in mortality experience. Furthermore, pursuant to its Underwriting Guidelines, the Company intends to reinsure a significant portion of the mortality risk associated with its variable life insurance business with the objective of limiting the net amount of risk to $500,000 per insured. On September 24, 1998, the Company received an expression of interest from a professional U.S. reinsurer to provide facultative reinsurance coverage for the Company's variable life insurance policies. Under such proposed arrangements, the Company will reinsure, on a yearly renewable term basis, all mortality risk in excess of its maximum retention of $500,000 per life as currently provided in its Underwriting Guidelines. Such reinsurer currently has a "AA" claims-paying ability rating from Standard & Poor's. The Company is pursuing additional facultative reinsurance arrangements and may potentially enter into one or more such arrangements in the future. The Company's Underwriting Guidelines provide that any reinsurer to whom the Company cedes business must have a financial strength rating of at least "A-" or higher from A.M. Best or an equivalent rating by another major rating agency.

 Reinsurance of Annuities and Life Insurance

  The principal risk associated with the Company's fixed annuity reinsurance activities is investment risk. Specifically, the Company is subject to (i) asset value risk, which is the risk that invested assets supporting the reinsured business will decrease in value, (ii) reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than is necessary to match anticipated liabilities, and (iii) disintermediation risk, which is the risk that the Company may have to sell assets at a loss to provide for policyholder withdrawals or to satisfy liabilities not otherwise properly matched. The Company will also be subject to mortality risk with respect to the fixed annuities it expects to reinsure, although the Company's exposure to such risk is expected to be more actuarially determinable in light of the broader risk pool underlying the blocks of business expected to be reinsured.

  The Company expects that it will also potentially reinsure various forms of life insurance products, including universal, variable and whole life insurance. The primary risk under life insurance policies is mortality risk. The Company's Underwriting Guidelines limit such risk to $500,000 per insured and the Company intends to reinsure, or retrocede, any liability for amounts in excess of $500,000 per insured in order to comply with such guidelines. Universal life insurance and similar interest-rate sensitive policies provide life insurance with adjustable rates of return based on applicable interest rates in effect from time to time. As a consequence, the risks reinsured by the Company may also include investment risks similar to those for fixed annuities. As with annuities, all life insurance policies are subject to surrender risk. To the extent the Company reinsures variable annuity contracts, the principal risk reinsured will be surrender risk, a risk which is also associated with the reinsurance of fixed annuities and life insurance.

  The Company will determine whether to assume any particular reinsurance business by considering many factors, including the type of risks to be covered, actuarial evaluations, historical performance data for the cedent and the industry as a whole, the cedent's retention, the product to be reinsured, pricing assumptions, underwriting standards and reputation and financial strength of the cedent. Pricing of the Company's reinsurance products will be based on the Company's actuarial models which will incorporate a number of factors, including assumptions for mortality, expenses, demographics, persistency and investment returns. In addition, the Company will conduct a financial due diligence review in an effort to minimize the risk that the cedent will be unable to pay future amounts due to the Company because of its own financial difficulties.

  The Company's Underwriting Guidelines with respect to its reinsurance business include the following policies: (i) the ceding company must, among other things, be domiciled in the United States, United Kingdom, Western Europe, Canada or Australia, and possess underwriting and claims practices consistent with industry practice; (ii) the ceding company must be financially sound in the view of the Board of Directors and must meet all of the financial requirements to which it is subject by U.S. state regulatory authorities or the regulatory authorities of applicable foreign jurisdictions; (iii) the ceding company may not exercise recapture rights for a period of ten years; and (iv) the Company's aggregate maximum net amount at risk per insured will be limited to $500,000 after giving effect to any retrocessional arrangements. The Company will generally assume all of the liabilities under the contracts it will reinsure, although, in certain circumstances, the Company may require the ceding company to retain a portion of such liabilities (typically not to exceed 10%). The Company expects to retrocede to professional reinsurers, on a case by case basis, certain risks associated with its reinsurance business, although no such arrangements are currently in place.

 General

  Any deviation from the Company's Underwriting Guidelines with respect to its variable life insurance policies and reinsurance products, as they may be amended from time to time, will require the approval of the Board of Directors. The Company expects to review regularly its Underwriting Guidelines in light of changing industry conditions, market developments and changes in technology. The Company reserves the right at all times to amend, modify or supplement its Underwriting Guidelines in response to such factors or for other reasons, including changing the approved domiciles for reinsurance clients. The Company also will endeavor to ensure that the Underwriting Guidelines for its ceding clients are compatible with those of the Company. Toward this end, the Company anticipates that it will periodically retain unaffiliated service providers to conduct reviews of the Company's ceding clients' underwriting and claims personnel and procedures.

RESERVES

  The Company will establish and carry policy reserves which are designed to meet the Company's future financial obligations. Future policy benefits and policy claims are expected to comprise the majority of the Company's financial obligations and reserves therefor will be maintained in accordance with GAAP and any additional Cayman Islands regulatory requirements.

  Policy reserves with respect to variable life policies will be calculated to meet the Company's estimated future life insurance death benefit obligations. As variable life insurance policies are issued, the Company's associated mortality risk may tend to fluctuate more than would be expected than if the Company had a large pool of insureds. As a result, the Company will allocate a significant portion of its capital, in addition to any policy reserves required under GAAP or any additional Cayman Islands regulatory requirement, to cover possible volatility in mortality experience. For the Company's reinsurance business, policy reserves will be primarily based on historical experience and information provided by ceding companies together with the Company's estimate of future experience with respect to the risks being reinsured.

  The development of policy reserves for the Company's variable life insurance and reinsurance products will require management to make estimates and assumptions regarding mortality, lapse, surrender, expense and investment experience. Actual results could differ materially from those estimates. Management will monitor actual experience and where circumstances warrant, will revise its assumptions and the related reserve estimates. When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future benefits and expenses for that product, a premium deficiency reserve will be established by a charge to income.

SCOTTISH ANNUITY AGREEMENT

  Pursuant to the Scottish Annuity Agreement, Scottish Insurance will provide Scottish Annuity with a variety of insurance administration, accounting and other services, including (i) investment fund accounting reporting for variable annuity products, (ii) monitoring compliance with the diversification, investor control and certain other requirements of the Code,
(iii) administrative services in the issuance by Scottish Annuity of variable annuity products and documents related thereto, (iv) servicing of variable annuity products after issuance by Scottish Annuity, (v) accounting for investment, capital and income and expense activities and maintenance of individual ledgers for investment funds in which each annuity product is invested, (vi) preparing financial statements of Scottish Annuity, (vii) controlling all disbursements from Scottish Annuity and authorizing such disbursements upon instructions from Scottish Annuity, (viii) preparing tax returns and similar filings for Scottish Annuity, (ix) preparing forms and reports required to be filed by Scottish Annuity with Cayman Islands governmental authorities and (x) keeping the books and records of accounts of Scottish Annuity. These services will be provided by Scottish Insurance personnel. Scottish Annuity personnel will conduct all other administrative and accounting services related to its variable annuity products.

  As compensation for the services rendered by Scottish Insurance during the term of the Scottish Annuity Agreement, Scottish Annuity will pay to Scottish Insurance quarterly, for each annuity contract issued by Scottish Annuity, an amount equal to 0.50% per annum of the separate account value of such contracts, except that such amount will not be less than $25,000 per year. Management believes that such compensation is reasonable and adequately covers the costs to be incurred by the Company in providing such services. The amount of compensation to be received by the Company is not subject to adjustment for any referrals by or to Scottish Annuity. In addition, Scottish Annuity will reimburse Scottish Insurance for all out-of-pocket fees, costs and expenses incurred or advanced by Scottish Insurance on behalf of Scottish Annuity in connection with the Scottish Annuity Agreement.

  In addition, pursuant to the Scottish Annuity Agreement (i) Scottish Annuity will refrain from the direct or indirect offer or sale of any life insurance products and will refer only to Scottish Insurance any opportunity or inquiry that it may receive to issue and sell any life insurance products, and (ii) Scottish Insurance will refrain from the direct or indirect offer or sale of any variable annuity products and will refer only to Scottish Annuity any opportunity or inquiry that it may receive to issue and sell any annuity products. The Scottish Annuity Agreement provides that the foregoing limitations do not affect the Company's ability to reinsure life insurance or variable annuities.

  The Scottish Annuity Agreement will continue in effect until December 31, 1999 and will thereafter be automatically renewed for successive one-year periods, unless canceled by either party not less than 60 days prior to the commencement of a renewed term. In addition, the Scottish Annuity Agreement will terminate earlier under specified circumstances (e.g., bankruptcy or uncured defaults under the agreement). Scottish Annuity and Scottish Insurance have agreed to indemnify each other and their respective employees for certain liabilities.

  In addition, pursuant to separate agreements and as partial consideration for entering into the Scottish Annuity Agreement, Scottish Insurance subleases to Scottish Annuity a portion of its leased space at its executive offices in the Cayman Islands and Scottish Annuity has sold certain of its computer hardware and software to Scottish Insurance.

ADMINISTRATION AND CONSULTING SERVICES

 Variable Life Insurance

  As part of its strategy to enter into the variable life insurance business, the Company intends to develop the internal resources (i.e., the personnel and computer software) necessary to administer and operate all aspects of such business. The Company anticipates that it will have such capability by the end of 1999, although no assurances can be given. While the Company is in the process of developing such capability, the Company will utilize the services of third party service providers to complement its own administrative staff. The primary administrative services which the Company will initially outsource will be monitoring tax law compliance and preparing policy illustrations. The Company expects to use Westport and Milliman & Robertson to provide such services each of which will or is expected to charge for its services on an hourly basis and for its reimbursable expenses. The Company expects that with the commencement of its operations its administration staff will be responsible for most other administrative services related to the Company's variable life insurance business, including (i) billing premiums, (ii) preparing of policy account statements, (iii) processing policy loans,
(iv) processing change of policy holders and beneficiary requests and (v) processing changes in private independent money managers and policy surrenders. The Company may also utilize IRM Cayman from time to time to provide certain administrative services.

 Reinsurance of Fixed Annuities and Similar Contracts and Other Reinsurance Business

  The Company anticipates that it will handle all aspects of its reinsurance activities principally through its Senior Vice President and Chief Insurance Officer and administrative staff. It is expected that they will identify potential blocks of business that appear to be attractive candidates for reinsurance, conduct all related financial and product due diligence, negotiate the relevant reinsurance agreements and monitor such reinsurance agreements and any related investment portfolio and investment manager performance. Under the Company's reinsurance agreements, it is expected that the cedent will retain responsibility for handling all administrative matters relating to the underlying life insurance policies or annuity contracts. The Company may from time to time utilize IRM Cayman to provide support for its reinsurance personnel.

 IRM Cayman

  The Company has retained IRM Cayman, a member company of IRMG, an affiliate of Swiss Reinsurance, to act as the Company's licensed insurance manager in the Cayman Islands and to supplement from time to time the Company's administrative staff in the Cayman Islands. According to IRM Cayman, IRMG is the largest independent captive insurance manager in the world today operating out of 20 offices in North America, Europe, Australia, Africa and Asia. As the Company's licensed insurance manager in the Cayman Islands, IRM Cayman will prepare the Company's annual report required to be filed with the Cayman Monetary Authority, submit any changes or amendments to the Company's business plan required to be filed with the Cayman Monetary Authority and annually certify as to the Company's compliance with all applicable requirements of the Cayman Monetary Authority. IRM Cayman will also act as a co-signatory on all contracts and bank transactions involving the Company and reconcile all of the Company's cash accounts on a monthly basis. The Company's agreement with IRM Cayman may be terminated by either party upon 90 days advance written notice (or upon shorter notice in specified circumstances). The Company pays IRM Cayman an annual retainer of $25,000, and IRM Cayman bills for its actual services on an hourly basis and for its reimbursable expenses. Scottish Insurance has agreed to indemnify IRM Cayman and its officers, employees and agents against certain liabilities. IRM Cayman has provided similar services to Scottish Annuity since it commenced operations in 1994.

 Milliman & Robertson

  The Company has entered into an agreement with Milliman & Robertson pursuant to which Milliman & Robertson will provide certain actuarial services to the Company, including pricing and reinsurance analysis, from time to time as requested by the Company. The Company has paid Milliman & Robertson an initial retainer of $25,000, and Milliman & Robertson bills for its actual services on an hourly basis and for its reimbursable expenses.

 DC Planning

  The Company has entered into a consulting services agreement with DC Planning, an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries. Under the terms of the agreement, DC Planning will provide certain consulting services to the Company, including with respect to the development and implementation of its business plan. DC Planning will be paid $180,000 a year for a term of three years under the agreement. Howard Shapiro, who will be a Director of Holdings, is the managing partner of DC Planning. See "Certain Relationships and Related Party Transactions."

INVESTMENT PORTFOLIO

 General

  The Company will seek to generate attractive levels of investment income through a professionally managed investment portfolio. Following the Offering and the Direct Sales, the Company will have approximately $254.3 million of capital available for policy reserves and other corporate purposes. If the Company is unable to effectively manage its investment portfolio and the risks associated with such investments, the Company's ability to support its variable life insurance and reinsurance businesses, and its results of operations and financial condition, would be adversely affected.

 Investment Guidelines

  The Company's investment activities will be governed by the Investment Guidelines as approved by the Board of Directors. The Company's investment portfolio (exclusive of assets transferred and invested as part of any coinsurance transaction) will principally consist of fixed income securities with a weighted average investment rating of "A." A fixed income security rated "A" by Standard & Poor's is somewhat susceptible to the adverse effects of changes in circumstances and economic conditions; however, the issuer's capacity to meet its financial commitment on the security is still strong. The Company will not invest in any fixed income securities in emerging markets or which are not rated by a major rating agency. The Investment Guidelines provide that Scottish Insurance may purchase, among other things, securities issued by the United States government and its agencies and instrumentalities, securities issued by foreign governments if rated "A" or better by at least one major rating agency, certain asset backed securities, preferred stocks, mortgage backed securities and corporate debt securities (which may include convertible debt securities, but may not include payment-in-kind corporate securities), including fixed income securities that are rated below investment grade. The Investment Guidelines also provide that the fixed income investment portfolio may not be leveraged and that purchases of securities on margin and short sales may not be made without approval of the Board of Directors. The Company will be exposed to two primary sources of investment risk on its fixed income investments: credit risk, relating to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest, and interest rate risk, relating to the market price and/or cash flow variability associated with changes in market interest rates. The Company will seek to manage credit risk through industry and issuer diversification and asset allocation and interest rate risk through interest rate swaps and other hedging techniques.

  The Company's investments in fixed income securities that are rated below investment grade are subject to greater risks than its investments in investment grade securities. The risk of loss of principal or interest through default is greater with such lower-rated securities because they are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer's capacity or willingness to meet its financial commitment on such lower rated securities. Consequently, the market price of these securities may be quite volatile, and the risk of loss is greater. As a result, the Investment Guidelines provide that no more than 15% of the Company's investment portfolio may be invested in fixed income securities that are rated below investment grade.

  The Company will seek to manage the investment risks associated with any coinsurance transaction it enters into by structuring its investment of the assets transferred to it as part of such transaction in an effort to match its anticipated reinsurance liabilities with respect to such transaction. The Company expects to invest such assets principally in fixed income and, to a lesser extent, equity securities. The Company may invest in foreign denominated securities to manage currency risk if the coinsurance transaction has a foreign currency component. The Company may also enter into interest rate swap and other hedging transactions in an effort to manage interest rate risks associated with such transactions. The Company's use of derivatives to minimize interest rate risk is expected to be incidental to the Company's overall investment of the assets transferred to it in any coinsurance transaction. Any investment in equity securities (expected to be typically not more than 10% of the assets transferred to it in a coinsurance transaction ) would be made in an effort to enhance the Company's overall return on such assets. See "Risk Factors--Risks Associated with Investment Activities."

  The Company's Investment Guidelines prohibit investments in (i) direct real estate; (ii) oil and gas limited partnerships; (iii) direct commodities, (iv) venture capital investments, including private equity or its equivalent; and
(v) U.S. investments consisting of (a) partnership interests, (b) residual interests in Real Estate Mortgage Investment Conduits, (c) any "pass through" certificate unless all underlying debt was issued on or after July 18, 1984,
(d) cash settlement options and forwards if no U.S. exchange traded future on the same property exists, (e) options and forwards on indices which are not traded on United States exchanges, (f) collateralized mortgage obligations, unless issued with an opinion of counsel stating that such obligations will be considered debt for tax purposes, (g) real property interests, including equity in and convertible debt obligations of real property holding corporations the sale of which would be subject to tax, (h) any tangible property, (i) any debt obligation the interest on which does not qualify as "portfolio interest" or is otherwise subject to U.S. withholding tax and (j) any investment that does not qualify as a stock or security for purposes of
Section 864(b)(2) of the Code.

 Investment Managers

  The Company has entered into investment advisory agreements with each of PIMCO, General Re and Prudential Investment to manage the Company's fixed income investment portfolio. The Company anticipates that PIMCO will manage approximately 50% of the Company's investment portfolio and General Re and Prudential Investment will each manage a portion of the other 50% of the Company's investment portfolio.

  PIMCO is one of the largest fixed income money managers in the U.S. According to information supplied by PIMCO, as of December 31, 1997, PIMCO had aggregate assets under management of approximately $118.0 billion of which approximately 90% consisted of fixed income assets and approximately 10% consisted of equity related assets. Under the agreement with PIMCO (the "PIMCO Agreement"), the Company will pay PIMCO an annual fee equal to 0.50% of the market value of the first $25.0 million of the Company's assets managed by PIMCO, 0.375% on the market value of the next $25.0 million of the Company's assets under management and 0.25% thereafter. The foregoing fees are payable quarterly in advance based on the market value of the Company's investment portfolio managed by PIMCO at the beginning of the billing period. The PIMCO Agreement will continue in effect on a month to month basis and may be terminated by either party effective at the end of the month upon 30 days advance notice. The Company may also terminate the PIMCO Agreement effective upon notice but will be obligated to pay the applicable fee for 30 days thereafter.

  Under the agreement with General Re (the "General Re Agreement"), the Company will pay General Re an annual fee equal to 0.20% of the market value of the first $50.0 million of the Company's assets under management, 0.15% of the market value of the next $50.0 million of the Company's assets under management and 0.12% of the market value of the Company's assets under management in excess of $100.0 million. The foregoing fees are payable at the end of each calendar quarter for services provided during the prior three months. The General Re Agreement may be terminated by either party upon 30 days written notice and will remain in effect until terminated.

  Under the agreement with Prudential Investment (the "Prudential Investment Agreement"), the Company will pay Prudential Investment an annual fee equal to 0.20% of the market value of the first $50.0 million of the

Company's assets under management and 0.15% of the market value of the Company's assets under management in excess of $50.0 million. The foregoing fees are payable quarterly in arrears. The Prudential Investment Agreement may be terminated by the Company at any time and by Prudential Investment upon forty-five days written notice and will remain in effect until terminated.

  The Company expects that the Investment Managers will manage the investment of assets transferred to the Company in any coinsurance transaction.

 Investment Oversight

  The Company's Board of Directors will continuously review the Company's investment portfolio and the performance of its investment managers. The Board of Directors can approve exceptions to the Company's Investment Guidelines and will periodically review the Company's Investment Guidelines in light of prevailing market conditions. The investment managers and the Company's Investment Guidelines may change from time to time as a result of such reviews. The Company may in the future create an investment committee of the Board of Directors to review the Company's Investment Guidelines, investment managers and investment performance.

COMPETITION AND RATINGS

  The insurance and reinsurance industries are highly competitive and most of the companies in such industries are significantly larger and have operating histories and have access to significantly greater financial and other resources than does the Company. The Company has no experience competing with such companies and there can be no assurance that it will be successful.

  To the extent that the Company's variable life insurance policies provide for management of the underlying separate accounts by private independent money managers, the Company's variable life insurance policies compete with mutual funds and other investment or savings vehicles. The Company believes that the most important competitive factor affecting the marketability of its variable life insurance products is the degree to which it meets customer expectations, both in terms of returns (after fees and expenses) and service. In addition, competition in the reinsurance business that the Company intends to underwrite is based principally on price and, to a lesser extent, ratings, perceived financial strength and service. Because the Company expects to rely at least initially on a small number of clients in both its variable life insurance and reinsurance businesses, such businesses may be more susceptible to the adverse effects of competition.

  Insurance ratings are used by prospective purchasers of insurance policies as well as insurers and reinsurance intermediaries as an important means of assessing the financial strength and quality of insurers and reinsurers. In addition, a ceding company's own rating may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. Duff & Phelps has assigned Scottish Insurance a preliminary rating of "A" and A.M. Best has assigned Scottish Insurance a preliminary Best Rating of "A-" (Excellent). These ratings are contingent on the Company raising gross proceeds of at least $200.0 million in the Offering. Duff & Phelps assigns an "A" rating to companies that it characterizes as having, in its opinion, high claims paying ability, average protection factors and an expectation of variability in risk over time due to economic or underwriting conditions. A.M. Best assigns an "A- " (Excellent) rating to companies that have, in its opinion, on balance, excellent financial strength, operating performance and market profile, as well as strong abilities to meet their ongoing obligations to policyholders. These ratings represent each rating agency's opinion of Scottish Insurance's ability to meet its obligations to its policyholders.

  Scottish Insurance is not licensed or admitted as an insurer in any jurisdiction other than the Cayman Islands. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or provide other collateral through funds withheld or trust arrangements. If the Company is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for such other collateral, the Company's ability to operate its business will be severely limited.

EMPLOYEES

  Cayman Islands immigration law mandates that the Company employ only Caymanians, Cayman status holders or residents with permission to work unless it can be determined that no such person is qualified to perform the job. Accordingly, subject to limited exceptions, the Company must advertise in a Cayman Islands newspaper all open job positions and interview all applicants. If the Company determines that no Caymanian, Cayman status holder or resident with permission to work is qualified to perform the job and the Cayman Islands governmental authority agrees, the Company may hire a non-Caymanian upon the Cayman Islands government's issuance of a work permit to such individual. Work permits are generally issued for a specified period of time and must be renewed upon expiration.

  The Company will initially employ three executives and two administrative staff persons. The two administrative staff persons are Caymanians, while Ms. Boucher currently holds a valid work permit in connection with her employment by Scottish Annuity, which expires July 24, 1999, and is currently seeking to have such work permit amended to cover her employment by Holdings and Scottish Insurance. Mr. French and Mr. Sulikowski were issued work permits for an initial one year period commencing on October 2, 1998 and September 14, 1998, respectively. Messrs. French's and Sulikowski's permits may be automatically renewed for an additional one year period upon payment of the applicable renewal fee. See "Risk Factors--Cayman Islands Work Permit." Over the next six to nine months, the Company anticipates that it will hire a financial controller or other financial staff person and an actuary as well as one or two additional administrative staff persons.

PROPERTY

  The Company leases approximately 1,000 square feet of office space in George Town, Grand Cayman, Cayman Islands, British West Indies, at which the principal offices of Holdings and Scottish Insurance are located, pursuant to a lease with Queensgate Bank and Trust Company Limited. The lease has a one year term which will be automatically extended annually for an additional year unless either party gives written notice to the other at least 90 days prior to the end of the then current term. The Company's annual rent is $12,500, which is paid on a quarterly basis. The Company subleases a portion of its office space to Scottish Annuity in connection with the Scottish Annuity Agreement. See "Business--Scottish Annuity Agreement."

LEGAL PROCEEDINGS

  The Company is not currently involved in any litigation or arbitration. Like other insurance and reinsurance companies, the Company anticipates that it will be subject to litigation and arbitration in the ordinary course of its business.

REGULATION

 Cayman Islands

  The Company. The Company is a holding company owning all of the outstanding Ordinary Shares of Scottish Life. The Company is not itself subject to regulation by any authority in the Cayman Islands, either under insurance or mutual funds legislation.

  The Insurance Law, 1998 Revision. All persons carrying on or desiring to carry on an insurance (including reinsurance) business in or from within the Cayman Islands must be licensed under the Insurance Law (1998 Revision) (the "Insurance Law"). Insurance agents, brokers and those providing insurance management must also be licensed. Licences are granted by the Governor-in-Council and applications are reviewed by the Cayman Monetary Authority, which is generally responsible for the supervision and regulation of financial services.

Information filed with the Cayman Islands authorities pursuant to the Insurance Law is not generally a matter of public record.

  Application for an insurance license is made to the Cayman Monetary Authority by filing certain prescribed application forms together with supporting documentation regarding the suitability of the applicant to carry on an insurance business. A complete business plan must be filed, and the licensee is limited to conducting the business described in the plan. All changes in the nature of the business to be conducted require prior approval of the Cayman Monetary Authority. License applications must include lists of all shareholders, directors and officers of the applicant and the Cayman Monetary Authority must be notified of any subsequent changes therein.

  Types of Licenses. There are two broad classes of insurer's license--the Class A and the Class B license (the latter of which may be restricted or unrestricted). The Class A license permits the holder to carry on a general insurance business including the underwriting and reinsurance of Cayman Islands domestic risks. Persons intending to engage in an insurance business from within the Cayman Islands, but not to engage in the underwriting of Cayman Islands insurance risks, may obtain a Class B license. Scottish Insurance holds an unrestricted Class B insurance license and may therefore carry on an insurance business from within the Cayman Islands, but may not engage in any Cayman Islands domestic insurance business. Scottish Insurance's business plan filed with the Cayman Monetary Authority specifically contemplates the writing of variable life insurance policies and the reinsurance of fixed annuities, variable annuities and life insurance.

  Although information filed with the Cayman Monetary Authority pursuant to the Insurance Law is generally not a matter of public record, the Cayman Monetary Authority has the power to disclose information necessary to enable foreign regulators to exercise similar functions to those exercised by the Cayman Monetary Authority. Before doing so, the Cayman Monetary Authority is required to satisfy itself that the regulator is subject to adequate legal restrictions on further disclosure and may ask for a suitable undertaking in this respect. Any such disclosure by the Cayman Monetary Authority must not relate to customers or policyholders.

  Minimum Net Worth. Scottish Insurance is currently required by the Cayman Monetary Authority to maintain a minimum net worth of $240,000, but a higher net worth requirement may be imposed by the Cayman Monetary Authority under certain circumstances. Net worth is defined as the "excess of assets (including any contingent or reserve fund secured to the satisfaction of the Governor-in-Council) over liabilities, other than liabilities to partners or shareholders." The initial net worth must generally consist solely of cash, although a mix of cash, other assets, guarantees or letters of credit may be acceptable. Scottish Insurance has initially met this requirement with cash.

  Insurance Manager. Unless specifically exempted, a Cayman Islands insurance company must engage a licensed insurance manager operating in the Cayman Islands to provide insurance expertise and oversight. The insurance manager must employ a person who is either qualified by examination as a fellow or associate of the Chartered Insurance Institute of London, or who is a member of either the Society of Chartered Property and Casualty Underwriters or the American Society of Chartered Life Underwriters or is a person of good standing with such insurance expertise as has been approved by the Governor-in-Council. Such person must be a member in good standing of the applicable professional body or of some other professional insurance association recognized by the Cayman Monetary Authority for the purposes of the Insurance Law and in good standing with the Cayman Monetary Authority. The insurance manager must use its best efforts to carry on an insurance and reinsurance business only with insurers of sound reputation and must comply with certain reporting requirements imposed by the Cayman Monetary Authority. The insurance manager must report to the Cayman Monetary Authority with respect to any concerns it has with respect to any insurance companies with whom it is doing business. Sixty days written notice must be given to the Cayman Monetary Authority of any intention to terminate a relationship between an insurer and a licensed insurance manger. A licensed insurance manager must furnish to the Cayman Monetary Authority, within six months of the end of its fiscal year, a list of all insurers for whom the insurance manager performs services and a written confirmation indicating that the information set out in its licence application is correct. Scottish Insurance has engaged IRM Cayman as its licensed insurance manager in the Cayman Islands. See "Business-- Administration."

  Separate Accounts. Under the Insurance Law, Cayman Islands insurance companies carrying on long term business (which will include the writing of life insurance policies) shall place all receipts by such company of funds in respect of its long-term business in a separate long-term business fund and payments from such long-term business fund shall not be made directly or indirectly for any purpose other than those of the insurer's long-term business; provided, however, that such payments can be made with any surplus disclosed on an actuarial valuation and certified by an actuary to be distributable otherwise than to policy holders. Every Cayman Island insurance company carrying on long-term business may establish any number of separate accounts in respect of respective premiums paid to it to provide (i) annuities on human life and (ii) contracts of insurance on human life, and such respective premiums shall be kept segregated one from the other and independent of all other funds of the Cayman Islands insurer, and, notwithstanding the provisions of any other written law to the contrary, are not chargeable with any liability arising from any other business of the insurer. The scope and the validity of the Cayman Islands law regarding separate accounts has not been tested in the courts of the Cayman Islands.

  Auditors and Annual Compliance. Cayman Islands insurance companies are required to have their financial statements audited on an annual basis. Scottish Insurance has engaged Ernst & Young to perform its annual audit. The auditors must file with the Cayman Monetary Authority a written statement indicating that the insurer's financial statements have been prepared in accordance with GAAP or a written statement indicating any deviations therefrom. In addition, the auditors, the licensed insurance manager or another approved person must sign and file an annual compliance certificate to the effect that the insurer has carried on its business in accordance with the information set out in its license application and that any changes in the nature of the business have been approved by the Cayman Monetary Authority. Scottish Insurance has engaged IRM Cayman to file its annual compliance certificate.

  Powers of Supervision of Investments. The Cayman Monetary Authority has the power to prescribe that specified classes of investments made by a Cayman Islands insurance company be approved and that any investments in such class already made be realized within a specified period. Although no assurance can be given as to the future, to date as far as the Company is aware, this power has never been exercised by the Cayman Monetary Authority. The Cayman Monetary Authority also has the power to prescribe, establish and vary required capital and liquidity margins and ratios.

  Powers of Inspection and Intervention. The Cayman Monetary Authority conducts a general review of insurance practices in the Cayman Islands and, among other things, may examine the affairs of any licensee for the purpose of determining whether the provisions of the Insurance Law have been or are being complied with, that the licensee is in a sound financial position and that it is carrying on its business in a satisfactory manner. The Cayman Monetary Authority may obtain access to such books, records, documents, policies, contracts and securities, and call upon the insurance manager for such information or explanation, as the Cayman Monetary Authority may reasonably require for purposes of enabling the Cayman Monetary Authority to perform its functions under the Insurance Law.

  Where the Governor-in-Council is of the opinion that a licensee is carrying on its business in a manner likely to be detrimental to the public interest or to the interest of insurers, creditors or policyholders, or in contravention of the Insurance Law, the Governor-in-Council may require the licensee to take steps necessary to rectify the matter, suspend the license pending a full inquiry into the licensee's affairs or, without compensation to the licensee, revoke the license.

  Confidentiality and the Proceeds of Criminal Conduct Law. Under the Cayman Islands confidentiality laws, it is an offense for a person to divulge confidential information maintained in the Cayman Islands. However, similar to initiatives taken in major onshore financial centers, the Cayman Islands has recently become the first offshore financial center to enact specific legislation designed to prevent money laundering. Under the new Proceeds of Criminal Conduct Law, professionals in the Cayman Islands may report to the authorities in the Cayman Islands transactions they suspect may involve the proceeds of criminal conduct.

  Lease of Real Estate. Both the Company and Scottish Insurance are required to obtain the consent of the Financial Secretary of the Cayman Islands to enter into any leases of real estate in the Cayman Islands.

 United States and Other

  Neither Holdings nor Scottish Insurance will be licensed to do business in any jurisdiction other than the Cayman Islands. The insurance laws of each state of the United States and of many foreign countries regulate the sale of insurance and reinsurance within their jurisdictions by alien insurers, such as Scottish Insurance, that are not admitted to do business within such jurisdictions. With some exceptions, the sale of insurance within a jurisdiction where the insurer is not admitted to do business is generally prohibited.

  Scottish Insurance is expected to conduct its insurance and reinsurance business through its executive offices in the Cayman Islands and will not maintain an office, and its personnel will not solicit, advertise, underwrite, settle claims or conduct other insurance or reinsurance activities in the United States or in any other jurisdiction where such activities are prohibited. All of Scottish Insurance's insurance and reinsurance contracts are expected to be negotiated, executed, and issued, and all premiums are expected to be received, at the office of Scottish Insurance in George Town, Grand Cayman or in such other offices outside the United States as Scottish Insurance may establish or designate. The Company has received an opinion from its state insurance regulatory counsel, The Bernstein Law Firm, that Scottish Insurance will not be subject to the insurance laws of any state of the United States.

  Many states impose a premium tax (typically 2%-4% of gross premiums) on insureds obtaining insurance from unlicensed foreign insurers, such as Scottish Insurance. The premiums charged by Scottish Insurance do not include any state premium tax. Each insured is responsible for determining whether it is subject to pay such tax and for paying such taxes as may be due. In addition, the United States imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to Scottish Insurance is 1% of its insurance and reinsurance premiums. This excise tax is payable by the contract owner, although the Company will often file the tax form.

  In addition, because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will typically require it to post a letter of credit or provide other collateral through a funds withheld or trust arrangement.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The table below sets forth the names, ages and titles of the directors of Holdings and executive officers of Holdings and Scottish Insurance. After consummation of the Offering, the Company intends to appoint an additional outside director who is not affiliated with the Company's shareholders or the Underwriters.

             NAME           AGE                           POSITION
             ----           ---                           --------
   Sam Wyly................  64 Chairman of the Board and Director
   Michael C. French.......  55 Chief Executive Officer, President and Director
   Michelle L. Boucher.....  31 Senior Vice President, Chief Financial Officer and Secretary
   Henryk Sulikowski.......  39 Senior Vice President and Chief Insurance Officer
   Michael Austin..........  62 Director
   R. Duke Buchan III......  35 Director
   Robert M. Chmely........  64 Director
   David Matthews..........  35 Director
   Howard Shapiro..........  52 Director
   Charles J. Wyly, Jr.....  65 Director

  SAM WYLY was elected a director of Holdings on October 27, 1998. Mr. Wyly was also elected Chairman of the Board of Holdings on October 27, 1998. Mr. Wyly serves as Chairman of the Board, since 1981, of Sterling Software, Inc., a supplier of software products and services, which he co-founded in 1981. In addition, Mr. Wyly currently serves as a director of Sterling Commerce, Inc., a provider of electronic commerce software and network services, as Chairman of Michaels Stores, Inc., a specialty retail chain, and as a non-managing partner of the General Partner of Maverick. In 1963, Mr. Wyly founded University Computing Company, a computer services and software company.

  MICHAEL C. FRENCH was elected a director and Holdings' Chairman of the Board and Chief Executive Officer upon its formation. Mr. French is currently Holdings' Chief Executive Officer and President. Mr. French was also elected Chairman of the Board and Chief Executive Officer of Scottish Insurance upon its formation. Mr. French is also a director of SHL, which currently owns all of the outstanding stock of Holdings. Mr. French is a founder and a director of Scottish Annuity and provides legal services to Scottish Annuity pursuant to a legal services agreement, which will be terminated upon consummation of the Offering. Mr. French serves as a consultant to the law firm of Jones, Day, Reavis & Pogue. Mr. French was a Managing Director of Maverick from 1993 to 1996. He practiced law from 1970 to 1992 with the law firm of Jackson & Walker, L.L.P. where he served as Chairman of the Management Committee from 1988 to 1992. Mr. French also serves as a director of Sterling Software, Inc., a computer software provider, and Michaels Stores, Inc., a national specialty retail chain. He received a B.B.A. and a J.D. (cum laude) from Baylor University.

  MICHELLE L. BOUCHER was elected Holdings' Senior Vice President and Chief Financial Officer upon its formation. Ms. Boucher was also elected as Scottish Insurance's Senior Vice President, Chief Financial Officer and Secretary upon its formation. Ms. Boucher is a director of Scottish Insurance. Ms. Boucher has served as Manager of Finance and Administration and Secretary of Scottish Annuity since July 1995. Ms. Boucher, a Canadian national, has resided in the Cayman Islands since 1992. From April 1992 until October 1993, Ms. Boucher was an auditor with Price Waterhouse. From October 1993 through June 1995, she was a Senior Client Accountant in the mutual fund department of MeesPierson (Cayman) Limited, where she was responsible for administering mutual funds, trusts and other foreign corporate entities, including calculation of net asset values and provision of shareholder services. Ms. Boucher is a Chartered Accountant and holds a BMath from the University of Waterloo.

  HENRYK SULIKOWSKI became Senior Vice President and Chief Insurance Officer of Holdings and Scottish Insurance on July 20, 1998. From February 1997 to July 1998, Mr. Sulikowski served as a Director of Swiss Re New Markets as well as Senior Vice President of Atlantic International Reinsurance Company (Barbados) and a Vice President of Swiss Re Atrium Corporation, companies which are all affiliated with Swiss Reinsurance Company. During 1995 and 1996, Mr. Sulikowski was Vice President of Cologne Re and also served as a senior officer of Cologne Re's Barbados subsidiary. From 1991 to 1995, Mr. Sulikowski was employed by Guardian Life Insurance Company of America, where he served as Assistant Vice President in the reinsurance division. Since 1991, Mr. Sulikowski has been actively involved in regulatory affairs affecting the insurance and reinsurance industries, both individually and through life insurance trade associations such as the American Council of Life Insurance ("ACLI") and the National Alliance of Life Companies ("NALC"). He has served as a member of the State Activities Task Force of the ACLI's Reinsurance Committee and was instrumental in establishing the NALC's Reinsurance Committee, having served as its first chairman during 1994 and 1995. Mr. Sulikowski has been an associate of the Society of Actuaries since 1986 and a member of the American Academy of Actuaries since 1987. He received a Bachelor of Science Degree, with honors, from the State University of New York at Stony Brook.

  MICHAEL AUSTIN was elected a director of Holdings on October 27, 1998. Mr. Austin retired in 1992 as the Managing Partner of the Cayman Islands office of KPMG Peat Marwick, an international accounting and consulting firm. Mr. Austin was a partner resident in the Cayman Islands office for over 20 years. Since 1992, Mr. Austin has been self-employed as a chartered accountant. Mr. Austin currently serves as a Director of the Cayman Monetary Authority for a three-year term expiring on December 31, 1999.

  R. DUKE BUCHAN III was elected a director of Holdings on October 27, 1998. Mr. Buchan has been Managing Director of Maverick, an investment management firm, since July 1997. From 1992 until joining Maverick in 1997, he was a Vice President in Investment Banking at Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York, specializing in corporate finance and mergers and acquisitions in the financial services sector in the United States, Latin America and Europe. He received a B.A. in Economics and Spanish with Honors from the University of North Carolina and an M.B.A. from Harvard Business School.

  ROBERT M. CHMELY was elected a Director of Holdings on October 27, 1998. Mr. Chmely has been a consultant since the beginning of 1997 when he retired from The Prudential Insurance Company of America, where from January 1988 to his retirement he served as Senior Vice President. From December 1995 to November 1997, Mr. Chmely was President of Prudential Asset Management Group, the corporate pension business of The Prudential Insurance Company of America, and from December 1994 to December 1995, he was Chief Financial Officer of Prudential Asset Management Group. From December 1990 to December 1994, Mr. Chmely served as Senior Managing Director of Portfolio Management at The Prudential Insurance Company of America. He is a Fellow of the Society of Actuaries and a Chartered Financial Analyst.

  DAVID MATTHEWS was elected a director of Holdings on October 27, 1998. Mr. Matthews has been a director, since 1991, of Intelecon Services, Inc. ("Intelecon"), a provider of audio-visual services for corporate meetings and events, a company he co-founded, and General Manager of the Outsourcing Department of Intelecon, since 1997. He served as Chief Financial Officer of Intelecon from 1991 to 1997 and General Manager of the Install Department of Intelecon from 1993 to 1996. Mr. Matthews is Sam Wyly's son-in-law.

  HOWARD SHAPIRO was elected a director of Holdings on October 27, 1998. Shapiro is the managing partner of DC Planning and has been since 1975, when he founded DC Planning, an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries.

  CHARLES J. WYLY, JR. was elected a director of Holdings on October 27, 1998. Mr. Wyly also serves as a director, since 1981, and Vice Chairman, since 1984, of Sterling Software, Inc. which he co-founded in 1981. Additionally, Mr. Wyly currently serves as Vice Chairman of Michaels Stores, Inc. and as a director of Sterling Commerce, Inc. He served as an officer and director of University Computing Company, from 1964 to 1975, and President from 1969 to 1973. Mr. Wyly served as Chairman of the Board of Earth Resources Company, an oil refining and silver mining company which he co-founded, from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse, a restaurant chain, from 1967 to 1989. Mr. Wyly is Sam Wyly's brother.

PROVISIONS GOVERNING THE COMPANY'S BOARD OF DIRECTORS

 Number and Terms of Directors

  The Company's Articles of Association provide that the Board of Directors shall be divided into three classes. The first class, whose initial term expires at the first annual meeting of the Company's shareholders following completion of the Offering, is comprised of Messrs. Chmely and Matthews; the second class, whose initial term expires at the second annual meeting of the Company's shareholders following completion of the Offering, is comprised of Messrs. Austin, Buchan and Shapiro; and the third class, whose initial term expires at the third annual meeting of the Company's shareholders following completion of the Offering, is comprised of Messrs. French, Sam Wyly and Charles C. Wyly, Jr. Following their initial terms, all classes of directors shall be elected to three-year terms.

 Committees of the Board

  Audit Committee. The Board has established an Audit Committee, which committee reports to the Board. The Audit Committee will review the Company's internal administrative and accounting controls and recommend to the Board the appointment of independent auditors. The Audit Committee will also review the performance of corporate officers and the Company's compensation policies and procedures, make recommendations to the Board with respect to such policies and procedures, and may administer stock option plans and incentive compensation plans of the Company. The Audit Committee will be comprised of a majority of independent directors. It is expected that Messrs. Austin, Chmely and Buchan will serve on the Audit Committee after the consummation of the Offering.

  Investment Committee. It is expected that the entire Board of Directors of the Company will initially serve as the Investment Committee after consummation of the Offering. The Company may in the future create an investment committee of the Board of Directors.

 Compensation of Directors

  Directors who are employees of the Company will not be paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee Directors will receive cash in the amount of $20,000 per annum and $1,000 per board or committee meeting attended. Each non-employee Director will be granted an option to purchase 10,000 Ordinary Shares pursuant to the Stock Option Plan at or prior to the date the Offering is consummated with an exercise price equal to the initial public offering price. In addition, subject to certain conditions, each non-employee Director will be granted an option to purchase 2,000 Ordinary Shares at each successive annual general meeting after December 31, 1998 with an exercise price equal to the fair market value of the Ordinary Shares at the date of grant.

EMPLOYMENT AGREEMENTS

  Michael C. French. Pursuant to an employment agreement with the Company, Mr. French has agreed to serve as Chief Executive Officer and President of the Company for an initial term ending on June 18, 2001 which term will be automatically increased on June 18, 1999 and each anniversary thereafter for an additional year, subject to 90 days advance notice before June 18, 1999 or any subsequent anniversary by either the Company or Mr. French of an intention not to renew. After the Offering, Mr. French will receive an annual salary of $450,000 and will be eligible to participate in all employee benefit programs sponsored by the Company. Mr. French will also be eligible to receive an annual performance-based bonus in an amount to be determined by the Company's

Board of Directors. Mr. French will also be entitled to a gross-up of certain excise taxes and to the payment or reimbursement by the Company of any legal fees or related expenses incurred by Mr. French with respect to the interpretation, enforcement or defense of his rights under his Employment Agreement. Upon execution of the employment agreement, Mr. French received stock options exerciseable for 400,000 Ordinary Shares (or, if the Underwriters' over-allotment option is exercised in full, 460,000 Ordinary Shares). See "--Stock Option Plan."

  Mr. French's Employment Agreement also provides that he will maintain in confidence all confidential matters that relate to the Company or any affiliate of the Company and that he will not (i) during his employment or, if he receives severance compensation from the Company upon termination of his employment, for one year thereafter, participate in the management of any business enterprise that engages in substantial and direct competition with the Company or (ii) during his employment or for one year thereafter, attempt to influence, persuade or induce (or assist any other person in so persuading or inducing) any employee of the Company or any subsidiary thereof to give up employment or a business relationship with the Company or any such subsidiary. In addition, pursuant to Mr. French's Employment Agreement, Mr. French will be entitled to severance compensation if (i) the Company terminates his employment in any case other than death, disability or cause or (ii) (a) Mr. French terminates his employment upon the Company's failure to maintain him in his office or position (or a substantially equivalent office or position) with the Company; (b) an adverse change affecting the authorities, powers, functions, responsibilities or duties attaching to his position with the Company; (c) a reduction in his compensation; (d) the failure of any successor to the Company to assume the Company's duties and obligations under Mr. French's Employment Agreement; (e) a relocation of the principal location of Mr. French's work in excess of 25 miles from its original location; (f) a change in control of the Company (provided Mr. French terminates his employment within one year of such change in control); or (g) an unremedied breach of Mr. French's Employment Agreement by the Company or any successor. The severance compensation that Mr. French will be entitled to upon any such termination includes a lump sum payment equal to three times the sum of his annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination and the transportation expenses of relocating Mr. French and his family to the United States.

  Michelle L. Boucher. Pursuant to an employment agreement with the Company, Ms. Boucher has agreed to serve as Senior Vice President and Chief Financial Officer of the Company for an initial term ending on June 18, 2001, which term will be automatically increased on June 18, 1999 and each anniversary thereafter for an additional year, subject to 90 days advance notice before June 18, 1999 or any subsequent anniversary by either the Company or Ms. Boucher of an intention not to renew. After the Offering, Ms. Boucher will receive an annual salary of $175,000 and will be eligible to participate in all employee benefit programs sponsored by the Company. Ms. Boucher will also be eligible to receive an annual performance-based bonus to be determined by the Company's Board of Directors and will receive a monthly housing and travel allowance of $7,500. In addition, during the term of Ms. Boucher's employment, the Company will fund a retirement account for Ms. Boucher in an amount not less than 10% of Ms. Boucher's annual salary for each year during the term of her employment. The Company will also pay or reimburse Ms. Boucher for any legal fees or related expenses incurred by Ms. Boucher with respect to the interpretation, enforcement or defense of her rights under her Employment Agreement. Upon execution of the employment agreement, Ms. Boucher received stock options exercisable for 200,000 Ordinary Shares (or, if the Underwriters' over-allotment option is exercised in full, 230,000 Ordinary Shares). See "--Stock Option Plan."

  Ms. Boucher's Employment Agreement also provides that she will maintain in confidence all confidential matters that relate to the Company or any affiliate of the Company and that she will not (i) during her employment or, if she receives severance compensation from the Company upon termination of her employment, for one year thereafter, participate in the management of any business enterprise that engages in substantial and direct competition with the Company or (ii) during her employment or for one year thereafter, attempt to influence, persuade or induce (or assist any other person in so persuading or inducing) any employee of the Company or any subsidiary thereof to give up employment or a business relationship with the Company or any such subsidiary. Ms. Boucher will be entitled to severance compensation if (i) the Company terminates her employment in any case other than death, disability or cause or (ii)(a) Ms. Boucher terminates her employment upon the Company's failure to maintain Ms. Boucher in her office or position (or a substantially equivalent office or position) with the Company; (b) an adverse change affecting the authorities, powers, functions, responsibilities or duties attaching to her position with the Company; (c) a reduction in her compensation; (d) the failure of any successor to the Company to assume the Company's duties and obligations under Ms. Boucher's Employment Agreement; (e) a relocation of the principal location of Ms. Boucher's work in excess of 25 miles from its original location; (f) a change in control of the Company (provided Ms. Boucher terminates her employment within one year of such change in control); or (g) an unremedied breach of Ms. Boucher's Employment Agreement by the Company or any successor. The severance compensation that Ms. Boucher will be entitled to upon any such termination includes a lump sum payment equal to three times the sum of her annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination. Ms. Boucher will not be paid by the Company or Scottish Annuity for any service she renders to Scottish Annuity.

  Henryk Sulikowski. Pursuant to an employment agreement with the Company, Mr. Sulikowski has agreed to serve as Senior Vice President and Chief Insurance Officer of the Company for an initial term ending on July 20, 2001, which term will be automatically increased for an additional year, at the expiration of the initial term and each anniversary thereafter, subject to 90 days advance notice before such expiration or anniversary by either the Company or Mr. Sulikowski of an intention not to renew. Mr. Sulikowski will receive an annual salary of $200,000 and will be eligible to participate in all employee benefit programs sponsored by the Company. Mr. Sulikowski will also receive a one-time cash bonus of $75,000 at the earlier of the consummation of the Offering or December 31, 1998. Mr. Sulikowski will also be eligible to receive an annual performance-based bonus in an amount to be determined by the Company's Board of Directors and will receive a monthly housing and travel allowance of $9,000. The Company will also pay all expenses relating to the relocation of Mr. Sulikowski and his immediate family to the Cayman Islands. In addition, during the term of Mr. Sulikowski's employment, the Company will fund a retirement account for Mr. Sulikowski in an amount not less than 10% of Mr. Sulikowski's annual salary for each year during the term of his employment. The Company will also pay or reimburse Mr. Sulikowski for any legal fees or related expenses incurred by Mr. Sulikowski with respect to the interpretation, enforcement or defense of his rights under his Employment Agreement. Upon execution of the employment agreement, Mr. Sulikowski received stock options exercisable for 300,000 Ordinary Shares (or, if the Underwriters' over-allotment option is exercised in full, 345,000 Ordinary Shares). See "--Stock Option Plan."

  Mr. Sulikowski's Employment Agreement also provides that he will maintain in confidence all confidential matters that relate to the Company or any affiliate of the Company and that he will not (i) during his employment or, if he receives severance compensation from the Company upon termination of his employment, for one year thereafter, participate in the management of any business enterprise that engages in substantial and direct competition with the Company or (ii) during his employment or for one year thereafter, attempt to influence, persuade or induce (or assist any other person in so persuading or inducing) any employee of the Company or any subsidiary thereof to give up employment or a business relationship with the Company or any such subsidiary. In addition, pursuant to Mr. Sulikowski's Employment Agreement, Mr. Sulikowski will be entitled to severance compensation (i) if the Company terminates his employment in any case other than death, disability or cause, (ii)(a) if Mr. Sulikowski terminates his employment upon the Company's failure to maintain him in his office or position (or a substantially equivalent office or position) with the Company; (b) an adverse change affecting the authorities, powers, functions, responsibilities or duties attaching to his position with the Company; (c) a reduction in his compensation; (d) the failure of any successor the Company to assume the Company's duties and obligations under Mr. Sulikowski's Employment Agreement; (e) a relocation of the principal location of Mr. Sulikowski's work to any location other than the Cayman Islands; (f) a change in control of the Company (provided Mr. Sulikowski terminates his employment within one year of such change in control); or (g) an unremedied breach of Mr. Sulikowski's Employment Agreement by the Company or any successor, or (iii) if the Company notifies Mr. Sulikowski of its intent not to renew the Employment Agreement at the expiration of its initial term or any anniversary thereafter. The severance compensation that Mr. Sulikowski will be entitled to upon any such termination includes a lump sum payment equal to the sum of (i) the greater of (A) any amounts of Mr. Sulikowski's annual base salary relating to the first three years of the term of his employment not paid prior to the termination of his employment, and (B) his annual base salary at the highest rate in effect for any year prior to the termination, (ii) the annual incentive compensation at the highest rate in effect for any year prior to the termination, and (iii) the transportation expenses for relocating Mr. Sulikowski and his immediate family to the United States.

STOCK OPTION PLAN

  The Stock Option Plan authorizes grants of nonqualified stock options to directors, officers and other key employees of, and consultants and advisors to, Holdings and its subsidiaries. The Stock Option Plan authorizes the granting of stock options for up to 1,600,000 Ordinary Shares, subject to adjustments upon the occurrence of certain events to prevent dilution. Stock options may be exercisable for up to ten years at such exercise price (provided the exercise price is no lower than the fair market value of the Ordinary Shares on the date of grant) and upon such terms and conditions as the Board of Directors or a committee thereof may determine at the time of the grant. Unless otherwise provided in the option agreement evidencing a stock option grant, a grant will become exercisable in three equal annual installments commencing with the first anniversary of the date of grant. The stock option grant may provide for the earlier exercise of the stock options upon a change in control, and the Board of Directors may accelerate the date on which any stock option may be exercised. The Board of Directors may amend a stock option grant to extend the date of its expiration, waive conditions to its exercise or reduce the exercise price. The Board of Directors may also specify in the stock option grant that part or all of the exercise price may be payable through deferred payment from the proceeds of the sale of some or all of the Ordinary Shares purchased upon such exercise. As of the date of this Prospectus, stock options have been granted under the Stock Option Plan to Mr. French, Ms. Boucher and Mr. Sulikowski exercisable for 400,000 Ordinary Shares, 200,000 Ordinary Shares, and 300,000 Ordinary Shares, respectively; if the Underwriters' over-allotment option is exercised in full, Mr. French's, Ms. Boucher's and Mr. Sulikowski's options will increase to 460,000, 230,000 and 345,000, respectively. The stock options were issued to each upon the execution of their respective employment agreements with the Company. The stock option agreements shall be terminated, and the stock options shall not be exercisable, if the consummation of the Offering does not occur by December 31, 1998. Such stock options have an exercise price equal to the initial public offering price, and, unless terminated, become exercisable in three equal installments commencing with the first anniversary of the closing of the Offering. Notwithstanding the foregoing, such stock options will become immediately exercisable in full upon a change of control. Such stock options expire on the earliest of the following dates: (i) immediately upon the termination of employment for cause, (ii) two years after the termination of employment resulting from death or disability, (iii) except as provided on a case-by-case basis, sixty days after the termination of employment for any reason other than cause, death or disability, or (iv) the tenth anniversary of the consummation of the Offering. If such stock options are terminated as a result of termination of employment, such stock options will be exercisable only to the extent such stock options were exercisable on the date such employment was terminated. At or prior to the consummation of the Offering, the Company will grant to Howard Shapiro in his capacity as a consultant for the Company, stock options exercisable for 100,000 Ordinary Shares (which if the Underwriters' over allotment option is exercised in full, will increase to 115,000 Ordinary Shares). Such options will have an exercise price equal to the initial public offering price, and will become exercisable in three equal installments commencing with the first anniversary of the closing of the Offering.

  In addition, each person who becomes a non-employee Director, as defined in the Stock Option Plan, at or prior to the consummation of the Offering will be granted an option to purchase 10,000 Ordinary Shares with an exercise price equal to the initial public offering price. Such stock options will be exercisable in three equal installments commencing with the first anniversary of the grant date. In addition, subject to certain conditions, each non-employee Director shall be granted an option to purchase 2,000 Ordinary Shares at each successive annual general meeting after December 31, 1998. These options will have an exercise price equal to the fair market value of the Ordinary Shares on the date of grant and shall be immediately exercisable if granted after the first anniversary of the consummation of the Offering. If such options are granted prior to the first anniversary of the consummation of the Offering, such options shall become exercisable on such anniversary.

  The following table sets forth information concerning the stock options granted or to be granted upon consummation of the Offering by the Company to its executive officers under the Stock Option Plan.

                             INITIAL OPTION GRANTS

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATE OF
                                                                                      ORDINARY SHARE PRICE
                                            INDIVIDUAL GRANTS                    APPRECIATION FOR OPTION TERM(4)
                         ------------------------------------------------------- --------------------------------
                            NUMBER OF
                         ORDINARY SHARES  PERCENT OF TOTAL  EXERCISE
                           UNDERLYING    OPTIONS GRANTED TO   PRICE   EXPIRATION
NAME                     OPTIONS GRANTED     EMPLOYEES      PER SHARE    DATE          5%              10%
----                     --------------- ------------------ --------- ---------- --------------- ----------------
Michael C. French.......     400,000(1)         44.5%       $15.00(2)     (3)    $     3,773,368 $     9,562,455
Henryk Sulikowski.......     300,000(1)         33.3         15.00(2)     (3)          2,830,026       7,171,841
Michelle L. Boucher.....     200,000(1)         22.2         15.00(2)     (3)          1,886,684       4,781,227

--------
(1) If the Underwriters' over-allotment option is exercised in full, the number of Ordinary Shares underlying Mr. French's, Mr. Sulikowski's and Ms. Boucher's options will increase to 460,000, 345,000 and 230,000 Ordinary Shares, respectively.
(2) The initial public offering price per Ordinary Share. The stock options become exercisable in three equal installments commencing with the first anniversary of the consummation of the Offering.
(3) The options expire on the tenth anniversary of the consummation of the Offering.
(4) The potential realizable value columns of the table above illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the price of the Ordinary Shares over the terms of the options. These amounts do not take into account provisions of certain options providing for termination of the options following termination of employment or vesting over periods of up to three years. The use of the assumed 5% and 10% returns is established by the Commission and is not intended by the Company to forecast possible future appreciation of the price of the Ordinary Shares.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth the beneficial ownership of Ordinary Shares of Holdings by all persons who are expected to beneficially own 5% or more of the Ordinary Shares upon consummation of the Offering and by each director and executive officer of Holdings and by all directors and executive officers as a group.

  NAME AND ADDRESS OF BENEFICIAL OWNERS(1)    NUMBER OF SHARES PERCENT OF CLASS
  ----------------------------------------    ---------------- ----------------
Michael C. French(2)(5)(6)...................      152,000              *
Michelle L. Boucher(5)(6)....................       12,000              *
Henryk Sulikowski(6).........................          --             --
Michael Austin(6)............................          --             --
R. Duke Buchan(6)............................          --             --
Robert M. Chmely(6)..........................          --             --
David Matthews(6)............................          --             --
Howard Shapiro(6)............................          --             --
Charles J. Wyly, Jr.(3)(6)...................      312,407           1.68%
Sam Wyly(4)(6)...............................      632,013           3.40%
All directors and executive officers as a
 group (ten persons).........................    1,108,420           5.97%

--------
*Less than 1%.
(1) The address for each beneficial owner is c/o Scottish Annuity & Life Holdings, Ltd., Ugland House, P.O. Box 10657APO, George Town, Grand Cayman, Cayman Islands, British West Indies.
(2) All 152,000 Ordinary Shares are beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Mr. French disclaims beneficial ownership of such Ordinary Shares.
(3) All 312,407 Ordinary Shares are beneficially owned by an irrevocable trust of which Charles J. Wyly, Jr. and certain family members are beneficiaries. Charles J. Wyly, Jr. disclaims beneficial ownership of such Ordinary Shares.
(4) All 632,013 Ordinary Shares are beneficially owned by an irrevocable trust of which Sam Wyly and certain family members are beneficiaries. Sam Wyly disclaims beneficial ownership of such Ordinary Shares.
(5) Does not include Ordinary Shares issuable upon exercise of the Class A Warrants not exercisable within 60 days.
(6) Does not include Ordinary Shares issuable upon exercise of stock options not exercisable within 60 days.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SCOTTISH ANNUITY RELATIONSHIPS

  The Company has entered into the Scottish Annuity Agreement with Scottish Annuity. See "Business--Scottish Annuity Agreement" for a summary of the terms of the Scottish Annuity Agreement. Michael C. French, Chief Executive Officer, President and a Director of Holdings is a director of Scottish Annuity. Ms. Boucher, Senior Vice President and Chief Financial Officer of Holdings, is the Manager of Finance and Administration of Scottish Annuity. See "Management-- Executive Officers and Directors."

DC PLANNING RELATIONSHIPS

  The Company has also entered into a consulting services agreement with DC Planning, an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries. Under the terms of this agreement, DC Planning will provide certain consulting services to the Company, including with respect to the development and implementation of its business plan. DC Planning will be paid $180,000 a year for a term of three years under the agreement. Howard Shapiro, who will be a Director of Holdings, is the managing partner of DC Planning. See "Business--Administration and Consulting Services--DC Planning." At or prior to consummation of the Offering, Mr. Shapiro, in his capacity as a consultant for the Company, will be granted stock options exercisable for 100,000 Ordinary Shares (up to 115,000 Ordinary Shares if the Underwriters' over-allotment option is exercised in full). Such options are in addition to the stock options exercisable for 10,000 Ordinary Shares granted to Mr. Shapiro in his capacity as a non-employee director. See "Management--Stock Option Plan."

DIRECT INVESTORS RELATIONSHIP

  The Shareholder Investors, two trusts which are beneficial owners of outstanding Ordinary Shares of the Company, have agreed to purchase Ordinary Shares in the Direct Sales and have also received Class A Warrants in connection with a redemption of outstanding Ordinary Shares. See "--Pre-Offering Equity Adjustment" and "Direct Sales." One of the trusts is an irrevocable trust of which Sam Wyly and certain family members are beneficiaries. The other trust is an irrevocable trust of which Charles J. Wyly, Jr. and certain family members are beneficiaries. Sam Wyly (the Chairman of the Board and a Director of the Company) and Charles J. Wyly, Jr. (a Director of the Company) both disclaim beneficial ownership of such Ordinary Shares and Class A Warrants.

PRE-OFFERING EQUITY ADJUSTMENT

  On October 22, 1998, the Company redeemed 1,100,000 Ordinary Shares of the 1,500,000 Ordinary Shares issued upon formation of the Company. Shareholders participating in the redemption exchanged such shares for either Class A Warrants (exercisable for an aggregate 900,000 Ordinary Shares) or nominal consideration. The shareholders which received Class A Warrants in the redemption are three irrevocable trusts of which, respectively, Sam Wyly (the Chairman of the Board and a Director of the Company), Charles J. Wyly, Jr. (a Director of the Company) and Michael C. French (the Chief Executive Officer, President and a Director of the Company) and certain family members of each are beneficiaries. These trusts received Class A Warrants to purchase an aggregate of 466,667 Ordinary Shares, 233,333 Ordinary Shares and 200,000 Ordinary Shares, respectively. Messrs. French, Sam Wyly and Charles J. Wyly, Jr. each disclaim beneficial ownership of such Class A Warrants. The Class A Warrants received in the redemption are exercisable at the initial public offering price and otherwise have the same terms as other Class A Warrants. See "Description of Shares--Class A Warrants." The shareholders which received nominal consideration in the redemption are two irrevocable trusts of which Sam Wyly and certain family members are beneficiaries and a corporation wholly-owned by Michelle L. Boucher (the Senior Vice President, Chief Financial Officer and Secretary of the Company). See Note 8 to the Consolidated Balance Sheet of the Company.

                             DESCRIPTION OF SHARES

  The following summarizes certain provisions of the Memorandum of Association (the "Memorandum") and the Articles of Association (the "Articles") of the Company. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Memorandum and the Articles, including the definitions therein of certain terms. Copies of the Memorandum and Articles are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

  Effective immediately prior to the consummation of the Offering, the authorized share capital of the Company will consist of 100,000,000 Ordinary Shares, of which 400,000 Ordinary Shares were outstanding at November 15, 1998, and 50,000,000 Preferred Shares, par value $0.01 per share, none of which were outstanding at November 15, 1998.

ORDINARY SHARES

  The Ordinary Shares offered hereby, upon receipt of payment therefor, will be validly issued, fully paid and nonassessable. There are no provisions of Cayman Islands law, the Memorandum or the Articles which impose any limitation on the rights of shareholders to hold or vote Ordinary Shares by reason of them not being residents of the Cayman Islands. The Ordinary Shares will be subject to the express terms of the Preferred Shares and any series thereof. Holders of the Ordinary Shares have no pre-emptive, redemption, conversion or sinking fund rights.

  Dividend Rights. Holders of Ordinary Shares are entitled to receive dividends ratably when and as declared by the Board of Directors out of funds legally available therefor subject to prior payment of Preferred Shares or any other class or series of shares with special rights to dividends or distributions, if any.

  Liquidation. In the event of any dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, after there are paid or set aside for payment to creditors and the holders of any Preferred Shares or any other outstanding shares ranking senior to the Ordinary Shares as to distribution on liquidation, the full amounts to which they are entitled, the holders of the then outstanding Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such shareholders, any remaining assets of the Company available for distribution to its shareholders.

  Voting Rights. The Articles provide that the quorum required for a general meeting or extraordinary general meeting of the shareholders is presence in person or by proxy of persons holding at least 50% of the issued and outstanding voting shares entitled to vote at such meeting (without giving effect to the limitation on voting rights described below). A quorum for considering a "special resolution" is presence in person or by proxy of persons holding at least 66 2/3% of the issued and outstanding voting shares entitled to vote at such meeting. Subject to applicable law and any provision of the Articles requiring a greater majority, the Company may from time to time by special resolution alter or amend the Memorandum or Articles; voluntarily liquidate, dissolve or wind-up the affairs of the Company; increase its share capital; consolidate and divide all or any of its share capital; subdivide the whole or any part of its share capital; reduce its share capital, any capital redemption reserve fund, or any share premium account; or change its name or alter its purposes.

  Each holder of Ordinary Shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any such meeting (subject to the limitation on voting rights described below). All matters, including the election of Directors, voted upon at any duly held shareholders' meeting at which a quorum is present will be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy, except (i) approval of a merger, consolidation, amalgamation or court-sanctioned reorganization, or the sale, lease or exchange of all or substantially all of the assets of the Company (except in the case of a transaction between the Company and any entity which the Company directly or indirectly controls), which requires (in addition to any regulatory or court approvals) the approval of the holders of at least 66 2/3% of the outstanding voting shares, voting together as a single class at a duly convened meeting; (ii) approval of a special resolution which requires the approval of at least 66 2/3% of the votes cast by such shareholders represented in person or by proxy at a duly convened meeting;
(iii) amendment of the Articles, which requires the approval of at least 66 2/3% of the outstanding voting shares, voting together as a single class at a duly convened meeting; and (iv) as otherwise provided in the Articles. Voting rights with respect to the Ordinary Shares are noncumulative.

  The Articles provide that, except as otherwise required by law and subject to the terms of any class or series of shares issued by the Company having a preference over the Ordinary Shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of the shareholders of the Company may be called only by (i) a majority of the Board of Directors; or (ii) at the request in writing of shareholders owning at least 50% of the outstanding shares generally entitled to vote, provided such shareholders deposit at the registered office of the Company a notice stating the objects of the meeting and signed by such holders.

  The Articles provide that shareholders may remove one or more or all of the Directors from office prior to the expiration of the term of such Director or Directors, but they may do so only with cause and only by approval of a special resolution.

  Limitation on Voting Rights. Each Ordinary Share has one vote, except that if and for so long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued voting shares of the Company (after giving effect to any prior reduction in voting power as described below), each such issued Controlled Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):

                             (T - C) / (9.1 X C)

Where: "T" is the aggregate number of votes conferred by all the issued shares immediately prior to the application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below; and

     "C" is the number of issued Controlled Shares attributable to such person. "Controlled Shares" of any person refers to all shares of the Company owned by such person, whether (i) directly, indirectly or constructively within the meaning of Section 958 of the Code, or (ii) directly, indirectly or beneficially within the meaning of Section 13(d) of the Exchange Act (including any shares beneficially owned by any group of persons as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d)(6) thereof) and the rules and regulations thereunder, as amended from time to time (including any shares that would otherwise be excluded by the provisions of Rule 13d-4 thereof).

  The Formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting shares as of such date, as reduced by the application of the Formula to any issued voting shares of any shareholder with a larger number of total Controlled Shares as of such date. The defined term "10% Shareholder" means a person who owns, in aggregate, (i) directly, indirectly or constructively within the meaning of
Section 958 of the Code, or (ii) directly, indirectly or beneficially within the meaning of Section 13(d) of the Exchange Act (including any shares beneficially owned by any group of persons as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d)(6) thereof) and the rules and regulations thereunder, as amended from time to time (including any shares that would otherwise by excluded by the provisions of Rule 13d-4 thereof), issued shares of the Company representing 10% or more of the total combined voting rights attaching to the issued shares of the Company.

  The Directors are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shares in respect of which such shareholder is the registered holder, relationships with other shareholders or other persons or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The Directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

  The directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the voting shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

  Restrictions on Transfer. The Articles contain several provisions restricting the transferability of Ordinary Shares. Except as described below with respect to transfers of Ordinary Shares executed on the Nasdaq National Market, the Directors (or their designee) are required to decline to register a transfer of shares if they have reason to believe that the result of such transfer would be to increase the number of total Controlled Shares of any person to 10% or more of a class of the Company's shares. Similarly, the Company is restricted from issuing or repurchasing Ordinary Shares if such issuance or repurchase would increase the number of total Controlled Shares of any person to 10% or more of a class of the Company's shares.

  The Directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any Ordinary Shares, except for transfers executed on the Nasdaq National Market, if they have reason to believe
(i) that such transfer may expose the Company, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.

  The Company's Directors will not decline to register any transfer of Ordinary Shares executed on the Nasdaq National Market for the reasons described above. However, if any such transfer results in the transferee (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of the Company's shares or causes the Company's Directors (or their designee) to have reason to believe that such transfer may expose the Company, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by the Company or any such subsidiary, to adverse tax or regulatory treatment in any jurisdiction, under the Company's Articles, the Directors (or their designee) are empowered to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the Directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions to the extent tradeable as marketable securities in an arm's-length transaction on the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.

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The Directors are empowered to require any shareholder or any person proposing to acquire shares of the Company to provide information as to such matters as the Directors may require for the purpose of giving effect to the foregoing restrictions on transfer, issuance and repurchase of shares. The Directors may decline to register any transfer or to effect any issuance or repurchase of shares if any such shareholder or proposed acquirer fails to respond to such a request or submits incomplete or untrue information.

  Maples and Calder, Cayman Islands counsel to the Company, has advised the Company that while the precise form of the restrictions on transfers contained in the Articles is untested, as a matter of general principle, restrictions on transfers are enforceable under Cayman Islands law and are not uncommon. The transferor of such Ordinary Shares will be deemed to own such Ordinary Shares for dividend, voting and reporting purposes until a transfer of such Ordinary Shares has been registered on the Register of Members of the Company.

  The restrictions on voting, transfer and ownership of 10% or more of a class of the Company's shares described above, as well as the provisions discussed below under "Anti-Takeover Effects of Articles of Association," may have the effect of discouraging an attempt to obtain control of the Company through certain actions other than negotiating with the Board of Directors.

  The Articles also provide that the Board may suspend the registration of transfer of Ordinary Shares for such periods as the Board may determine, but shall not suspend the registration of transfer for more than 45 days in any year.

  Lien on Shares. The Articles provide that the Company will have a first and paramount lien on all shares (whether fully paid-up or not) registered in the name of a shareholder for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such shareholder or such shareholder's estate and that upon notice, the Company may sell any shares on which the Company has a lien to the extent any sum in respect of which the lien exists is presently payable. Registration of a transfer of any shares subject to the Company's lien will operate as a waiver of such lien.

  Unilateral Repurchase Right. The Articles provide that if the Company's Directors determine that beneficial ownership of the Company's issued shares by any shareholder may result in adverse tax, regulatory or legal consequences to the Company, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by the Company or any such subsidiary, they may, in their absolute discretion, repurchase all or part of the shares held by such shareholder or direct such shareholder to sell and transfer all or part of such shares to one or more designated third parties. The price to be paid for such shares will be the fair market value of such shares as determined in accordance with the Articles.

 Preferred Shares

  The Articles authorize the Directors to create and issue one or more class or series of Preferred Shares and determine the rights and preferences of each such class or series, to the extent permitted by the Articles and applicable law. Among other rights, the Directors may determine: (i) the number of shares of that series and the distinctive designation thereof; (ii) the voting powers, full or limited, if any, of the shares of that series (subject to the restrictions on voting described above); (iii) the rights in respect of dividends on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that class or series and any limitations, restrictions or conditions on the payment of dividends;
(iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holders of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company; (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that class or series may be redeemed, and any limitations, restrictions or conditions on such redemption; (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that class or series; (vii) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other class or series, or other securities, whether

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

or not issued by the Company; (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are outstanding; (ix) restrictions on the issuance of shares of the same series or any other series; and (x) any other preferences and relative, participating, optional or other rights and limitations as the Board of Directors determines which are not inconsistent with applicable law or the Articles. The Company has no current intention to issue any Preferred Shares.

WARRANTS

  Class A Warrants. Upon completion of the Offering and the Direct Sales, Class A Warrants to purchase an aggregate of 2,850,000 Ordinary Shares will be outstanding. The exercise price of the Class A Warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain events, including stock splits. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. In the event of a change of control of the Company, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants expire on the tenth anniversary of the consummation of the Offering.

  The Class A Warrant holders have been granted certain registration rights with respect to the sale of the Ordinary Shares underlying the Class A Warrants, and have entered into lock-up agreements with the Underwriters and the Company for a one-year period (or six months with respect to the Class A Warrants to be received by the Non-Shareholder Investors in the Direct Sales) from the date of this Prospectus. See "Shares Eligible for Future Sale" and "Underwriting."

  Class B Warrants. Upon completion of the Offering and the Direct Sales, Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares will be outstanding. The exercise price of the Class B Warrants is equal to the initial public offering price, subject to adjustment as provided in the Class B Warrants. The Class B Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. In the event of a change of control of the Company, the Class B Warrants then outstanding will become immediately exercisable. The Class B Warrants will expire on the fifth anniversary of the consummation of the Offering.

  The Class B Warrant holders have been granted certain registration rights with respect to the sale of the Ordinary Shares underlying the Class B Warrants, and have entered into lock-up agreements with the Underwriters for a one-year period from the date of this Prospectus. See "Shares Eligible for Future Sale" and "Underwriting."

  Class C Warrants. The Company's agreement with Westport provides that the Class C Warrants to purchase up to an aggregate of 750,000 Ordinary Shares will be issuable to Westport annually beginning on or about January 1, 2000 and each January 1 thereafter for a four-year period. The exercise price of the Class C Warrants will be the initial public offering price per share, subject to the same adjustment as provided in the Class A Warrants. The number of Class C Warrants, if any, issued to Westport will be based upon the amount of annualized "gross profit" to the Company from the variable life insurance policies issued by the Company during the preceding 12 calendar months (or, in the case of the first year, from the date of the Offering to January 1, 2000) to customers identified and referred by Westport. In general, the number of Class C Warrants to be issued to Westport on January 1, 2000 and each subsequent anniversary to and including January 1, 2003 shall be based on the following formula: 25% of the annualized "gross profit" for the prior year divided by 1/15th of the "warrant value" on the applicable anniversary date. The warrant values will be arbitrarily determined by adding $2.50 to the spread between the exercise price of the Class C Warrants and the market price of the Ordinary Shares on the applicable anniversary date. By way of example, if the gross profits to the Company for a given year is $350,000 and the market price of the Ordinary Shares on the applicable anniversary date is $20 (solely for purposes of illustration and not as a projection as to the future market value of the Ordinary Shares), the warrant value will equal $7.50 ($2.50 plus the difference between the $20 market price and the $15 exercise price) divided by 15, which is $.50, and, thus, the number of Class C Warrants to be issued will be 25% of $350,000 divided by $.50, which equals 175,000 Class C Warrants. The arrangement will terminate at January

1, 2001 if the annualized "gross profit" for business identified and referred by Westport in the preceding two years is less than $200,000 per year, and at January 1, 2002, if such "gross profit" for the preceding two calendar years is less than $250,000. At any termination date the Class C Warrants not yet issued will be canceled. "Gross profits" will be the amount of annualized revenues (determined in accordance with GAAP) attributable to business identified and referred by Westport, less any amortization of deferred acquisition costs payable to third parties in connection with such business. The Company has also agreed to grant certain registration rights to Westport with respect to the sale of the Ordinary Shares underlying the Class C Warrants.

OPTIONS

  The Company has issued options to purchase an aggregate of 900,000 Ordinary Shares pursuant to the Stock Option Plan and will issue an additional 170,000 options to non-employee Directors and a consultant of the Company upon consummation of the Offering. An additional 530,000 Ordinary Shares are reserved for issuance upon exercise of options that may be granted in the future under the Stock Option Plan. If the Underwriters' over-allotment option is exercised in full, the number of Ordinary Shares issuable upon the exercise of options granted to management and options to be granted to non-employee Directors and a consultant of the Company upon consummation of the Offering will increase to 1,220,000 Ordinary Shares and the number of Ordinary Shares reserved for issuance upon exercise of options that may be granted in the future under the Stock Option Plan will decrease to 380,000. See "Management-- Stock Option Plan."

TRANSFER AGENT

  The Company's registrar and transfer agent for all Ordinary Shares and Preferred Shares is Harris Trust and Savings Bank.

DIFFERENCES IN CORPORATE LAW

  The Companies Law of the Cayman Islands is modeled after that of England, and differs in certain respects from such laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Law (including any modifications adopted pursuant to the Articles) applicable to the Company which differ from provisions generally applicable to United States corporations and their shareholders. These statements are a brief summary of certain significant provisions of Cayman Islands Companies Law, and as such, do not deal with all aspects of every law that may be relevant to corporations and their shareholders.

  Interested Directors. The Articles provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction. A director having an interest in a transaction is entitled to vote in respect of such transaction provided that the nature of the interest is disclosed at or prior to the vote on such transaction.

  Mergers and Similar Arrangements. The Company may acquire the business of another company and carry on such business when it is within the objects of the Memorandum. Except as provided below, the approval of the holders of at least 66 2/3% of the outstanding shares entitled to vote, voting together as a single class, at a meeting called for such purpose is required for the Company to (i) merge, consolidate or amalgamate with another company; (ii) reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts; or (iii) sell, lease or exchange all or substantially all of its assets. In order to merge or amalgamate with another company or to reorganize and reconstruct itself, as a general rule, the relevant plan would need to be approved in accordance with the provisions of the Companies Law by the holders of not less than 75% of the votes cast at a general meeting called for that purpose and thereafter sanctioned by the Cayman Islands court. In respect of such a court-sanctioned reorganization, while a dissenting shareholder may have the right to express to a Cayman Islands court his view that the transaction sought to be approved would not provide the shareholders with the fair value of their shares, (i) the court ordinarily would not disapprove the transaction on that ground absent other evidence of fraud or bad faith; and (ii) if the transaction were approved and consummated, the dissenting shareholder would have no rights comparable to the appraisal rights (as here defined, rights to receive payments in cash for the judicially determined value of their shares) ordinarily available to dissenting shareholders of United States corporations.

  Takeovers. Cayman Islands law also provides that where an offer is made by a company for shares of another company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the dissenting shareholders to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to prevent the requirement of such transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

  Shareholders' Suits. With respect to shareholders' suits, the Cayman Islands courts ordinarily would be expected to follow English precedent, which would permit a minority shareholder to commence an action against or a derivative action in the name of the corporation only (i) where the act complained of is alleged to be beyond the corporate power of the corporation or illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the corporation; (iii) where the act requires approval by a greater percentage of the corporation's shareholders than actually approved it; or (iv) where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a denial of justice or a violation of the corporation's memorandum of association.

  Indemnification; Exculpation. Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty or wilful neglect or default.

  The Articles contain provisions providing for the indemnity by the Company of an officer, director, employee or agent of the Company, or any person serving at the request of the Company as an officer, director, employee or agent of any other company, for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of the Company or serving in such requested capacity. In addition, the Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Articles.

  The Company plans to purchase directors and officers liability insurance from third parties for its directors and executive officers. The Company also plans to enter into indemnity agreements with each of its executive officers and directors.

  The Articles provide that directors of the Company shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a payment of a dividend on stock of the Company or a purchase or redemption of stock of the Company in violation of law; or (iv) for any transaction from which a director derived an improper personal benefit.

  Inspection of Books and Records. Shareholders of a Cayman Islands corporation have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a corporation.

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

ANTI-TAKEOVER EFFECTS OF ARTICLES OF ASSOCIATION

  The Articles contain certain provisions that make more difficult the acquisition of control of the Company by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of the Company to negotiate with the Board of Directors. The Board of Directors believe that, as a general rule, the interests of the Company's shareholders would be best served if any change in control results from negotiations with the Board of Directors. The Board of Directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of the Company. In addition, the Company's Articles of Association provide that voting rights with respect to Ordinary Shares directly or indirectly beneficially owned by any person or group of persons directly or indirectly beneficially owning 10% or more of the outstanding combined voting power of the issued shares of the Company will be limited to a voting power of less than 10%, which significantly limits the ability of a prospective acquiror to effect a takeover of the Company. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the Ordinary Shares.

  In addition to those provisions of the Articles discussed above, set forth below is a description of other relevant provisions of the Articles. The descriptions are intended as a summary only and are qualified in their entirety by reference to the Articles, which are filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  No Shareholder Action by Written Consent. The Articles provide that any action required or permitted to be taken by the shareholders of the Company must be taken at a duly called annual general or extraordinary general meeting of the shareholders of the Company and may not be taken by consent in writing or otherwise. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares generally entitled to vote, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the foregoing provisions of the Articles.

  Availability of Shares for Future Issuance. The availability for issue of shares by the Directors of the Company without further action by shareholders (except as may be required by Nasdaq National Market requirements) could be viewed as enabling the Board of Directors to make more difficult a change in control of the Company, including by issuing Preferred Shares convertible into Ordinary Shares, warrants or rights to acquire Ordinary Shares to discourage or defeat unsolicited stock accumulation programs and acquisition proposals and by issuing shares in a private placement or public offering to dilute or deter stock ownership of persons seeking to obtain control of the Company. The Company has no plans to issue any shares other than possibly pursuant to employee benefit plans.

  Shareholder Proposals. The Articles provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting, 60 days prior to the anniversary date of the immediately preceding annual general meeting; and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. The notice must describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and must set forth (i) the name and address of the shareholder; (ii) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Company which are beneficially owned by the shareholder. In addition, the notice must set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons; (iii) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such Regulation; and (iv) the consent of each nominee to serve as a director of the Company, if so elected. The presiding officer of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

  The affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, the foregoing provision of the Articles.

  The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering and the Direct Sales, the Company will have outstanding 18,568,440 Ordinary Shares, Class A Warrants to purchase an aggregate of 2,850,000 Ordinary Shares, Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares and options to purchase an aggregate of 1,070,000 Ordinary Shares. If the Underwriters' over-allotment option is exercised in full, 21,080,940 Ordinary Shares will be outstanding and the number of Ordinary Shares issuable upon exercise of outstanding options will increase to 1,220,000 Ordinary Shares. The number of Ordinary Shares issuable upon exercise of the Class A Warrants and Class B Warrants will not change if the Underwriters' over-allotment option is exercised. The Class A Warrants, Class B Warrants and the options are not currently exercisable. In addition, Class C Warrants exercisable for up to 750,000 Ordinary Shares may be issued pursuant to the Company's agreement with Westport beginning January 1, 2000. See "Management -- Stock Option Plan," "Description of Shares -- Warrants" and "--Options," and "Direct Sales." Except as disclosed in "Description of Shares -- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Ordinary Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act, except for any of those Ordinary Shares owned at any time by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to the volume limitations and certain other restrictions of such rule). The 400,000 Ordinary Shares currently outstanding which were issued upon formation of the Company, the Ordinary Shares to be sold to the Direct Investors in the Direct Sales and the Ordinary Shares underlying the Class A Warrants, Class B Warrants, any Class C Warrants and the options are, or upon issuance will be, "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration, including such rule.

  The Company, its officers, directors and shareholders, the Shareholder Investors, the Non-Shareholder Investors and the holders of the Class A Warrants and Class B Warrants have executed agreements (the "lock-up agreements") pursuant to which each has agreed that they will not, for a period of one year (or six months with respect to the Ordinary Shares and the Class A Warrants to be purchased by the Non-Shareholder Investors in the Direct Sales) from the date of this Prospectus, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, transfer, assign, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, transfer, assignment, hypothecation, grant of any option to purchase or other sale or disposition) of any Ordinary Shares or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any Ordinary Shares or other capital stock of the Company without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, and (other than with respect to the Company and the holders of the Class B Warrants) the Company, provided that in the case of holders of the Class B Warrants, consent to waiver of such restrictions may be granted during such period only with respect to transactions with certain holders of interests in the limited partnerships holding such warrants. Such agreements do not prevent the Company from granting additional options under the Stock Option Plan so long as such options do not become exercisable until one year from the date of the Prospectus. The Company also has agreed not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Ordinary Shares underlying stock options for a period of one year from the date of this Prospectus. Prudential Securities Incorporated and the Company may, in their sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements, except that in the case of holders of the Class B Warrants, such release may be granted only with respect to transactions with certain holders of interests in the limited partnerships holding such warrants.

  Prior to the Offering, there has not been any public market for the Ordinary Shares. No prediction can be made as to the effect, if any, future sales of Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the market price of the Ordinary Shares prevailing from time to time. Sales of substantial amounts of Ordinary Shares in the public market could adversely affect the prevailing market prices and impair the Company's ability to raise capital through the sale of equity securities.

  The holders of the Class A Warrants and the Class B Warrants have been granted certain registration rights with respect to the sale of the Ordinary Shares underlying such warrants, which rights are not exercisable prior to the first anniversary of the consummation of the Offering. The Direct Investors with respect to the Ordinary Shares to be purchased in the Direct Sales and the Ordinary Shares underlying Class A Warrants to be purchased in the Direct Sales have also been granted such registration rights, which rights are not exercisable prior to the expiration of the six months period following the consummation of the Offering with respect to the Non-Shareholder Investors and the first anniversary of the consummation of the Offering with respect to the Shareholder Investors. The Company has agreed not to permit the acceleration of the vesting of such rights to register such securities (the "Registrable Securities") without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters.

  The holders of the Registrable Securities have the right to require the registration under the Securities Act of all or a portion of the Registrable Securities for sale in an underwritten public offering if, at any time on or after the first anniversary of the consummation of the Offering (on or after the expiration of the six month period following the consummation of the Offering with respect to the Non-Shareholder Investors) and before the tenth anniversary thereof (or with respect to the Class B Warrants, the fifth anniversary thereof), holders of not less than 250,000 Ordinary Shares which are, or would be upon exercise of Class A Warrants, Class B Warrants or other convertible, exchangeable or exercisable securities, Registrable Securities give written notice to the Company requesting such registration. The holders of the Registrable Securities also have the right to require the registration under the Securities Act of all or a portion of the Registrable Securities for sale in open market transactions or negotiated block trades if, at any time on or after the first anniversary of the consummation of the Offering (on or after the expiration of the six month period following the consummation of the Offering with respect to the Non-Shareholder Investors) and before the tenth anniversary thereof (or with respect to the Class B Warrants, the fifth anniversary thereof), any holder or holders of the Registrable Securities give written notice to the Company requesting such registration. In addition, if at any time after the first anniversary of the consummation of the Offering and before the tenth anniversary thereof (or with respect to the Class B Warrants, the seventh anniversary thereof), the Company proposes to file a registration statement under the Securities Act to register any of its Ordinary Shares for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other person), the holders of the Registrable Securities have the right to request the inclusion of all or a portion of their Ordinary Shares underlying such warrants in the registration statement, and the Company is required to use commercially reasonable efforts to include such shares in the registration statement.

  In any such registration undertaken pursuant to the registration rights of the holders of the Registrable Securities, the Company is required to bear all expenses incident to the performance of its registration obligations, including the fees and expenses of its counsel, accountants and experts incurred in connection with such registration, printing expenses, registration filing fees, securities exchange listing or quotation fees and other similar registration expenses. The Company has also agreed to indemnify the holders of the Registrable Securities and any underwriters participating in any such registration and contribute to any losses arising out of certain liabilities incurred in connection with such registration, including liabilities under the Securities Act.

  If the Company issues the Class C Warrants pursuant to its agreement with Westport, the Company will grant to the holders of such Class C Warrants registration rights on substantially similar terms as those granted to the holders of Class A Warrants and the Class B Warrants and to the Direct Investors.

  No prediction can be made as to the effect, if any, that future sales of Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the market price of the Ordinary Shares prevailing from time to time. Sales of substantial amounts of Ordinary Shares in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Ordinary Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and a price which it deems appropriate. If the persons holding the outstanding Class A Warrants, Class B Warrants or options cause a large number of the Ordinary Shares underlying such securities to be sold in the market, such sales could have an adverse effect on the market price for the Ordinary Shares.

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

                                 DIRECT SALES

  In transactions directly with the Company, the Direct Investors have agreed to purchase for investment an aggregate of 1,418,440 Ordinary Shares and Class A Warrants exercisable for an aggregate of 400,000 Ordinary Shares. The aggregate purchase price of $20.0 million to be paid by the Direct Investors is based on a price of $14.10 (the initial public offering price per Ordinary Share less the underwriting discounts and commissions in the Offering) for (i) one Ordinary Share and (ii) the right to purchase 0.282 of an Ordinary Share under the Class A Warrants. The Direct Sales will be consummated simultaneously with the consummation of the Offering. The issuance of the Ordinary Shares and the Class A Warrants in the Direct Sales is subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties and compliance with the parties' respective covenants set forth in the relevant securities purchase agreement. The Ordinary Shares and Class A Warrants obtained by the Direct Investors in the Direct Sales are subject to lock-up agreements for a period of one year in the case of the Shareholder Investors and six months in the case of the Non-Shareholder Investors. The Company has granted the Direct Investors rights to require the Company to register the Ordinary Shares they purchase in the Direct Sales and upon exercise of the Class A Warrants. Such rights become exercisable on the first anniversary of the consummation of the Offering with respect to the Shareholder Investors and on the six month anniversary of the consummation of the Offering with respect to the Non-Shareholder Investors. The Company has agreed not to permit the acceleration of the vesting of such rights without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters. See "Shares Eligible for Future Sales" and "Underwriting."


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

                           MATERIAL TAX CONSEQUENCES

  The following summary of the taxation of Holdings and Scottish Insurance and the taxation of Holdings' shareholders is based upon current law. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. In the opinion of Jones, Day, Reavis & Pogue, United States tax counsel to the Company, the discussion of United States tax matters set forth below states the material United States federal income tax considerations relevant to an investment in the Ordinary Shares, subject to the qualifications and assumptions set forth in such discussion. In the opinion of Maples and Calder, Cayman Islands counsel to the Company, the discussion of Cayman Islands tax matters set forth below states the material Cayman Islands tax considerations relevant to an investment in the Ordinary Shares, subject to the qualifications and assumptions set forth in such discussion. The statements as to factual matters and the Company's beliefs and intentions as to factual matters represent the views of the Company's management and do not represent legal opinions of its counsel.

TAXATION OF HOLDINGS AND SCOTTISH INSURANCE

 Cayman Islands

  There are no income, corporation, capital gains or other taxes in effect in the Cayman Islands on the basis of the present legislation. Holdings and Scottish Insurance have received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1995 Revision), that until the year 2018 (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Holdings or Scottish Insurance, and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Holdings or Scottish Insurance. No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of Ordinary Shares. The only taxes or fees which will be chargeable on Holdings in the Cayman Islands are (i) an annual charge calculated on the nominal amount of the authorized share capital of Holdings, which is currently $700 per annum and (ii) an annual licensing fee payable in respect of Scottish Insurance's unrestricted Class B insurance license and a government fee totaling approximately $6,500.

  The Board of Directors of Holdings intend to conduct the affairs and business of Holdings so that, save for any tax which may be withheld in certain countries in respect of income or gains, Holdings will not be liable to tax in any jurisdiction on the income or gains (including gains arising in the form of discounts or premiums) derived from its investments. The investments of Holdings will be made with a view of minimizing any such withholding tax. However, there can be no guarantee that the tax position of Holdings will not be challenged by the revenue authorities of one or more countries.

  The foregoing is based on current law and practice in the Cayman Islands and is subject to changes therein.

 United States

  Holdings' Board of Directors has adopted operating guidelines, developed in consultation with its United States counsel, that prescribe how Holdings and Scottish Insurance are to conduct their businesses in a manner consistent with their intent not to be engaged in a trade or business within the United States. Accordingly, Holdings and Scottish Insurance do not currently plan to file United States income tax returns. However, because definitive identification of activities that constitute being engaged in a trade or business in the United States is not provided by the Code or regulations or court decisions, there can be no assurance that the IRS will not contend that Holdings and/or Scottish Insurance is engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to United States income tax, as well as branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business. Section 842 of the Code requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income even if they have no United States source investment income. Otherwise, the income tax, if imposed, would be based on effectively

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

connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation can anticipate an allowance of deductions and credits only if it files a United States income tax return. Under regulations, the foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed under rules set forth therein. Penalties may be assessed for failure to file tax returns. The federal income tax rates currently are a maximum of 35% for a corporation's effectively connected income and 30% for branch profits tax. The branch profits tax is imposed on net income after subtracting the regular corporate tax and making certain other adjustments.

  Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to United States income tax at a rate of 30% of the gross amount of certain "fixed or determinable annual or periodical gains, profits, and income" derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and interest on certain investments). Scottish Insurance will be subject to such taxes on dividends from United States companies in which it makes portfolio investments.

  The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to premiums paid to Scottish Insurance is currently 1%.

 Other Countries

  Scottish Insurance may be subject to taxes imposed by other countries on dividends or interest received from payors located in those countries.

TAXATION OF SHAREHOLDERS

 Cayman Islands Taxation

  There is no tax treaty between the Cayman Islands and the U.S. regarding withholding. Currently, there is no Cayman Islands withholding tax on dividends paid by Holdings or Scottish Insurance.

 United States Taxation--United States Shareholders

  General. The following discussion summarizes certain United States federal income tax consequences relating to the acquisition, ownership and disposition of Ordinary Shares by a beneficial owner who is (i) a citizen or resident of the United States, (ii) a United States domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Ordinary Shares. This summary deals only with Ordinary Shares acquired by purchasers in the Offering and held as capital assets and does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers who hold Ordinary Shares as part of hedging or conversion transactions and investors whose functional currency is not the United States dollar) may be subject to special rules. Prospective purchasers of the Ordinary Shares are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of United States federal, state, local or other laws to which they may be subject.

  Dividends. Distributions with respect to the Ordinary Shares will be treated as ordinary dividend income to the extent of Holdings' current or accumulated earnings and profits as determined for United States federal income tax purposes, subject to the discussion below relating to the potential application of the "controlled foreign corporation" or "passive foreign investment company" rules. Such dividends will not be eligible for the dividends-received deduction allowed to United States corporations under
Section 243 of the Code. The amount of any distribution in excess of Holdings' current and accumulated earnings and profits will first be applied to reduce the holder's tax basis in the Ordinary Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of the Ordinary Shares.

  Classification of Holdings and Scottish Insurance as Controlled Foreign Corporations. Under Section 951(a) of the Code, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" (a "CFC") for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC directly or indirectly through foreign entities on the last day during such taxable year on which the corporation is a CFC must include in its gross income for United States federal income tax purposes his or her pro-rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. Subpart F income includes, among other things, "insurance income," which is generally defined as income (including premium and investment income) attributable to the issuing (or reinsuring) of any insurance or annuity contract in connection with risks located in, or liabilities arising out of, activities in or lives or health of residents of a country other than the country under the laws of which the insurance company is organized. Accordingly, it is anticipated that substantially all of the income of Scottish Insurance will be subpart F income. Under Section 951(b) of the Code, any United States corporation, citizen, resident or other United States person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Section 958(b) of the Code, generally applying to family members, partnerships, estates, trusts, controlled corporations or holders of certain options), 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Scottish Insurance is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the corporation's stock. Because of the expected dispersion of Holdings' share ownership following the Offering and the restrictions on transfer, issuance or repurchase of Ordinary Shares, and because Holdings' Articles of Association provide that no single shareholder is permitted to hold 10% or more of the total combined voting power of Holdings, shareholders of Holdings should not be viewed as United States shareholders of a CFC for purposes of these rules. However, there can be no assurance that the IRS will not successfully take a contrary position.

  RPII Companies. Different definitions of "United States shareholder" and "controlled foreign corporation" are applicable in the case of a foreign corporation which earns "related person insurance income" ("RPII"). RPII is defined in Section 953(c)(2) of the Code as any "insurance income" of a foreign corporation attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "United States shareholder" of such corporation or a "related person" to such a shareholder. In general, "insurance income" is income (including underwriting premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the CFC is created or organized and which would be taxed under the provisions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

  Generally, the term "related person" for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons who control the United States shareholder. "Control" is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of Section 958 of the Code. For purposes of inclusion of Scottish Insurance's RPII in the income of United States shareholders, unless an exception applies, the term "United States shareholder" includes all United States persons who own, directly or indirectly, any amount (rather than 10% or more) of Scottish Insurance's stock. Scottish Insurance will be subject to the CFC provisions for RPII purposes if such persons collectively own directly, indirectly or constructively 25% or more of the stock of Scottish Insurance by vote or value for an uninterrupted period of at least 30 days during any taxable year. Holdings anticipates that United States persons will own directly, indirectly or constructively, 25% or more of the stock of Scottish Insurance by vote or value for the requisite period; accordingly, the RPII rules of the Code will apply to Scottish Insurance unless one of several exceptions (discussed below) applies to Scottish Insurance.

  RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not United States persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of Scottish Insurance, (ii) RPII, determined on a gross basis, is less than 20% of Scottish Insurance's gross insurance income for the taxable year, (iii) Scottish Insurance elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII or (iv) Scottish Insurance elects to be treated as a United States corporation. Scottish Insurance does not intend to make either of the described elections. Thus, only exceptions (i) and (ii) may be available.

  Holdings does not expect that Scottish Insurance will knowingly enter into variable life insurance or reinsurance arrangements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Ordinary Shares. If this expectation is correct, exception
(i) will, and exception (ii) may, apply to Scottish Insurance. There can be no assurance, however, that this will be the case. If neither of these exceptions were to apply, each United States person owning, directly or indirectly, stock in Holdings (and therefore, indirectly in Scottish Insurance) at the end of any taxable year would generally be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to such United States shareholders at that date, but limited to Scottish Insurance's current-year earnings and profits reduced by the shareholder's pro-rata share, if any, of certain prior-year deficits in earnings and profits.

  Computation of RPII. In order to determine how much RPII Scottish Insurance has earned in each taxable year, Holdings intends to obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of Holdings and are United States persons. Scottish Insurance intends to include in its insurance application and renewal forms, or related documents, a provision requesting information as to whether the policyholders (or a related person) are or have been, and a notice if they should become, a shareholder of Holdings. In addition, Scottish Insurance will send a letter after each taxable year to each person who was a policyholder requesting such policyholder to represent whether it was a shareholder of Holdings or related to a shareholder during the year. For any taxable year in which Scottish Insurance's gross RPII is 20% or more of its gross insurance income for the year, Holdings may also seek information from its shareholders as to whether direct or indirect owners of its shares at the end of the year are United States persons so that the RPII may be determined and apportioned among such persons. To the extent Holdings is unable to determine whether a direct or indirect owner of shares is a United States person, Holdings may assume that such owner is not a United States person, thereby increasing the per share RPII amount for all United States shareholders. Although Scottish Insurance intends to operate in a manner that would minimize RPII, there can be no assurance that an investor will not be required to include amounts in its income in respect of RPII in any taxable year.

  Apportionment of RPII to United States Shareholders. If direct or indirect insureds and persons related to such insureds were to own more than 20% of the voting power or value of Scottish Insurance's Ordinary Shares and Scottish Insurance's RPII determined on a gross basis for any future taxable year were to be 20% or more of its gross insurance income, every United States person who owns directly or indirectly Ordinary Shares on the last day of that year would be required to include in its gross income its share of Scottish Insurance's RPII for such year, whether or not distributed. A United States person who owns Ordinary Shares during the Company's taxable year but not on the last day of the taxable year on which Scottish Insurance is a CFC within the meaning of the RPII provision of the Code, which would normally be December 31, would not be required to include in its gross income any part of Scottish Insurance's RPII. Correspondingly, a United States person who owns directly or indirectly, Ordinary Shares on the last day of the taxable year on which Scottish Insurance is a CFC for purposes of those provisions would be required to include in its income its share of the RPII for the entire year even though such holder does not own the Ordinary Shares for the entire year.

  Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to Holdings and Scottish Insurance is uncertain. These provisions include the grant of authority to the United States Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance

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

arrangements or otherwise." In addition, there can be no assurance that the IRS will not challenge any determinations by Holdings or Scottish Insurance as to the amount, if any, of RPII that should be includable in the income of a holder of Ordinary Shares or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each United States person who is considering an investment in Ordinary Shares should consult his tax advisor as to the effects of these uncertainties.

  Information Reporting. Each United States person who is a direct or indirect shareholder of the Company on the last day of Holdings' taxable year would be required to attach to the income tax or information return such holder would normally file for the period which includes that date a Form 5471 if Scottish Insurance were a CFC for RPII purposes for any continuous thirty-day period during its taxable year whether or not any net RPII income is required to be reported. Scottish Insurance will not be considered to be a CFC for this purpose and, therefore, Form 5471 will not be required, for any taxable year in which (i) Scottish Insurance's gross RPII constitutes less than 20% of its gross insurance income or (ii) less than 20% of the voting power or value of Scottish Insurance's Ordinary Shares is owned by direct or indirect insureds and persons related to such insureds. For any year in which Scottish Insurance's gross RPII constitutes 20% or more of its gross insurance income and its direct or indirect insureds and persons related to such insureds own more than 20% of the voting power or value of Scottish Insurance's Ordinary Shares, Holdings intends to provide Form 5471 to its direct or indirect United States shareholders for attachment to the returns of shareholders. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization would be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties. In addition, United States persons who at any time own 10% or more of the shares of the Company may have an independent obligation to file certain information returns.

  Tax-Exempt Shareholders. United States tax-exempt organizations would generally be required to treat subpart F insurance income, including RPII, that is includable in income by the tax-exempt entity, as unrelated business taxable income within the meaning of Section 512 of the Code.

  Dividend; Basis; Exclusion of Dividends from Gross Income. A United States shareholder's tax basis in his Ordinary Shares would be increased by the amount of any RPII that the shareholder includes in his income. The shareholder could exclude from income the amount of any distribution by Holdings to the extent of the RPII included in such shareholder's income for the year in which the distribution was paid or for any prior year. A shareholder's tax basis in his Ordinary Shares would be reduced by the amount of such distributions that are excluded from his income. Although, in certain circumstances, a United States shareholder might be able to exclude from his income distributions with respect to RPII that a prior shareholder included in his income, that exclusion would not generally be available to holders who purchase Ordinary Shares in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in his income.

  Dispositions of Ordinary Shares. Subject to the discussion below relating to the potential application of Section 1248 of the Code or the passive foreign investment company rules, a United States shareholder will, upon the sale or exchange of any Ordinary Shares, recognize a gain or loss for United States income tax purposes equal to the difference between the amount realized upon such sale or exchange and the shareholder's basis in the Ordinary Shares. If the shareholder's holding period for such Ordinary Shares is more than eighteen months, any gain will be subject to tax at a current maximum marginal tax rate of 20% for individuals and 35% for corporations.

  Section 1248 of the Code provides that if a United States person disposes of stock in a foreign corporation and such person owned directly, indirectly or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's previously untaxed earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% United States shareholder may in certain circumstances be required to report a disposition

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

of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that the shareholder would normally file for the taxable year in which the disposition occurs.

  Section 953(c)(7) of the Code generally provides that Section 1248 will also apply to any sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the selling shareholder is or was a 10% shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income. Existing Treasury regulations do not address whether Section 1248 of the Code and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of Holdings may have an independent obligation to file Form 5471).

  Section 1248 of the Code and the requirement to file Form 5471 should not apply to dispositions of Ordinary Shares because Holdings does not intend to directly engage in the insurance business and, under proposed regulations, these provisions appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be amended or promulgated in final form so as to provide that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Ordinary Shares. In that event, Holdings would notify shareholders that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Ordinary Shares. Thereafter, Holdings would send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 of the Code and the requirement to file Form 5471 apply to dispositions of Ordinary Shares. Holdings would attach to this notice a copy of Form 5471 completed with all Holdings information and instructions for completing the shareholder information.

  Foreign Tax Credit. Because it is anticipated that United States persons will own a majority of Holdings' shares, only a portion of the current income inclusions under the CFC, RPII and passive foreign investment company rules, if any, and of dividends paid by Holdings (including any gain from the sale of Ordinary Shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's United States foreign tax credit limitations. Holdings will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most United States shareholders to utilize excess foreign tax credits to reduce United States tax on such income.

  Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. If Holdings were to be characterized as a PFIC, its United States shareholders would be subject to a penalty tax at the time of their sale of, or receipt of an "excess distribution" with respect to, their Ordinary Shares, unless such shareholders
(i) elected from the outset to be taxed on their pro-rata share of the Company's earnings whether or not such earnings were distributed or (ii) elected to mark their Ordinary Shares to market as of the end of each taxable year and to treat as ordinary income (or loss) the annual appreciation (or depreciation) in the value of such shares. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal annual portions at the highest applicable ordinary income tax rate throughout the holder's period of ownership, and that interest accrued on each tax amount for each prior year from the due date of such prior year's return. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.


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

  For the above purposes, passive income is defined to include income of the kind which would be foreign personal holding company income under Section 954(c) of the Code, and generally includes interest, dividends, annuities and other investment income. However, the PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominately engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Scottish Insurance expects to be primarily and predominantly engaged in an insurance business and does not expect to have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received "directly its proportionate share of the income," and as if it "held its proportionate share of the assets," of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under the look-through rule Holdings should be deemed to own the assets and to have received the income of Scottish Insurance directly for purposes of determining whether Holdings qualifies for the aforementioned insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions. There can be no assurance, however, as to what positions the IRS or a court might take in the future on whether Holdings or Scottish Insurance is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of such business. United States persons who are considering an investment in Ordinary Shares should consult their tax advisors as to the effects of the PFIC rules.

  Other. Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the Ordinary Shares to United States persons. Thus, a holder of Ordinary Shares may be subject to backup withholding at the rate of 31% with respect to dividends paid to such persons, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against a holder's regular federal income tax liability.

 United States Taxation--Non-United States Shareholders

  Subject to certain exceptions, non-United States persons will be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, Ordinary Shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States. Nonresident alien individuals will not be subject to United States estate tax with respect to Ordinary Shares of Holdings.

                                     * * *

  The foregoing discussion is based upon current law. The tax treatment of an owner of Ordinary Shares, or a person treated as an owner of Ordinary Shares for United States federal income, state, local or non-United States tax purposes, may vary depending on the owner's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to owners of Ordinary Shares. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES.

                                 UNDERWRITING

  The underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated, CIBC Oppenheimer Corp., ING Baring Furman Selz LLC and Warburg Dillon Read LLC are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the underwriting agreement (the "Underwriting Agreement"), to purchase from the Company the number of Ordinary Shares set forth below opposite their respective names:

                                                                    NUMBER OF
     UNDERWRITER                                                 ORDINARY SHARES
     -----------                                                 ---------------
     Prudential Securities Incorporated.........................
     CIBC Oppenheimer Corp. ....................................
     ING Baring Furman Selz LLC.................................
     Warburg Dillon Read LLC....................................
                                                                   ----------
     Total......................................................   16,750,000
                                                                   ==========

  The Company is obligated to sell, and the Underwriters are obligated to purchase, all of the Ordinary Shares set forth above if any are purchased. The closing of the Offering made hereby is conditioned upon the simultaneous closing of the Direct Sales by the Company.

  The Underwriters, through the Representatives, have advised the Company that they propose to offer the Ordinary Shares set forth above initially at the public offering price set forth on the cover page of this Prospectus; that the
Underwriters may allow to selected dealers a concession of $       per
Ordinary Share; and that such dealers may reallow a concession of $       per
Ordinary Share to certain other dealers. After the Offering, the initial public offering price and the concessions may be changed by the Representatives.

  The Company has granted to the Underwriters an over-allotment option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 2,512,500 Ordinary Shares at the initial public offering price per share, less underwriting discounts and commissions, as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering any over-allotments incurred in the sale of the Ordinary Shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Ordinary Shares as the number set forth next to such Underwriter's name in the preceding table bears to 16,750,000.

  The Company, its directors, officers and shareholders, the Shareholder Investors, the Non-Shareholder Investors and the holders of Class A Warrants and Class B Warrants have executed lock-up agreements pursuant to which each has agreed that they will not, for a period of one year (or six months with respect to the Ordinary Shares and Class A Warrants to be purchased by the Non-Shareholder Investors in the Direct Sales) after the date of this Prospectus, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, transfer, assign, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, transfer, assignment, hypothecation, grant of any option to purchase or other sale or disposition) of any Ordinary Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Ordinary Shares or other capital stock of the Company, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, and (other than with respect to the Company and the holders of the Class B Warrants) the Company, provided that in the case of holders of the Class B Warrants, consent to waiver of such restrictions may be granted during such period only with respect to transactions with certain holders of interests in the limited partnerships holding such warrants. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options do not become exercisable for one year from the date of the Prospectus. The Company also has agreed not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Ordinary Shares underlying stock options for a period of one year from the date of this Prospectus. Prudential Securities Incorporated and the Company may, in their sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements, except that in the case of holders of the Class B Warrants, such release may be granted only with respect to transactions with certain holders of interests in the limited partnerships holding such warrants.

  The Company has agreed to indemnify the several Underwriters and contribute to any losses arising out of certain liabilities, including liabilities under the Securities Act.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

  Prior to the Offering, there has been no public market for the Ordinary Shares. The initial public offering price was determined by the Company and the Representatives as an appropriate per share price in light of the Company's desired capitalization.

  Upon consummation of the Offering and out of the net proceeds received therefrom, the Company will pay Prudential Securities Incorporated an advisory fee equal to $800,000 (plus reimbursement of related out-of-pocket expenses) for investment banking and financial advisory services in connection with the Offering. The Company has entered into an investment advisory agreement with Prudential Investment, as one of the Investment Managers. See "Business-- Investment Managers." Prudential Securities Incorporated and Prudential Investment are wholly owned subsidiaries of The Prudential Insurance Company of America. The Roman Arch Fund L.P. and The Roman Arch Fund II L.P., each of which is a limited partnership and an affiliate of Prudential Securities Incorporated and makes investments for the benefit of limited partners who are employees of Prudential Securities Incorporated, purchased, respectively, 120,000 and 80,000 Class B Warrants for respective aggregate purchase prices of $181,200 and $120,800. The exercise price of the Class B Warrants is equal to the initial public offering price, subject to adjustment as provided in the Class B Warrants. The Class B Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. Each of The Roman Arch Fund L.P. and The Roman Arch Fund II L.P., as a holder of the Class B Warrants, has executed a lock-up agreement for a period of one year after the date of this Prospectus as described above.

  In connection with the Offering, certain Underwriters (and selling group members, if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Ordinary Shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Ordinary Shares for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Ordinary Shares in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Ordinary Shares in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 2,512,500 Ordinary Shares, by exercising the Underwriters' over-allotment option referred to previously. In addition, the Representatives, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby they may reclaim from an Underwriter (or any dealer participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Ordinary Shares that are distributed in the Offering but subsequently purchased by the Representatives for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Ordinary Shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required and, if they are undertaken, they may be discontinued at any time.

                                 LEGAL MATTERS

  The validity of the Ordinary Shares under Cayman Islands law will be passed upon for the Company by Maples and Calder, Cayman Islands. Certain matters as to United States law in connection with the Offering will be passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, Chief Executive Officer, President and a Director of the Company, serves as a consultant to Jones, Day, Reavis & Pogue. Certain matters as to state insurance regulatory laws will be passed upon for the Company by The Bernstein Law Firm, Washington, D.C. Certain matters as to United States law in connection with the Offering will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

  The consolidated balance sheet of the Company as of June 9, 1998, included in this Prospectus and in the Registration Statement has been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

             GLOSSARY OF SELECTED LIFE INSURANCE AND ANNUITY TERMS


A.M. Best rating.....................  A.M. Best Company, Inc.'s Best Ratings
                                        provide an overall opinion of an
                                        insurance company's ability to meet
                                        its obligations to policyholders
                                        based on a quantitative and
                                        qualitative evaluation of a company's
                                        financial strength, operating
                                        performance and market profile. A.M.
                                        Best maintains a letter scale rating
                                        system consisting of 16 different
                                        ratings ranging from "A++" (superior)
                                        to "F" (in liquidation). An "A-"
                                        (excellent) rating is assigned by
                                        A.M. Best to companies which have, on
                                        balance, excellent financial
                                        strength, operating performance and
                                        market profile when compared to the
                                        standards established by the A.M.
                                        Best Company and which in A.M. Best's
                                        opinion have a strong ability to meet
                                        their ongoing obligations to
                                        policyholders.

Account value........................  The amount held in either the general account or a separate account of an
                                        insurance company to maintain
                                        policyholder assets and support
                                        liabilities.

Acquisition costs....................  Commission and brokerage fees paid for the production of premiums written
                                        and certain other acquisition and
                                        underwriting expenses.

                                       The person on whose life or life
Annuitant............................   expectancy the annuity payouts are
                                        based.

Annuity..............................  A periodic payment contract purchased from an insurance company that
                                        typically offers tax-deferred growth
                                        of the investment until earnings are
                                        withdrawn.

Annuity payouts......................  An amount paid at regular intervals under one of several plans available
                                        to the annuity owner and/or any other
                                        payee. This amount may be paid on a
                                        variable or fixed basis or a
                                        combination of both.

Automatic reinsurance treaty.........  Reinsurance of a specified type or category of risk defined in a
                                        reinsurance agreement (a "treaty")
                                        between a ceding company and a
                                        reinsurer. Typically, in automatic
                                        reinsurance the ceding company is
                                        obligated to offer and the reinsurer
                                        is obligated to accept a specified
                                        portion of all such type or category
                                        of risks originally insured or
                                        reinsured by the ceding company. Also
                                        known as treaty reinsurance.

Beneficiary..........................  The person designated to receive variable life death benefits or
                                        annuity benefits in case of the
                                        policyholder's or annuitant's death.

Broker...............................
                                       One who negotiates contracts of
                                        insurance or reinsurance, receiving a
                                        commission for placement and other
                                        services rendered, between (1) a
                                        policy-holder and a primary insurer,
                                        on behalf of the insured party, (2) a
                                        primary insurer and reinsurer, on
                                        behalf of the primary insurer, or (3)
                                        a reinsurer and a retrocessionaire,
                                        on behalf of the reinsurer.

Ceding...............................  The reinsurance by a primary insurer or reinsurer of all or a portion of
                                        its risk with a reinsurer or
                                        retrocessionaire. In doing so, the
                                        party "cedes" business and is
                                        referred to as the "cedent" or
                                        "ceding" company.

                                       A form of reinsurance with respect to
                                        which the risk generally is reinsured
Coinsurance..........................   on the same plan as that of the
                                        original policy. The reinsurer
                                        receives the gross premium charged to
                                        the policyholder on the reinsured
                                        part of the policy less expense
                                        allowances granted the ceding company
                                        by the reinsurer. The reinsurer
                                        maintains policy reserves and is
                                        liable for its share of policy
                                        benefits.

Corporate owned life insurance         An individual or group life insurance
("COLI").............................   policy owned by a company or a trust
                                        sponsored by a company. The proceeds
                                        from such a policy may be used to
                                        help fund general corporate
                                        liabilities, such as the cost of
                                        employee benefit programs.

Credited rates.......................  Interest rates applied to annuity and life insurance policies, whether
                                        contractually guaranteed or currently
                                        declared for a specified period, as
                                        outlined in the policy or contract.

Duff & Phelps rating.................  Duff & Phelps Credit Rating Co.'s claims paying ability ratings provide
                                        an overall opinion of an insurance
                                        company's ability to meet its
                                        obligations to policyholders. Duff &
                                        Phelps maintains a letter scale
                                        rating system consisting of 18
                                        different ratings ranging from "AAA"
                                        to "DD." An "A" rating is assigned by
                                        Duff & Phelps to companies that have,
                                        in Duff & Phelps' opinion, high
                                        claims paying ability, average
                                        protection factors and an expectation
                                        of variability in risk over time due
                                        to economic and/or underwriting
                                        conditions.

Duration.............................  A measure, expressed in years, of the price sensitivity of a financial
                                        instrument to changes in interest
                                        rates.

Facultative reinsurance..............  A type of reinsurance whereby the ceding company is not obligated to
                                        offer, and the reinsurer is not
                                        obligated to accept, all or a portion
                                        of each risk originally insured by
                                        the ceding company. Facultative risks
                                        are typically underwritten on a case-
                                        by-case basis.

Fixed annuities......................
                                       General account annuities which
                                        guarantee a contract holder that a
                                        specific sum of money will be paid in
                                        the future, either as a lump sum or
                                        as periodic income.

General account......................  The main account of an insurer through which premiums are collected and the
                                        insurer's liabilities are incurred
                                        where the insurer bears the relevant
                                        risks.

Indemnity reinsurance................  An arrangement in which an insurance company, the reinsurer, in
                                        consideration of a premium, agrees to
                                        indemnify another insurance or
                                        reinsurance company, known as the
                                        ceding company, against all or a
                                        portion of the insurance or
                                        reinsurance risks underwritten by the
                                        ceding company under one or more
                                        policies. Indemnity reinsurance does
                                        not legally discharge the primary
                                        insurer from its liability with
                                        respect to its obligations to the
                                        insured.

Modified coinsurance.................  A form of reinsurance that differs from coinsurance only in that
                                        reserves are retained by the ceding
                                        company while all risks remain with
                                        the reinsurer. The ceding company
                                        normally pays interest to replace the
                                        interest the reinsurer would have
                                        earned if it had held the assets
                                        corresponding to the reserves in its
                                        own investment portfolio.


Mortality............................  The relative incidence of death.

Net amount at risk...................  The difference between the cash value of a variable life insurance policy
                                        and the death benefit provided by
                                        such policy.

Persistency..........................  The rate which insurance policies or annuity contracts remain in force,
                                        expressed as a percentage of the
                                        number of policies remaining in force
                                        over the previous year.

Policy...............................  The printed document issued by an insurance or reinsurance company that
                                        states the terms of the insurance or
                                        reinsurance contract.

Policy reserves......................  Liabilities established by insurers that generally represent the
                                        estimated discounted present value of
                                        the net cost of claims, repayments or
                                        contract liabilities and the related
                                        expenses that the insurer will
                                        ultimately be required to pay in
                                        respect of reinsurance or insurance
                                        it has written or reinsured.

Premiums written.....................  Premiums written for a given period.

Primary insurer......................  An insurance company that contracts with the consumer to provide
                                        insurance coverage. Such primary
                                        insurer may then cede a portion of
                                        its business to reinsurers.

Qualified purchaser..................
                                       As defined in Section 2(a)(51) of the
                                        1940 Act and related rules and
                                        regulations.

Quota share reinsurance..............
                                       A term describing all forms of
                                        reinsurance in which the reinsurer
                                        shares a pro-rata part of the
                                        original premiums and losses of the
                                        ceding company under a quota share.
                                        (Also known as proportional
                                        reinsurance, "pro-rata contract"
                                        reinsurance or participating
                                        reinsurance.)

Recapture right......................  The ceding company's right to cancel reinsurance under certain conditions.
                                        A recapture occurs when a ceding
                                        company cancels an in force
                                        reinsurance cession to increase the
                                        risk it retains.

Reinsurance; Reinsurer...............  An arrangement under which an insurance company (the "reinsurer")
                                        agrees to indemnify or assume the
                                        obligations of another insurance
                                        company (the "ceding company" or
                                        "cedent") for all or a portion of the
                                        insurance risks underwritten by the
                                        ceding company.

                                       The amount or portion of insurance
Retention............................   risk that a ceding insurer retains
                                        for its own account. Any insurance
                                        issued in excess of the retention is
                                        reinsured. In proportional treaties,
                                        the retention may be a percentage of
                                        the original policy's limit.

Retrocessional reinsurance;            A transaction whereby a reinsurer
Retrocessionaire.....................   cedes to another reinsurer, the
                                        retrocessionaire, all or part of the
                                        reinsurance that the first reinsurer
                                        has assumed. Retrocessional
                                        reinsurance does not legally
                                        discharge the ceding reinsurer from
                                        its liability with respect to its
                                        obligations to the reinsured.

                                       A segregated account established by an
Separate account.....................   insurance company to hold
                                        policyholder or contract holder
                                        assets and liabilities on behalf of
                                        such policyholder or contract holder.
                                        The funds in a separate account are
                                        maintained separately from those in
                                        other separate accounts and the
                                        general account and are not subject
                                        to the claims of the insurer's
                                        general creditors.

Structured settlement contracts......  Contracts providing for periodic payments for a determinable number of
                                        years or for life, typically in
                                        settlement of an injury claim or a
                                        lottery award.

Surplus relief reinsurance...........  A type of reinsurance which is primarily designed to increase
                                        temporarily a ceding company's
                                        statutory capital.

Surrender charge.....................
                                       A deferred sales charge to be applied
                                        if an annuity or life insurance
                                        policy is surrendered for its cash
                                        value prior
                                        to a specified date. Such a charge is
                                        intended to recover all or a portion
                                        of the policy acquisition costs and
                                        act as a deterrent to early surrender.

                                       The insurer's or reinsurer's process of
Underwriting.........................   reviewing contracts submitted for
                                        insurance or reinsurance coverage,
                                        deciding whether to accept all or part
                                        of the coverage requested and
                                        determining the applicable premiums.

Underwriting capacity................  The maximum amount that an insurance or reinsurance company can underwrite.
                                        Reinsurance serves to increase an
                                        insurer's underwriting capacity by
                                        reducing its exposure from particular
                                        risks.

Underwriting expenses................  The aggregate of policy acquisition costs, including commissions, and the
                                        portion of administrative, general and
                                        other expenses attributable to
                                        underwriting operations.

Unearned premiums....................  Premiums written but not yet earned, as they are attributable to the unexpired
                                        portion of the related contract or
                                        policy term.

Universal life insurance.............  A form of life insurance that combines term insurance and a cash value
                                        savings component. Premium payments
                                        and coverage usually can vary.

                                       An annuity which includes a provision
Variable annuity.....................   for benefit payments to vary according
                                        to the investment experience of the
                                        separate account in which the amounts
                                        paid to provide for this annuity are
                                        allocated.

Variable life insurance..............  A form of life insurance that offers fixed or flexible premiums and a
                                        minimum death benefit as well as
                                        providing a return linked to an
                                        underlying portfolio of securities
                                        that are held in a separate account of
                                        the insurer.

Whole life insurance.................   A form of life insurance which
                                        provides guaranteed death benefits and
                                        a guaranteed cash value to policy
                                        holders.

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                      INDEX TO CONSOLIDATED BALANCE SHEET

Report of Independent Auditors............................................  F-2
Consolidated Balance Sheet as of June 9, 1998.............................  F-3
Notes to Consolidated Balance Sheet.......................................  F-4
Consolidated Balance Sheet as of September 30, 1998 (unaudited) and June
 9, 1998.................................................................. F-14
Consolidated Statement of Operations and Accumulated Deficit for the
 period from June 9, 1998 (date of inception) through September 30, 1998
 (unaudited).............................................................. F-15
Consolidated Statement of Cash Flows for the period from June 9, 1998
 (date of inception) through September 30, 1998 (unaudited)............... F-16
Notes to Consolidated Financial Statements (unaudited).................... F-17

                        REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors
Scottish Annuity & Life Holdings, Ltd.

  We have audited the accompanying consolidated balance sheet of Scottish Annuity & Life Holdings, Ltd. (the "Company") as of June 9, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Scottish Annuity & Life Holdings, Ltd. at June 9, 1998 in conformity with accounting principles generally accepted in the United States of America.


                                          Ernst & Young

George Town, Grand Cayman
British West Indies
October 7, 1998
Except for Notes 5, 7 and 8
as to which the date is October 26, 1998

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                           CONSOLIDATED BALANCE SHEET
                       (STATED IN UNITED STATES DOLLARS)
                                  JUNE 9, 1998

ASSETS
Cash and cash equivalents............................................. $600,000
                                                                       --------
Total assets.......................................................... $600,000
                                                                       ========
SHAREHOLDER'S EQUITY
Share capital, par value $0.01 per share:
  Issued and fully paid: 1,500,000 Ordinary Shares.................... $ 15,000
  Additional paid in capital..........................................  585,000
                                                                       --------
Total shareholder's equity............................................ $600,000
                                                                       ========


                            See accompanying notes.

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                      NOTES TO CONSOLIDATED BALANCE SHEET

                                 JUNE 9, 1998

1. ORGANIZATION

  Scottish Annuity & Life Holdings, Ltd. (formerly, Scottish Life Holdings, Ltd.) ("Holdings") was incorporated as an exempted company with limited liability on May 12, 1998 under the laws of the Cayman Islands. Holdings has been organized to provide customized variable life insurance policies and reinsurance of in-force blocks of fixed annuities and similar contracts through its wholly-owned subsidiary, Scottish Annuity & Life Insurance Company (Cayman) Ltd. (formerly, Scottish Life Assurance (Cayman) Ltd.) ("Scottish Insurance", and together with Holdings, the "Company"). In addition, Holdings may reinsure in-force blocks of other types of annuity contracts and life insurance policies through Scottish Insurance. On July 8, 1998, Scottish Insurance received an unrestricted Class "B' insurer's license under the insurance laws of the Cayman Islands. The Company's fiscal year end is December 31. Holdings is planning an initial public offering of its Ordinary Shares (the "Offering"). Prior to June 24, 1998, all Ordinary Shares of Holdings were owned by Scottish Holdings, Ltd., a Cayman Islands company ("SHL").

  The Company executed a binder with a United States reinsurer on September 18, 1998 to assume reinsurance, on a retrocession basis, for approximately 35,000 in-force universal life insurance policies with an aggregate face value of approximately $5.0 billion. The reinsurance will be structured on a monthly renewable term basis with the Company reinsuring only the mortality risk under such policies, up to $1.5 million per life. The Company intends to retrocede risks in excess of $500,000 per life. The Company's binder is conditioned on the consummation of the Offering.

  During the period from its incorporation to June 9, 1998, the Company did not incur any income or expenses that are required to be reported in a statement of income or a statement of cash flows under United States generally accepted accounting principles. Therefore, the consolidated statements of income and cash flows have not been presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accompanying balance sheet is prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates. The following are the significant accounting and reporting policies adopted by the Company.

PREMIUM INCOME AND RELATED EXPENSES

  The variable life insurance policies are considered universal life-type contracts and, along with reinsured variable annuity contracts, will be accounted for under Financial Accounting Standards Board's ("FASB") Statement No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments." Premiums from variable life insurance policies and reinsured variable annuity contracts will be reported as deposits to policyholders' account balances which will be maintained in separate accounts. Revenues from these policies will consist of amounts assessed and recognized in income on a quarterly basis during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' account balances and interest credited to policyholders' account balances.

  Premiums from reinsured fixed annuity policies and reinsured traditional life insurance contracts will be recognized generally as revenue when due from policyholders. Benefits and expenses are matched with such

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998
income so as to result in the recognition of profits over the life of the contracts. This is achieved by means of the provision for liabilities for future policy benefits and deferral and subsequent amortization of policy acquisition costs. Premiums from reinsurance of investment type fixed annuity contracts will be reported as deposits. Revenues from these contracts will consist of amounts assessed quarterly during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' account balances.

ADMINISTRATIVE SERVICES FEES

  The Company charges administrative services fees to The Scottish Annuity Company (Cayman) Ltd., a wholly owned subsidiary of SHL ("Scottish Annuity"), quarterly in advance (see Note 7). Such fees are recognized into income ratably.

DEFERRED POLICY ACQUISITION COSTS

  For variable life insurance and reinsurance of investment type fixed annuity contracts and reinsured variable annuity contracts, deferred policy acquisition costs, consisting of commissions, underwriting and policy issue expenses, will be amortized over the expected average life of the contracts as a constant percentage of the present value of estimated gross profits arising principally from investment results, mortality and expense margins, and surrender charges based on historical and anticipated future experience, which will be updated at the end of each accounting period. In computing amortization, interest shall accrue to the unamortized balance of capitalized acquisition costs at the rate used to discount expected gross profit. The effect on the amortization of deferred policy acquisition costs of revisions to estimated gross profits will be reflected in earnings in the period such estimated gross profits are revised.

  For fixed annuity reinsurance policies and reinsured traditional life insurance contracts, deferred policy acquisition costs, consisting of ceding commissions, will be charged to expense using assumptions consistent with those used in computing policy reserves. Assumptions as to anticipated premiums will be estimated at the date of the policy issuance and will be consistently applied during the life of the policies. Deviations from estimated experience will be reflected in earnings in the period such deviations occur. For these policies, the amortization periods generally will be for the estimated life of the policy.

POLICYHOLDERS' ACCOUNT BALANCES AND FUTURE POLICY BENEFITS

  The development of policy reserves for the Company's policies will require management to make estimates and assumptions regarding mortality, lapse, expense and investment experience. Actual results could differ materially from those estimates. Management will monitor actual experience and where circumstances warrant, will revise its assumptions and the related reserve estimates.

  Future benefit liabilities of variable life insurance policies will be estimated using actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on anticipated experience. Policy reserves will be established to meet the Company's estimated future benefit liabilities. Future benefit liabilities of reinsured traditional life insurance contracts will be estimated using actuarial assumptions as to mortality, morbidity, terminations, investment yields and expenses applicable at the time the insurance contracts are made. As variable life insurance policies are issued, the Company's associated mortality risk may tend to fluctuate more than would be expected than if the Company had a larger pool of insureds. The Company will allocate a portion of its capital to further provide for potential fluctuations in volatility of mortality experience. For the Company's reinsured fixed annuity business, such estimates will be primarily based on historical experience and information provided by ceding companies.

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998

  When the liabilities for future policy benefits plus the present value of expected future gross premiums for a policy are insufficient to provide for expected future benefits and expenses for that policy, a premium deficiency reserve will be established by a charge to income. Benefit liabilities for fixed annuities during the accumulation period are equal to the accumulated present value of expected future payments.

  Premiums for variable life insurance policies and reinsured variable annuity contracts will be reported as deposits to policyholders' account balances which will be maintained in separate accounts. The funds in these separate accounts will be managed by private independent money managers for the benefit of such policyholders. The Company will not provide any investment management or advisory services to any policyholder. Revenues from these contracts will consist of amounts assessed during the period against policyholders' separate account balances for mortality charges, policy administration and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' separate account balances and interest credited to policyholders' separate account balances.

INVESTMENTS

  The Company intends to categorize all investments in marketable securities as available-for-sale and, accordingly, such securities will be carried at fair value. Realized gains and losses are determined on a specific identification method. The cost of fixed income securities will be adjusted for amortization of premiums and discounts. Realized gains and losses will be recorded in the statement of operations and included in investment income. Unrealized gains and losses will be reported as a separate component of shareholder's equity. Other than temporary declines in value will be charged to income and a new cost basis will be established for the securities.

SEPARATE ACCOUNT ASSETS AND LIABILITIES

  Separate accounts will be recorded at the fair value of the underlying investments less mortality charges, policy administration charges and surrender charges. The funds in the separate accounts will not be part of the Company's general funds and will not be available to meet the general obligations of the Company.

  Separate account liabilities will represent the policyholders' separate account values. They will consist of the initial premiums paid after consideration of net investment gains/losses attributable to each separate account, less fees and withdrawals.

TRANSLATION OF FOREIGN CURRENCIES

  The Company's functional currency is the United States dollar. Premiums written and receivable in foreign currencies, if any, will be recorded at exchange rates prevailing on the effective date of the contract and liabilities for future benefits payable in foreign currencies at the time such liabilities are first recorded. Exchange gains or losses resulting from the periodic revaluation and settlement of such assets and liabilities will be recorded in the Company's statement of operations.

DEFERRED OFFERING COSTS

  Offering costs incurred in connection with the Offering, including certain amounts payable for investment banking and financial advisory services, will be deferred and deducted from the gross proceeds of the Offering. Deferred offering costs incurred through October 7, 1998, amount to approximately US$1.9 million.

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998
EARNINGS PER ORDINARY SHARE

  The Company will calculate earnings per Ordinary Share based upon the guidance provided in FASB Statement No. 128 "Earnings per Share". This statement requires the presentation of two amounts of earnings per share when the company has a complex capital structure. These amounts are earnings per Ordinary Share and earnings per Ordinary Share assuming dilution.

  Basic earnings per Ordinary Share will be calculated by dividing net income attributable to holders of Ordinary Shares by the weighted average number of Ordinary Shares outstanding during the period.

  Diluted earnings per Ordinary Share will be calculated by dividing the net income attributable to holders of Ordinary Shares by the weighted average number of Ordinary Shares outstanding during the period, plus dilutive potential Ordinary Shares. Options and warrants issued by the Company will be considered dilutive potential Ordinary Shares and will be included in the calculation using the treasury stock method.

CONSOLIDATION

  The Company's balance sheet includes the accounts of Holdings and Scottish Insurance after the elimination of intercompany balances.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents include fixed deposits with an original maturity, when purchased, of three months or less. Cash and cash equivalents are recorded at face value, which approximates fair value. All cash and cash equivalents are held with a single financial institution in the Cayman Islands. Management does not anticipate any material losses as a result of this credit concentration.

ACCOUNTING STANDARDS

  The Financial Accounting Standards Board has issued the following accounting standard that will affect the Company.

  FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998 and requires adoption no later than fiscal quarters or fiscal years beginning after June 15, 1999. The new standard establishes accounting and reporting standards for derivative instruments. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment,
(b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction.

  The Company has not yet completed its evaluation of the effect this standard will have on the Company.

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998

3. SHAREHOLDER'S EQUITY

PREFERRED SHARES

  The Company is authorized to issue 50,000,000 Preferred Shares of par value $0.01 each. At the balance sheet date there were no Preferred Shares issued or outstanding.

ORDINARY SHARES

  The Company is authorized to issue 100,000,000 Ordinary Shares of par value $0.01 each. At the balance sheet date 1,500,000 Ordinary Shares were outstanding.

WARRANTS

  In connection with its initial capitalization, the Company issued Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares to Michael C. French, Michelle L. Boucher and certain companies wholly owned by certain shareholders of SHL. The aggregate consideration paid for these warrants of $100,000 is reflected as additional paid-in-capital. The Class A Warrants were issued on June 9, 1998 at the initial stage of the development of the Company's business plan when the feasibility of proceeding with the offering was uncertain. Effective September 3, 1998, the Class A Warrant agreements were superseded by Amended and Restated Class A Warrant agreements with no material impact on the operation of the agreements. The consideration paid for the Class A Warrants was determined to be fair value in the judgment of the Company in light of such uncertainty. The exercise price of the Class A Warrants will be equal to the initial public offering price per share of the Company's Ordinary Shares. The Class A Warrants become exercisable in equal amounts over a three year period commencing on the first anniversary of the consummation of the Offering. The Class A Warrants will expire on the tenth anniversary of the consummation of the Offering.

  The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for warrants issued to employees because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing warrants issued to employees. Under APB 25, because the exercise price of the Class A Warrants issued to employees equals the initial public offering price of the underlying stock on the date of issuance, no compensation expense is recognized.

  The Class B Warrants, discussed in Note 8 below, were issued on June 18, 1998 after the Company's business plan had undergone further development and the Company was in a position to proceed with the Offering. As a result, the Class B Warrants were issued for greater consideration. Effective September 3, 1998, the Class B Warrant agreements were superseded by Amended and Restated Class B Warrant agreements with no material impact on the operation of the agreements.

  The Class C Warrants, discussed in Note 7 below, are issuable to Westport Partners (Bermuda), Ltd. ("Westport") annually over the four year term of the agreement with Westport based on the achievement of certain revenues attributable to business identified or referred by Westport.

4. STOCK OPTION PLAN

  On June 18, 1998, the Board of Directors adopted a Stock Option Plan (the "Plan") under which it may grant, subject to certain restrictions, nonstatutory stock options ("Options"). The aggregate number of Ordinary Shares for which Options may be granted under the Plan is limited to 1,500,000 shares and no individual shall

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998
be granted Options for more than 1,000,000 shares under the Plan. Effective September 2, 1998, the Amended and Restated 1998 Stock Option Plan increased the aggregate number of Ordinary Shares for which options may be granted from 1,500,000 to 2,000,000 shares. Options may be granted to eligible employees, non-employee Directors, advisors and consultants. Each grant will specify the required time of continuing service by the Participant (as defined in the Plan) with the Company or any other conditions to be satisfied before the Option, or installments thereof will become exercisable.

  The Plan will be administered by the Board of Directors. The Board of Directors has the authority to select the parties to be granted Options and to set the date of grant and other terms of the Options granted under the Plan.

  The minimum exercise price of the Options will be equal to the fair market value, as defined in the Plan, of the Company's Ordinary Shares at the date of grant. The term of the Options shall not be more than ten years from the date of grant. Unless otherwise provided in the option agreement, the Options shall become exercisable in three equal annual installments, commencing on the first anniversary of the grant date.

  The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation"("FASB 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  The Company has elected to apply the fair value method of FASB 123 in accounting for stock options granted to non-employees who provide services to the Company.

5. TAXATION

  There is presently no taxation imposed on income or capital gains by the Government of the Cayman Islands. If any taxation were to be enacted, Holdings and Scottish Insurance have been granted exemptions therefrom until 2018. The Company intends to operate in a manner such that it will owe no United States tax other than premium excise taxes and withholding taxes on certain investments.

6. STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS

  Under the Insurance Law of the Cayman Islands (1998 Revision), Scottish Insurance must maintain a net capital worth of US$240,000.

  Holdings' ability to pay dividends depends on the ability of Scottish Insurance to pay dividends to Holdings. While Holdings itself is not subject to any significant legal prohibitions on the payment of the dividends, Scottish Insurance will be subject to Cayman Islands regulatory constraints which affect its ability to pay dividends to Holdings. Scottish Insurance is prohibited from declaring or paying a dividend if such payment would reduce its net capital worth below US$240,000.

7. MATERIAL AGREEMENTS

SCOTTISH ANNUITY AGREEMENT

  Scottish Insurance has entered into an Insurance Administration, Services and Referral Agreement (the "Scottish Annuity Agreement"), as amended, with Scottish Annuity dated as of July 1, 1998, and effective October 1, 1998, pursuant to which Scottish Insurance will provide Scottish Annuity with a variety of insurance administration,

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998
accounting and other services, including (i) investment fund accounting reporting for variable annuity products, (ii) monitoring compliance with the diversification, investor control and certain other requirements of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) administrative services in the issuance by Scottish Annuity of variable annuity products and documents related thereto, (iv) servicing of variable annuity products after issuance by Scottish Annuity, (v) accounting for investment, capital and income and expense activities and maintenance of individual ledgers for investment funds in which each annuity product is invested, (vi) preparing financial statements of Scottish Annuity and (vii) controlling all disbursements from Scottish Annuity and authorizing such disbursements upon instructions from Scottish Annuity. These services will be provided by Scottish Insurance personnel. Scottish Annuity personnel will conduct all other administrative and accounting services related to its variable annuity products.

  As compensation for the services rendered by Scottish Insurance during the term of the Scottish Annuity Agreement, Scottish Annuity will pay to Scottish Insurance an amount equal to 0.50% per annum of the separate account value of each annuity contract issued by Scottish Annuity subject to a minimum of U.S.$25,000 per year. In addition, Scottish Annuity will reimburse Scottish Insurance for all out-of-pocket fees, costs and expenses incurred or advanced by Scottish Insurance on behalf of Scottish Annuity in connection with the Scottish Annuity Agreement.

  In addition, pursuant to the Scottish Annuity Agreement (i) Scottish Annuity will refrain from the direct or indirect offer or sale of any life insurance products and will refer only to Scottish Insurance any opportunity or inquiry that it may receive to issue and sell any life insurance products, and (ii) Scottish Insurance will refrain from the direct or indirect offer or sale of any variable annuity products and will refer only to Scottish Annuity any opportunity or inquiry that it may receive to issue and sell any variable annuity products.

  The Scottish Annuity Agreement will continue in effect until December 31, 1999 and will thereafter be automatically renewed for successive one-year periods, unless canceled by either party not less than 60 days prior to the commencement of a renewed term. In addition, the Scottish Annuity Agreement will terminate earlier under specified circumstances (e.g. bankruptcy or uncured defaults under the agreement). Scottish Annuity and Scottish Insurance have agreed to indemnify each other and their respective employees for certain liabilities.

  In addition, pursuant to separate agreements and as partial consideration for entering into the Scottish Annuity Agreement, Scottish Insurance will sublease to Scottish Annuity a portion of its leased space at its executive offices in the Cayman Islands and Scottish Annuity has sold certain of its computer hardware and software to Scottish Insurance.

AGREEMENT WITH IRM CAYMAN

  Scottish Insurance retained IRM Cayman, a member company of International Risk Management Group, Inc. ("IRMG"), an affiliate of Swiss Reinsurance, as of June 30, 1998, to act as the Company's licensed insurance manager in the Cayman Islands and to supplement from time to time the Company's administrative staff in the Cayman Islands. As the Company's licensed insurance manager in the Cayman Islands, IRM Cayman will prepare the Company's annual report required to be filed with the Cayman Islands Monetary Authority, submit any changes or amendments to the Company's business plan required to be filed with the Cayman Islands Monetary Authority and annually certify as to the Company's compliance with all applicable requirements of the Cayman Islands Monetary Authority. The Company's agreement with IRM Cayman may be terminated by either party upon 90 days advance written notice. The Company pays IRM Cayman an annual retainer of $25,000, and IRM Cayman bills for its actual services on an hourly basis.

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998
WESTPORT AGREEMENT

  In an effort to facilitate its marketing efforts, the Company has entered into an agreement with Westport, a developer and administrator of insurance products for international insurance brokers, insurance companies and corporations and an affiliate of Westport Worldwide, pursuant to which Westport will provide non-exclusive distribution services with respect to the Company's variable life insurance products. In addition, Westport may be retained to provide administration services for certain variable life insurance products that the Company issues.

  All of Westport's distribution activities will be undertaken outside the United States and Westport has agreed to comply with all of the Company's operating guidelines. For its distribution activities, the Company will issue to Westport up to 750,000 Class C Warrants to purchase up to 750,000 Ordinary Shares at an exercise price equal to the initial public offering price per Ordinary Share. The Class C Warrants are issuable over a four year period on January 1, 2000 and on each anniversary thereafter (to and including January 1, 2003) in an amount to be determined by a formula based on the revenue for the preceding calendar year from variable life insurance policies issued by the Company to customers identified and referred by Westport. The Class C Warrants, if issued, will be for a term expiring ten years from the date of the Offering. These warrants will be accounted for under the fair value method, when issued, in accordance with FASB 123.

MILLIMAN & ROBERTSON AGREEMENT

  The Company has entered into an agreement with Milliman & Robertson pursuant to which Milliman & Robertson will provide certain actuarial services to the Company, including pricing and reinsurance analysis, from time to time as requested by the Company. The Company has paid Milliman & Robertson an initial retainer of $25,000, and Milliman & Robertson bills for its actual services on an hourly basis and for its reimbursable expenses.

DC PLANNING AGREEMENT

  The Company has entered into a consulting services agreement with DC Planning subject to the consummation of the Offering. DC Planning is an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries. Under the terms of the agreement, DC Planning will provide certain consulting services to the Company, including with respect to the development and implementation of its business plan. DC Planning will be paid $180,000 a year for a term of three years under the agreement. Howard Shapiro, who will be a Director of Holdings, is the managing partner of DC Planning.

PIMCO AGREEMENT

  The Company has entered into an investment advisory agreement (the "PIMCO Agreement") with Pacific Investment Management Company ("PIMCO") pursuant to which PIMCO will manage a portion of the Company's investment portfolio. Under the terms of the PIMCO Agreement, the Company will pay PIMCO an annual fee equal to 0.50% of the market value of the first $25 million of the Company's assets managed by PIMCO, 0.375% of the market value on the next $25 million of the Company's assets under management and 0.25% thereafter. The foregoing fees are payable quarterly in advance based on the market value of the Company's investment portfolio managed by PIMCO at the beginning of the billing period. The PIMCO Agreement will continue in effect on a month to month basis and may be terminated by either party effective at the end of the month upon 30 days advance notice. The Company may also terminate the PIMCO Agreement effective upon notice but will be obligated to pay the applicable fee for 30 days thereafter.

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998

GENERAL RE AGREEMENT

  The Company has entered into an investment advisory agreement (the "General Re Agreement") with General Re-New England Asset Management, Inc. ("General Re") pursuant to which General Re will manage a portion of the Company's investment portfolio. Under the terms of the General Re Agreement, the Company will pay General Re an annual fee equal to 0.20% of the market value of the first $50 million of the Company's assets under management, 0.15% on the market value of the next $50 million of the Company's assets under management and 0.12% on the market value of the Company's assets under management in excess of $100 million. The foregoing fees are payable at the end of each calendar quarter for services provided during the prior three months. The General Re Agreement may be terminated by either party upon thirty days written notice and will remain in effect until terminated.

PRUDENTIAL INVESTMENT AGREEMENT

  The Company has entered into an investment advisory agreement (the "Prudential Agreement") with The Prudential Investment Corporation ("Prudential") pursuant to which Prudential will manage a portion of the Company's investment portfolio. Under the terms of the Prudential Agreement, the Company will pay Prudential an annual fee equal to 0.20% of the market value of the first $50 million of the Company's assets under management and 0.15% on the market value of the Company's assets in excess of $50 million under management. The foregoing fees will be payable at the end of each calendar quarter for services provided during the prior three months. The Prudential Agreement may be terminated at any time by the Company or with 45 days advance notice by Prudential.

OTHER AGREEMENTS

  The Company had previously entered into a series of other agreements with respect to its planned operations. As a result of changing market conditions certain of those agreements have been terminated and replaced with the agreements described herein.

8. SUBSEQUENT EVENTS

  The Company entered into Warrant Purchase Agreements whereby The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. purchased an aggregate of 200,000 Class B Warrants for an aggregate purchase price of $302,000. The exercise price of the Class B Warrants will be equal to the initial public offering price per Ordinary Share, and such Class B Warrants become exercisable in equal amounts over a three year period commencing one year after the Offering and expire five years after the consummation of the Offering. Management is of the view that the agreed sale price of the Class B Warrants represented fair value at the time of purchase. The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. are each limited partnerships and affiliates of Prudential Securities Incorporated, one of the underwriters of the Offering, and make investments for the benefit of limited partners who are employees of Prudential Securities Incorporated.

  The Company has agreed to pay, upon consummation of the Offering, a fee of $800,000 (plus reimbursement of related out-of-pocket expenses) to Prudential Securities Incorporated for investment banking and financial advisory services in connection with the Offering.

  Effective June 24, 1998, SHL transferred to its shareholders all of its Ordinary Shares in Holdings by way of a distribution.

  Effective September 9, 1998, Holdings changed its name from Scottish Life Holdings, Ltd. to Scottish Annuity & Life Holdings, Ltd. and Scottish Insurance changed its name from Scottish Life Assurance (Cayman) Ltd. to Scottish Annuity & Life Insurance Company (Cayman) Ltd.

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                 JUNE 9, 1998

  On October 22, 1998, two shareholders of the Company (the "Shareholder Investors") and Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd. (collectively, the "Non-Shareholder Investors," and together with the Shareholder Investors, the "Direct Investors") have agreed to purchase for investment an aggregate of 1,418,440 Ordinary Shares and Class A Warrants exercisable for an aggregate of 400,000 Ordinary Shares. The aggregate purchase price of $20.0 million to be paid by the Direct Investors is based on a price of $14.10 (the initial public offering price per Ordinary Share less the underwriting discounts and commissions in the Offering) for (i) one Ordinary Share and (ii) the right to purchase 0.282 of an Ordinary Share under the Class A Warrants. Such purchases by the Direct Investors will be consummated simultaneously with the consummation of the Offering.

  On October 23, 1998, in consideration of $9,677.42, Michael C. French transferred 150,000 Class A Warrants to two investors.

  On October 22, 1998, the Company paid nominal consideration and issued 900,000 Class A Warrants (see also Note 3) in order to reacquire and cancel on a pro-rata basis, 1,100,000 of its issued and outstanding Ordinary Shares.

  On October 22, 1998, the Company further amended its Stock Option Plan to reduce the aggregate number of Ordinary Shares for which Options can be granted from 2,000,000 to 1,600,000 shares (see also Note 4). In addition, a provision was added relating to the granting of options to eligible non-employee directors. As of October 22, 1998, Options for 900,000 Ordinary Shares had been granted to Participants in the Plan. Options for an additional 170,000 Ordinary Shares will be granted to certain Participants in the Plan prior to consummation of the Offering.

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                           CONSOLIDATED BALANCE SHEET
                       (STATED IN UNITED STATES DOLLARS)

                                                                   SEPTEMBER 30,
                                                      JUNE 9, 1998     1998
                                                      ------------ -------------
                                                                    (UNAUDITED)
ASSETS
Cash and cash equivalents............................   $600,000    $  311,173
Deferred offering costs..............................         --     1,461,553
Other assets.........................................         --       158,593
                                                        --------    ----------
Total assets.........................................   $600,000    $1,931,319
                                                        ========    ==========
LIABILITIES
Due to related party.................................   $     --    $  168,783
Accounts payable and accrued expenses................         --       975,417
                                                        --------    ----------
Total liabilities....................................         --     1,144,200
SHAREHOLDERS' EQUITY
Share capital, par value $0.01 per share:
  Issued and fully paid: 1,500,000 Ordinary Shares...     15,000        15,000
  Additional paid in capital.........................    585,000       887,000
Accumulated deficit..................................         --      (114,881)
                                                        --------    ----------
Total shareholders' equity...........................    600,000       787,119
                                                        --------    ----------
Total liabilities and shareholders' equity...........   $600,000    $1,931,319
                                                        ========    ==========


                            See accompanying notes.

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

    CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT (UNAUDITED)
                       (STATED IN UNITED STATES DOLLARS)

    PERIOD FROM JUNE 9, 1998 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 1998

                                                                PERIOD ENDED
                                                             SEPTEMBER 30, 1998
                                                             ------------------
                                                                (UNAUDITED)
INCOME
Interest income.............................................     $    5,850
                                                                 ----------
EXPENSES
Salaries and benefits.......................................         68,368
Recruitment expenses........................................         20,490
Professional fees...........................................         16,939
Miscellaneous expenses......................................         10,930
Administrative expenses.....................................          4,004
                                                                 ----------
Total expenses..............................................        120,731
                                                                 ----------
Net loss, being accumulated deficit at end of period........     $ (114,881)
                                                                 ==========
Basic and diluted loss per Ordinary Share...................     $     (.08)
                                                                 ==========
Weighted average and diluted weighted average number of
 Ordinary Shares outstanding................................      1,500,000
                                                                 ==========



                            See accompanying notes.

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                       (STATED IN UNITED STATES DOLLARS)

    PERIOD FROM JUNE 9, 1998 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 1998

                                                              PERIOD ENDED
                                                           SEPTEMBER  30, 1998
                                                           -------------------
                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net loss..................................................     $  (114,881)
Adjustment to reconcile net loss to net cash used in
 operating activities
  Changes in assets and liabilities:
    Deferred offering costs...............................      (1,461,553)
    Other assets..........................................        (158,593)
    Due to related party..................................         168,783
    Accounts payable and accrued expenses.................         975,417
                                                               -----------
Net cash used in operating activities.....................        (590,827)
FINANCING ACTIVITIES
Issuance of Class B Warrants..............................         302,000
                                                               -----------
Net cash provided by financing activities.................         302,000
                                                               -----------
Net change in cash and cash equivalents...................        (288,827)
Cash and cash equivalents at beginning of period..........         600,000
                                                               -----------
Cash and cash equivalents at end of period................     $   311,173
                                                               ===========


                            See accompanying notes.

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        SEPTEMBER 30, 1998 (UNAUDITED)

1. BASIS OF PRESENTATION

  The unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and include all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim period presented. All such adjustments are, in the opinion of management, of a normal recurring nature. All significant intercompany balances and transactions have been eliminated. Results of operations for the period ended September 30, 1998 are not necessarily indicative of results to be expected for the full year.

  These unaudited consolidated financial statements and notes should be read in conjunction with the audited consolidated balance sheet and notes of the Company at June 9, 1998 included in pages F-1 through F-13.

2. DUE TO RELATED PARTY

  Due to related party is payable on demand and non-interest bearing, and is comprised of expenses incurred for travel and other general costs that are payable to The Scottish Annuity Company (Cayman), Ltd., a wholly owned subsidiary of SHL.

3. DEFERRED OFFERING COSTS

  Offering costs incurred in connection with the Offering, including certain amounts payable for investment banking and financial advisory services, will be deferred and deducted from the gross proceeds of the Offering.

4. SHAREHOLDERS' EQUITY WARRANTS

  The Company entered into Warrant Purchase Agreements whereby The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. purchased, and the Company issued, on June 18, 1998, an aggregate of 200,000 Class B Warrants for an aggregate purchase price of $302,000. The exercise price of the Class B Warrants will be equal to the initial public offering price per Ordinary Share, and such Class B Warrants become exercisable in equal amounts over a three year period commencing one year after the Offering and expire ten years after the consummation of the Offering. Management is of the view that the agreed sale price of the Class B Warrants represented fair value at the time of purchase. Effective September 3, 1998, the Class B Warrant agreements were superseded by Amended and Restated Class B Warrant agreements with no material impact on the operation of the agreements.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE ORDINARY SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE ORDINARY SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

UNTIL    , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Enforceability of Civil Liabilities under United States Federal Securities
 Laws.....................................................................    2
Additional Information....................................................    3
Prospectus Summary........................................................    4
Risk Factors..............................................................    9
Use of Proceeds...........................................................   21
Dividend Policy...........................................................   21
Capitalization............................................................   22
Dilution..................................................................   23
Management's Discussion and Analysis of Financial Condition and Plan
 of Operations............................................................   25
Business..................................................................   30
Management................................................................   51
Principal Stockholders....................................................   58
Certain Relationships and Related Party Transactions......................   59
Description of Shares.....................................................   60
Shares Eligible for Future Sale...........................................   69
Direct Sales..............................................................   71
Material Tax Consequences.................................................   72
Underwriting..............................................................   79
Legal Matters.............................................................   81
Experts...................................................................   81
Glossary of Selected Life Insurance and Annuity Terms.....................   82
Index to Consolidated Balance Sheet.......................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               16,750,000 Shares

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                Ordinary Shares



                                 -------------

                                  PROSPECTUS

                                 -------------



                      PRUDENTIAL SECURITIES INCORPORATED

                               CIBC OPPENHEIMER

                          ING BARING FURMAN SELZ LLC

                            WARBURG DILLON READ LLC


                                      , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the Ordinary Shares being registered hereby. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the Nasdaq National Market.

Securities and Exchange Commission registration fee................. $   85,237
National Association of Securities Dealers, Inc. filing fee.........     29,394
Nasdaq National Market quotation fee................................     95,000
Advisory fee........................................................    800,000
Printing costs......................................................    650,000
Accounting fees and expenses........................................    175,000
Legal fees and expenses (not including Blue Sky)....................    750,000
Blue Sky fees and expenses..........................................      2,000
Miscellaneous expenses..............................................    113,369
                                                                     ----------
  Total............................................................. $2,700,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty, wilful neglect or default.

  The Articles contain provisions providing for the indemnification by the Company of an officer, director, employee or agent of the Company, or any person serving at the request of the Company as an officer, director, employee or agent of any other company, for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of the Company or serving in such capacity. In addition, the Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Articles. The Company plans to purchase directors and officers liability insurance from third parties for its directors and executive officers. The Company also plans to enter into indemnity agreements with each of its executive officers and directors.

  The Articles provide that directors of the Company shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a payment of a dividend on stock of the Company or a purchase or redemption of stock of the Company in violation of law; or (iv) for any transaction from which a director derived an improper personal benefit.

  Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and controlling persons of the Company against liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since its formation, the Company issued the following securities that were not registered under the Securities Act:

    (a) On June 9, 1998, the Company sold 1,500,000 Ordinary Shares to Scottish Holdings, Ltd., for an aggregate purchase price of $500,000.

    (b) On June 9, 1998, the Company sold Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares to Michael C. French, Michelle L. Boucher, Audubon Asset, Limited and Soulieana Limited for an aggregate purchase price of $100,000.

    (c) On June 18, 1998, the Company sold Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares to The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. for an aggregate purchase price of $302,000.

    (d) On October 22, 1998, the Company issued Class A Warrants to purchase an aggregate of 900,000 Ordinary Shares to Audubon Asset, Limited, Soulieana Limited and South Madison Trust in exchange for 1,045,000 Ordinary Shares.

    (e) On October 27, 1998, the Company entered into securities purchase agreements with Audubon Asset Limited, Soulieana Limited, Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd. (the "Direct Investors"), pursuant to which the Company will sell to the Direct Investors an aggregate of 1,418,440 Ordinary Shares and Class A Warrants to purchase an aggregate of 400,000 Ordinary Shares.

  No underwriters were or will be involved in the foregoing sales of securities. Such sales were or will be made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are or will be deemed restricted securities for purposes of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a) Exhibits. Except as otherwise indicated, the following Exhibits are filed herewith and made a part hereof:

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 1.1**   Form of Underwriting Agreement between the Company and the
         Underwriters.
 3.1**   Memorandum of Association of the Company.
 3.2**   Articles of Association of the Company.
 4.1**   Specimen Ordinary Share Certificate.
 4.2**   Form of Amended and Restated Class A Warrant.
 4.3**   Form of Amended and Restated Class B Warrant.
 4.4**   Form of Securities Purchase Agreement for the Class A Warrants.
 4.5**   Form of Warrant Purchase Agreement for the Class B Warrants.
 4.6**   Form of Registration Rights Agreement for the Class A Warrants.
 4.7**   Form of Registration Rights Agreement for the Class B Warrants.
 4.10**  Form of Securities Purchase Agreement between the Company and the
         Shareholder Investors
 4.11**  Form of Registration Rights Agreement between the Company and the
         Shareholder Investors
 4.12**  Form of Securities Purchase Agreement between the Company and the Non-
         Shareholder Investors
 4.13**  Form of Registration Rights Agreement between the Company and the Non-
         Shareholder Investors
 5.1**   Opinion of Maples and Calder as to the validity of the securities being offered.
 8.1**   Opinion of Maples and Calder.

 EXHIBIT
 NUMBER                         DESCRIPTION OF DOCUMENT
 -------                        -----------------------
  8.2**  Opinion of Jones, Day, Reavis & Pogue.
 10.1**  Employment Agreement dated June 18, 1998 between the Company and
          Michael C. French.
 10.2**  Employment Agreement dated June 18, 1998 between the Company and
          Michelle L. Boucher.
 10.3**  Second Amended and Restated 1998 Stock Option Plan effective October
          22, 1998.
 10.4**  Form of Stock Option Agreement in connection with 1998 Stock Option
          Plan.
 10.8**  Agreement dated June 30, 1998 between the Company and International
          Risk Management (Cayman) Ltd.
 10.9**  Amended and Restated Insurance Administration, Services and Referral
          Agreement dated as of October 1, 1998 between the Company and The
          Scottish Annuity Company (Cayman) Ltd.
 10.10** Employment Agreement dated July 20, 1998 between the Company and
          Henryk Sulikowski.
 10.12** Form of Indemnification Agreement between the Company and each of its directors and officers.
 10.13** Investment Management Agreement dated October 22, 1998 between the
          Company and Pacific Investment Management Company.
 10.14** Investment Management Agreement dated October 22, 1998 between the
          Company and General Re--New England Asset Management, Inc.
 10.15** Agreement dated October 23, 1998 between the Company and Westport
          Partners (Bermuda), Ltd.
 10.16** Investment Management Agreement dated October 22, 1998 between the
          Company and The Prudential Investment Corporation.
 10.17** Form of Omnibus Registration Rights Agreement.
 21.1**  Subsidiaries of Registrant.
 23.1**  Consent of Maples and Calder (contained in Exhibit 5.1).
 23.2**  Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.2).
 23.3*   Consent of Ernst & Young.
 23.4**  Consent of The Bernstein Law Firm (contained in Exhibit 99.10).
 24.1**  Powers of Attorney.
 99.1**  Consent of Michael Austin.
 99.3**  Consent of Howard Shapiro.
 99.4**  Form F-N.
 99.5**  Consent of Sam Wyly.
 99.6**  Consent of Charles J. Wyly, Jr.
 99.7**  Consent of David Matthews.
 99.8**  Consent of R. Duke Buchan III.
 99.9**  Consent of Robert M. Chmely.
         Opinion of The Bernstein Law Firm with respect to certain state
 99.10** insurance regulatory matters.

--------
 * Filed herewith.

** Previously filed.

  (b) Financial Statement Schedules

  All financial statement schedules are omitted because they are either not applicable or the required information is included in the balance sheet or notes thereto appearing elsewhere in this Registration Statement.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 7 to Registration Statement No. 333-57227 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on November 19, 1998.

                                       SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                           /s/ Michael C. French
                                       By: ___________________________________
                                          Michael C. French
                                          Chief Executive Officer and
                                           President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to Registration Statement No. 333-57227 has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ Michael C. French         Chief Executive Officer,      November 19, 1998
____________________________________  President and Director
         Michael C. French            (Principal Executive
                                      Officer)
                 *                   Senior Vice President, Chief  November 19, 1998
____________________________________  Financial Officer and
        Michelle L. Boucher           Secretary (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)
                 *                   Director                      November 19, 1998
____________________________________
              Sam Wyly
                 *                   Director                      November 19, 1998
____________________________________
           Michael Austin
                 *                   Director                      November 19, 1998
____________________________________
         R. Duke Buchan III
                 *                   Director                      November 19, 1998
____________________________________
          Robert M. Chmely
                 *                   Director                      November 19, 1998
____________________________________
           David Matthews
                 *                   Director                      November 19, 1998
____________________________________
           Howard Shapiro
                 *                   Director                      November 19, 1998
____________________________________
        Charles J. Wyly, Jr.
       /s/ Donald J. Puglisi         Authorized Representative in  November 19, 1998
____________________________________  the United States
         Donald J. Puglisi

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 7 to Registration Statement No. 333-57227 pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                           /s/ Michael C. French
                                              Michael C. French
                                              Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT
 SEQUENTIAL
   NUMBER
  PAGE NO.                        DESCRIPTION OF DOCUMENT
 ----------                       -----------------------
  1.1**     Form of Underwriting Agreement between the Company and the
            Underwriters.
  3.1**     Memorandum of Association of the Company.
  3.2**     Articles of Association of the Company.
  4.1**     Specimen Ordinary Share Certificate.
  4.2**     Form of Amended and Restated Class A Warrant.
  4.3**     Form of Amended and Restated Class B Warrant.
  4.4**     Form of Securities Purchase Agreement for the Class A Warrants.
  4.5**     Form of Warrant Purchase Agreement for the Class B Warrants.
  4.6**     Form of Registration Rights Agreement for the Class A Warrants.
  4.7**     Form of Registration Rights Agreement for the Class B Warrants.
  4.10**    Form of Securities Purchase Agreement between the Company and the
            Shareholder Investors.
  4.11**    Form of Registration Rights Agreement between the Company and the
            Shareholder Investors.
  4.12**    Form of Securities Purchase Agreement between the Company and the
            Non-Shareholder Investors.
  4.13**    Form of Registration Rights Agreement between the Company and the
            Non-Shareholder Investors.
  5.1**     Opinion of Maples and Calder as to the validity of the securities being offered.
  8.1**     Opinion of Maples and Calder.
  8.2**     Opinion of Jones, Day, Reavis & Pogue.
 10.1**     Employment Agreement dated June 18, 1998 between the Company and
            Michael C. French.
 10.2**     Employment Agreement dated June 18, 1998 between the Company and
            Michelle L. Boucher.
 10.3**     Second Amended and Restated 1998 Stock Option Plan effective
            October 22, 1998.
 10.4**     Form of Stock Option Agreement in connection with 1998 Stock Option
            Plan.
 10.8**     Agreement dated June 30, 1998 between the Company and International
             Risk Management (Cayman) Ltd.
 10.9**     Amended and Restated Insurance Administration, Services and
             Referral Agreement dated as of October 1, 1998 between the Company and The Scottish Annuity Company (Cayman) Ltd.
 10.10**    Employment Agreement dated July 20, 1998 between the Company and
             Henryk Sulikowski.
 10.12**    Form of Indemnification Agreement between the Company and each of its directors and officers.
 10.13**    Investment Management Agreement dated October 22, 1998 between the
             Company and Pacific Investment Management Company.
 10.14**    Investment Management Agreement dated October 22, 1998 between the
             Company and General Re--New England Asset Management, Inc.
 10.15**    Agreement dated October 23, 1998 between the Company and Westport
            Partners (Bermuda), Ltd.
 10.16**    Investment Management Agreement dated October 22, 1998 between the
             Company and Prudential Investment Corporation.
 10.17**    Form of Omnibus Registration Rights Agreement.
 21.1**     Subsidiaries of Registrant.
 23.1**     Consent of Maples and Calder (contained in Exhibit 5.1).
 23.2**     Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.2).
 23.3*      Consent of Ernst & Young.
 23.4**     Consent of The Bernstein Law Firm (contained in Exhibit 99.10).
 24.1**     Powers of Attorney.
 99.1**     Consent of Michael Austin.

 99.3**     Consent of Howard Shapiro.
 99.4**     Form F-N.
 99.5**     Consent of Sam Wyly.
 99.6**     Consent of Charles J. Wyly, Jr.
 99.7**     Consent of David Matthews.
 99.8**     Consent of R. Duke Buchan III.
 99.9**     Consent of Robert M. Chmely.
 99.10**    Opinion of The Bernstein Law Firm with respect to certain state insurance regulatory matters.

--------
 *Filed herewith.

 **Previously filed.